UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Pioneer Natural Resources Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIONEER NATURAL RESOURCES COMPANY

5205 North O’Connor Boulevard

Suite 200

Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (“Pioneer” or the “Company”) will be held at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas 75039, on Thursday, May 19, 2016, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect thirteen directors, each for a term to expire at the 2017 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2016.

3.	To approve on an advisory basis named executive officer compensation.

4.	To approve the amendment and restatement of the Company’s 2006 Long-Term Incentive Plan (as so amended and restated, the “Amended LTIP”) to among other things, extend the term of the plan and increase the number of shares of the Company’s common stock reserved for delivery thereunder.

5.	To approve the eligible employees, business criteria and maximum annual per person compensation limits under the Amended LTIP to comply with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 24, 2016. If there are not sufficient votes represented for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

Beginning on or about April 7, 2016, the Company mailed a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) to its stockholders containing instructions on how to access the proxy statement and vote online, and the Company made proxy materials available to the stockholders over the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.cstproxyvote.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. If you received a paper copy of the proxy materials (which includes the proxy card), you may also vote by completing, signing and returning the paper proxy card by mail.

By Order of the Board of Directors,

Irving, Texas April 7, 2016	Thomas J. Murphy Corporate Secretary

General Information	1

Item One Election of Directors	4

Compensation of Directors	12

Corporate Governance	14
Corporate Governance Guidelines	14
Board Leadership Structure	15
Director Independence	16
Director Succession	18
Meetings and Committees of the Board	18
Board’s Role in Oversight of Risk Management	22
Attendance at Annual Meetings	23
Procedure for Directly Contacting the Board and Whistleblower Policy	23

Audit Committee Report	23

Compensation and Management Development Committee Report	25

Compensation Discussion and Analysis	26

Executive Compensation Tables	46
Summary Compensation Table	46
2015 Grants of Plan-Based Awards	48
Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table	49
2015 Outstanding Equity Awards at Fiscal Year End	51
2015 Option Exercises and Stock Vested	53
Pension Benefits	54
2015 Non-Qualified Deferred Compensation	54
Potential Payments upon Termination or Change in Control	56

Compensation Programs and Risk Considerations	64

Compensation and Management Development Committee Interlocks and Insider Participation	64

Security Ownership of Certain Beneficial Owners and Management	65

Section 16(a) Beneficial Ownership Reporting Compliance	66

Transactions with Related Persons	67

Item Two Ratification of Selection of Independent Registered Public Accounting Firm	68

Item Three Advisory Vote to Approve Named Executive Officer Compensation	69

Item Four Appproval of the Amendment and Restatement of the 2006 Long-Term Incentive Plan	70

Item Five Approval of the Eligible Employees, Business Criteria and Maximum Annual Per Person Compensation Limits under the Amended LTIP to Comply with the Stockholder Approval Requirements of Section 162(m) of the Code	83

Stockholder Proposals; Identification of Director Candidates	86

Solicitation of Proxies	90

Stockholder List	90

Annual Report and Other Information	90

Internet and Phone Voting	91

Appendix A	A1

PROXY STATEMENT

2016 Annual Meeting of Stockholders

GENERAL INFORMATION

The Board of Directors of the Company (the “Board”) requests your Proxy for the Annual Meeting of Stockholders that will be held Thursday, May 19, 2016, at 9:00 a.m. Central Time, at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas 75039. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by (i) delivering a written notice of the revocation to the Secretary of the Company at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039 no later than 5:00 p.m., Central Time on May 18, 2016, (ii) timely submitting a new Proxy electronically through the internet or by phone, (iii) signing and delivering to the Secretary of the Company at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039 a new Proxy with a later date no later than 5:00 p.m., Central Time on May 18, 2016, or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Company’s Secretary before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

Electronic Availability of Proxy Statement and Annual Report

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending the Notice on or about April 7, 2016, to its stockholders of record as of the close of business on March 24, 2016. This Notice includes (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access the Proxy, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank or nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.   If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record of those shares, and the Notice is being sent directly to you by the Company’s agent. If you are a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

Beneficial Owners.   If you hold your shares in a brokerage account or through a bank or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the Proxy Statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or voting instruction form for the Annual Meeting.

Quorum and Voting

Voting Stock.   The Company’s common stock is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote. An automated system that the Company’s transfer agent administers will tabulate the votes.

Record Date.   The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 24, 2016. As of the record date, 163,652,858 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments.   The presence, in person or by Proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting or the holders of a majority in voting power of the stock of the Company entitled to vote at the Annual Meeting who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, whether or not there is a quorum. No notice of the reconvened meeting is required to be given if the date, time and place are announced at the Annual Meeting unless the reconvened meeting is more than 30 days after the date for which notice was originally given. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum been present.

Effect of Broker Non-Votes and Abstentions; Vote Required.   If you are a beneficial owner whose shares are held of record by a broker or nominee, you will receive instructions from the broker or nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, it may vote your shares as it decides with respect to any matter for which it has discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which your broker or nominee does not have discretionary authority to vote unless it receives timely instructions from you. A broker non-vote results when a broker or nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or nominee should vote your shares and the broker or nominee indicates it does not have authority to vote such shares on its Proxy. Although broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, they will not be treated as entitled to vote or as votes cast, as applicable, with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will only be entitled to vote your shares in its discretion with respect to the ratification of the selection of the Company’s independent registered public accounting firm (Item 2).

Without voting instructions from you, the record holder will not be permitted to vote your shares with respect to the election of directors (Item 1), the advisory vote regarding executive compensation (Item 3), the proposal to approve the Amended LTIP (Item 4), and the proposal to approve the eligible employees, business criteria and maximum annual per person compensation limits under the Amended LTIP to comply with the stockholder approval requirements of Section 162(m) of the Code (Item 5). Your shares would therefore be considered “broker non-votes” with respect to these proposals.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

The Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) provide that the election of directors (Item 1) shall be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting, unless, as of the tenth day preceding the date that the Company first distributes its proxy materials for the Annual Meeting, the number of nominees exceeds the number of directors to be elected at the Annual Meeting, in which case the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. In order for a director nominee to be elected by the affirmative vote of a majority of the votes cast, the number of votes cast “For” the nominee must exceed the number of votes cast “Against” the nominee. Abstentions and broker non-votes will not be counted as votes cast either “For” or “Against” any nominee for director and will have no effect on the outcome of the vote for directors.

Ratification of the selection of the Company’s independent registered public accounting firm (Item 2) requires the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Because record holders have discretion to vote your shares on this proposal, there will be no broker non-votes.

The advisory vote to approve named executive officer compensation (Item 3) and the proposal to approve the Amended LTIP (Item 4) require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on these proposals and will have the same effect as a vote “Against” the proposals. The proposal to approve the eligible employees, business criteria and maximum annual per person compensation limits under the Amended LTIP to comply with the stockholder approval requirements of Section 162(m) of the Code (Item 5) requires the approval of the majority of the votes cast in accordance with regulations under Section 162(m). For purposes of Item 5, abstentions are not considered votes cast and do not affect the outcome of this proposal under Delaware law. Broker non-votes will have no effect on the outcome of the vote on any of these three proposals. While the advisory vote to approve named executive officer compensation is required by law, it will not be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation and Management Development Committee of the Board (the “Compensation Committee”) will take into account the outcome of the vote when considering future executive compensation decisions.

Default Voting.   A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

●	FOR the election of the thirteen persons named in this Proxy Statement as the Board’s nominees for election as directors.

●	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

●	FOR the advisory vote to approve named executive officer compensation.

●	FOR the approval of the amendment and restatement of the Company’s 2006 Long-Term Incentive Plan to, among other things, extend the term of the plan and increase the number of shares of the Company’s common stock reserved for delivery thereunder.

●	FOR the approval of the eligible employees, business criteria and maximum annual per person compensation limits under the Amended LTIP to comply with the stockholder approval requirements of Section 162(m) of the Code.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “401(k) Plan”) who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee how to vote those shares. The trustee will vote the shares in a participant’s 401(k) Plan account in accordance with the participant’s instructions or, if no instructions are received prior to 4:00 p.m., Central Time on May 16, 2016, the shares credited to that participant’s account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote those shares separately.

ITEM ONE

ELECTION OF DIRECTORS

Directors and Nominees

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the thirteen individuals named below for election as directors at the Annual Meeting, each of whom is currently serving as a director of the Company.

The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that all directors are to be elected annually. The Company’s Bylaws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” such nominee’s election in order for him or her to be elected to the Board. As a condition to being nominated, each nominee for director is required to submit an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast in an uncontested election and the Board decides to accept the resignation. If a nominee who is currently serving as a director does not receive a majority of the votes cast for his or her election, the Board will act on the tendered resignation within 90 days after the date of the certification of the election results. If the resignation is not accepted, the Board will publicly disclose its decision and its primary rationale, and the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the Board accepts the resignation, the Board may fill the vacancy in accordance with the Company’s Bylaws or may decrease the size of the Board.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

The table below sets forth certain information, as of the date of this Proxy Statement, regarding the Company’s director nominees. Following the table is additional biographical information regarding each nominee, including his or her principal occupations and business experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED

BELOW.

Name	Position and Offices	Age	Director Since
Edison C. Buchanan	Director	61	2002
Andrew F. Cates	Director	45	2009
Timothy L. Dove	Director; President and Chief Operating Officer	59	2013
Phillip A. Gobe	Director	63	2014
Larry R. Grillot	Director	69	2013
Stacy P. Methvin	Director	59	2013
Royce W. Mitchell	Director	61	2014
Frank A. Risch	Director	73	2005
Scott D. Sheffield	Chairman of the Board and Chief Executive Officer	63	1997
Mona K. Sutphen	Director	48	2015
J. Kenneth Thompson	Director	64	2011
Phoebe A. Wood	Director	62	2013
Michael D. Wortley	Director	68	2015

Edison C. Buchanan

Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices from 1981 to 1997. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. During 2000, Mr. Buchanan served as Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. Mr. Buchanan also served on the Board of Directors of MFA Financial, Inc. from March 2004 through May 2011. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University and a Master of Business Administration in Finance and International Business from Columbia University Graduate School of Business. The Board believes that Mr. Buchanan is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his financial education, his extensive experience of over twenty years in investment banking, and his management experience as a senior executive with a large institution.

Andrew F. Cates

Mr. Cates is the Managing Member of Value Acquisition Fund and Chief Executive Officer of RVC Outdoor Destinations, a developer and operator of outdoor resorts. He has acquired and asset managed commercial real estate throughout the United States within various entities, including Value Acquisition Fund, an acquisition, development, and asset management company that he founded in 2004. After starting his career in Dallas, Texas with Crow Family Holdings and Viceroy Investments, he became the Project Developer and founding Board Chairman of Soulsville, one of the largest inner city revitalization projects in the United States. In 2000, he began working with a team of civic and business leaders that attracted the Vancouver Grizzlies NBA franchise to Memphis, Tennessee in 2001. Mr. Cates also serves as a director of PICO Holdings, Inc., a diversified holding company, and on the board of the Myelin Repair Foundation. Mr. Cates earned a Bachelor of Business Administration in Finance at the

University of Texas. The Board believes that Mr. Cates is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his senior executive experience and experience in business operations and asset management, as well as evaluating investments.

Timothy L. Dove

Mr. Dove has served as the Company’s President and Chief Operating Officer since December 2004. He held the positions for the Company of Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove also served as President and Chief Operating Officer of the general partner of Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest”), which was a majority-owned subsidiary of the Company, from June 2007 through the Company’s acquisition of Pioneer Southwest in December 2013. Mr. Dove joined Parker & Parsley Petroleum Company, a predecessor of the Company (together with its predecessor companies, “Parker & Parsley”), in 1994 as a Vice President and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until the Company’s formation in August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology and received his Master of Business Administration from the University of Chicago. The Board believes that Mr. Dove is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his role as President and Chief Operating Officer of the Company, his experience as the former Chief Financial Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry.

Phillip A. Gobe

Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company and its subsidiaries. Mr. Gobe served as an independent director of the general partner of Pioneer Southwest from June 2009 through the Company’s acquisition of Pioneer Southwest in December 2013. He is also Lead Director and Chairman of the Compensation Committee of Scientific Drilling International, Inc., a privately held directional drilling and wellbore navigation, surveying and logging service company. Subsequent to his retirement in September 2007, Energy Partners, Ltd. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2009. Energy Partners, Ltd. emerged from bankruptcy in September of that same year. Mr. Gobe is a graduate of the University of Texas with a degree in history and earned his Master of Business Administration at the University of Louisiana in Lafayette. The Board believes that Mr. Gobe is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive senior management experience in the oil and gas industry.

Larry R. Grillot

Dr. Grillot served as the dean of the Mewbourne College of Earth and Energy at the University of Oklahoma from 2006 until his retirement from the university in June 2015. Dr. Grillot is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Society of Petroleum Engineers. Prior to his role at the University of Oklahoma, from 1973 until his retirement in

2003, Dr. Grillot worked for Phillips Petroleum Company in a variety of technical and managerial positions in exploration and production, including Manager of E&P Technology and Services, Upstream Technology and Project Development, Manager of International Exploration, President and Region Manager for Phillips Petroleum Canada Limited and Manager of E&P Planning. Dr. Grillot graduated from Mississippi State University with a Bachelor of Science degree in Physics and then earned master’s and doctoral degrees in geological sciences from Brown University. The Board believes that Dr. Grillot is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive technical experience as a geophysicist and his senior executive experience with a major integrated oil company.

Stacy P. Methvin

Ms. Methvin was Vice President, Refining Margin Optimization of Shell Oil Company (“Shell”) from 2011 until her retirement in 2012, and from 2009 until 2010, she was Vice President, Global Distribution of Shell. Ms. Methvin also held various other operational and management roles in the upstream, downstream and chemical businesses during her tenure at Shell and its subsidiaries that began in 1979, including President, Shell Louisiana E&P Company, President, Shell Deer Park Refining Company, President, Shell Pipeline Company LP, President, Shell Chemical LP, and Vice President, Strategy and Portfolio for the downstream business. Ms. Methvin also serves on the Board of Directors of the general partner of Magellan Midstream Partners, L.P., a master limited partnership engaged in the transportation, storage and distribution of refined petroleum products and crude oil, and as Vice Chair of Marquard & Bahls AG, a Hamburg, Germany-based company that operates in the fields of energy supply, trading and logistics. She also serves on the board of the Houston Zoo, and is a member of the finance and systems quality committee of the Board of Memorial Hermann Healthcare System and a trustee for the Springside Chestnut Hill Academy in Philadelphia. She has been an appointee on the Louisiana Governor’s Commission for Coastal Restoration and Protection since 2003. Ms. Methvin graduated from Princeton University with a Bachelor of Arts degree in Geological and Geophysical Sciences. The Board believes that Ms. Methvin is qualified to serve on the Board based on her experience and education, as summarized above, and particularly, her extensive executive experience in upstream, downstream and chemical businesses with a major integrated oil company.

Royce W. Mitchell

Mr. Mitchell has been an executive consultant, focusing on advising management and audit committees of exploration and production companies, since January 2005, except for the period from April 2008 through December 2008 when he served as Chief Financial Officer of Frac Tech Services, Ltd. Mr. Mitchell served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Key Energy Services, Inc. from January 2002 to January 2005. Before joining Key Energy Services, Inc., he was a partner with KPMG LLP from April 1986 through December 2001 specializing in the oil and gas industry. Mr. Mitchell served as an independent director and audit committee chairman of the general partner of Pioneer Southwest from April 2008 through the Company’s acquisition of Pioneer Southwest in December 2013. He received a Bachelor of Business Administration degree from Texas Tech University and is a certified public accountant. The Board believes that Mr. Mitchell is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive experience in accounting matters focused on the oil and gas industry, developed through experience with both an outside accounting firm and companies in the industry.

Frank A. Risch

Mr. Risch joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years. He retired in July 2004 as Vice President and

Treasurer (and principal financial officer) of Exxon Mobil Corporation. Mr. Risch is a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University and Financial Executives International, and is active in civic and community organizations, serving as Immediate Past Chairman and Life Trustee of the Board of the Dallas Theater Center; Chairman of the Board of Communities Foundation of Texas; a member of the Boards of the ATT Performing Arts Center and the Dallas Holocaust Museum; and an Emeritus Director of Dallas CASA (Court Appointed Special Advocates). Mr. Risch also served on the Board of Directors of the general partner of Susser Petroleum Partners LP, a master limited partnership, from September 2013 until its acquisition in August 2014. Mr. Risch holds a Bachelor of Science degree in Business Administration from Pennsylvania State University and a Master of Science degree in Industrial Administration from Carnegie Mellon University. The Board believes that Mr. Risch is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his extensive experience as an employee and executive in the oil and gas industry for almost 40 years, including his role, at the time of his retirement, as principal financial officer of Exxon Mobil Corporation.

Scott D. Sheffield

Mr. Sheffield has held the position of Chief Executive Officer (“CEO”) for the Company since August 1997 and assumed the position of Chairman of the Board of Directors (“Chairman”) for the Company in August 1999. He was President of the Company from August 1997 to November 2004. Mr. Sheffield also served as Chief Executive Officer and director from June 2007, and as Chairman of the Board from May 2008, of the general partner of Pioneer Southwest through the Company’s acquisition of Pioneer Southwest in December 2013. Mr. Sheffield was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley from January 1989 until the Company was formed in August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979, was promoted to Vice President - Engineering in September 1981, was elected President and a Director in April 1985, and became Parker & Parsley’s Chairman of the Board and Chief Executive Officer in January 1989. Before joining Parker & Parsley, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. Mr. Sheffield also serves as a director of Santos Limited, an Australian exploration and production company. Mr. Sheffield is a distinguished graduate of the University of Texas with a Bachelor of Science degree in Petroleum Engineering. The Board believes that Mr. Sheffield is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his role as CEO of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry. Mr. Sheffield’s severance agreement provides that his failure to be re-elected constitutes “good reason” under his severance agreement whether or not his resignation is accepted by the Board, which would entitle him to terminate his employment and receive the benefits described in the section below entitled “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

Mona K. Sutphen

Ms. Sutphen is a Partner at Macro Advisory Partners LLP, a consulting firm providing strategic advice in the areas of financial markets, geopolitics and government policy, and previously spent three years at UBS AG, a global financial institution, as Managing Director, covering geopolitical risk and macro-policy trends. From 2009 through 2011, she served as White House Deputy Chief of Staff for Policy for President Obama, working on a range of domestic and international policy and regulatory matters. Prior to that position, she was Managing Director at Stonebridge International, an international consulting firm, and from 1991 through 2000 was a career diplomat, serving on the staff of the National Security Council, the U.S. Mission to the United Nations and postings in Asia and Europe. Ms. Sutphen is a Member of the President’s Intelligence Advisory Board. She serves on the Boards of Drilling Info Holdings LLC, a privately held provider of information and analytic tools for energy companies, the International Rescue

Committee and Human Rights First. Ms. Sutphen is a member of the Council on Foreign Relations, a Trustee of Mount Holyoke College and is on the Advisory Board of the Center for Global Energy Policy at Columbia University. She is co-author of The Next American Century: How the US Can Thrive as Other Powers Rise, and holds a Bachelor of Arts degree from Mount Holyoke College and a Master of Science degree from the London School of Economics. The Board believes that Ms. Sutphen is qualified to serve on the Board based on her experience and education, as summarized above, and particularly, her extensive leadership and experience in the areas of macroeconomics, geopolitics, and governmental relations, policy and regulatory matters.

J. Kenneth Thompson

Mr. Thompson has served as the President and Chief Executive Officer of Pacific Star Energy LLC, a privately held oil and gas investment firm in Alaska, since September 2000, and as Managing Director of Alaska Venture Capital Group LLC, a privately held, family-owned oil and gas exploration company in which Pacific Star Energy LLC owns an interest, from December 2004 to December 2012. Mr. Thompson’s experience includes serving as Executive Vice President of Atlantic Richfield Company’s (“ARCO”) Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000, and President and Chief Executive Officer of ARCO Alaska, Inc., the parent company’s oil and gas producing subsidiary based in Anchorage, from June 1994 to January 1998. He also served as executive head of ARCO’s oil and gas research and technology center from 1993 to 1994. Mr. Thompson also serves as a director of Coeur d’Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property, Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, and Tetra Tech, Inc., an engineering consulting firm. Mr. Thompson received a Bachelor of Science degree in Petroleum Engineering from Missouri University of Science & Technology. The Board believes that Mr. Thompson is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his educational background in petroleum engineering and experience as a senior executive with a major integrated oil company and as a chief executive officer, which bring to the Board significant leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience.

Phoebe A. Wood

Ms. Wood has been a principal at CompaniesWood, a consulting firm specializing in early stage investments, since 2008. She was Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, from 2001 to 2006, and Vice Chairman and Chief Financial Officer from 2006 to 2008. Prior to Brown-Forman Corporation, Ms. Wood was Vice President, Chief Financial Officer and a Director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at ARCO from 1976 to 2000. Ms. Wood currently serves on the Boards of Directors of Coca-Cola Enterprises Inc., a major bottler and distributor of Coca-Cola products, Invesco Ltd., a global investment management company, and Leggett & Platt, Incorporated, a diversified manufacturer, as well as on the boards of trustees for the Gheens Foundation and the American Printing House for the Blind. Ms. Wood graduated from Smith College with an A.B. degree in Psychology and then earned a Master of Business Administration from the University of California Los Angeles. The Board believes that Ms. Wood is qualified to serve on the Board based on her experience and education, as summarized above, and particularly, her extensive experience as a financial executive, including in the oil and gas industry, and her experience on the boards and audit committees of a number of public companies.

Michael D. Wortley

Mr. Wortley is currently the Chief Legal Officer for Reata Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, and has practiced corporate law for over 35 years, focusing primarily on corporate governance matters, acquisitions and divestitures, public and private financings and securities law matters, including over 25 years in management positions. Mr. Wortley was a partner in the Dallas, Texas, office of Vinson & Elkins L.L.P. from 1995 to 2014 and served in various capacities, including Chief Operating Partner of the firm and Managing Partner of the Dallas office. Prior to joining Vinson & Elkins L.L.P., he was an attorney with Johnson & Wortley, P.C. (which prior to 1993 was known as Johnson & Swanson or Johnson & Gibbs) from 1978 to 1995 and served in various capacities, including President and Chairman of the Board. Mr. Wortley has also served on both for-profit public company boards and non-profit boards of trustees. He holds Bachelor of Arts and Juris Doctorate degrees from Southern Methodist University and a Master’s degree in Regional Planning from the University of North Carolina at Chapel Hill. The Board believes that Mr. Wortley is qualified to serve on the Board based on his experience and education, as summarized above, and particularly, his education in the law and his extensive experience of over 35 years as a corporate attorney, including advising boards of directors in the areas of corporate governance and significant financing transactions and acquisitions and divestitures.

Executive Officers

The following table sets forth certain information, as of the date of this Proxy Statement, regarding the Company’s executive officers. All of the Company’s executive officers serve at the discretion of the Board. There are no family relationships among any of the Company’s directors or executive officers.

Name	Position	Age

Scott D. Sheffield	Chairman of the Board and Chief Executive Officer	63
Timothy L. Dove	President and Chief Operating Officer	59
Mark S. Berg	Executive Vice President, Corporate/Operations	57
Chris J. Cheatwood	Executive Vice President, Business Development and Geoscience	55
Richard P. Dealy	Executive Vice President and Chief Financial Officer	50
J. D. Hall	Executive Vice President, Permian Operations	50
Kenneth H. Sheffield, Jr.	Executive Vice President, STAT, WAT and Corporate Engineering	55
Mark H. Kleinman	Senior Vice President and General Counsel	54
Margaret M. Montemayor	Vice President and Chief Accounting Officer	38

The biographical information for Messrs. Sheffield and Dove may be found above under “Directors and Nominees.”

Mark S. Berg. Mr. Berg was elected the Company’s Executive Vice President and General Counsel in April 2005, serving in those capacities until January 2014, at which time he assumed broader executive responsibilities, most recently being elected to serve as Executive Vice President, Corporate/Operations in August 2015. Mr. Berg also served as Executive Vice President, General Counsel and Assistant Secretary of the general partner of Pioneer Southwest from June 2007 through the Company’s acquisition of Pioneer Southwest in December 2013. Prior to joining the Company, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2002. Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary. He served in that capacity from May 2002 through April 2004. Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P. He was a partner with the firm from 1990 through 1997. Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Tulane University in 1980. He earned his Juris Doctorate with honors from the University of Texas School of Law in 1983.

Chris J. Cheatwood. Mr. Cheatwood was elected the Company’s Executive Vice President, Business Development and Geoscience in November 2011. Mr. Cheatwood had previously served the Company as Executive Vice President, Business Development and Technology since February 2010, as Executive Vice President, Geoscience from November 2007 until February 2010, as Executive Vice President - Worldwide Exploration from January 2002 until November 2007, as Senior Vice President – Worldwide Exploration from December 2000 to January 2002, and as Vice President - Domestic Exploration from July 1998 to December 2000. Mr. Cheatwood also served as an Executive Vice President of the general partner of Pioneer Southwest from June 2007 through the Company’s acquisition of Pioneer Southwest in December 2013. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corporation. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

Richard P. Dealy. Mr. Dealy was elected the Company’s Executive Vice President and Chief Financial Officer in November 2004. Mr. Dealy held positions for the Company as Vice President and Chief Accounting Officer from February 1998 to November 2004, and Vice President and Controller from August 1997 to January 1998. Mr. Dealy also served as Executive Vice President, Chief Financial Officer, Treasurer and Director of the general partner of Pioneer Southwest from June 2007 through the Company’s acquisition of Pioneer Southwest in December 2013. Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1996, in which position he served until August 1997. He is a Certified Public Accountant, and before joining Parker & Parsley, he was employed by KPMG LLP. Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

J. D. Hall. Mr. Hall was elected Executive Vice President, Permian Operations, in August 2015. Mr. Hall had previously held positions for the Company as Executive Vice President, Southern Wolfcamp Operations from August 2014 to August 2015, Senior Vice President, South Texas Operations from June 2013 to August 2014, Vice President, South Texas Operations from February 2013 to June 2013, Vice President, South Texas Asset Team from September 2012 to February 2013, and Vice President, Eagle Ford Asset Team from January 2010 to September 2012. Prior to his positions in South Texas, he was the Operations Manager in Alaska from January 2005 to January 2010. He previously held several other positions with the Company, including managing offshore, onshore and international projects. He began his career with a predecessor company, MESA, Inc. (“MESA”), in 1989. He has a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and is a Registered Professional Engineer in Texas.

Kenneth H. Sheffield, Jr. Mr. Sheffield was elected as Executive Vice President, STAT (the Company’s South Texas Asset Team), WAT (the Company’s Western Asset Team) and Corporate Engineering in August 2015. Mr. Sheffield has previously served the Company in a number of executive positions, including Executive Vice President, South Texas Operations from August 2014 to August 2015, Senior Vice President, Operations and Engineering from June 2013 to August 2014, Vice President, Corporate Engineering from November 2011 to June 2013, and President of the Company’s Alaska subsidiary from September 2002 to November 2011. Mr. Sheffield joined MESA in June 1982 and held a number of supervisory and technical positions with MESA in the areas of drilling, production, reservoir engineering and acquisitions until being promoted to Vice President Acquisitions & Development in 1996. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering.

Mark H. Kleinman. Mr. Kleinman was elected Senior Vice President and General Counsel in January 2014. He also held the positions of Corporate Secretary from June 2005 through August 2015, Vice President from May 2006 until January 2014 and Chief Compliance Officer from May 2006 until May 2013. Mr. Kleinman also served as Vice President and Secretary of the general partner of Pioneer Southwest from June 2007 until April 2008, and as its Vice President and Chief Compliance Officer from April 2008 through the Company’s acquisition of Pioneer Southwest in December 2013. Prior to joining the Company, Mr. Kleinman was Vice President and General Counsel of Inet Technologies, Inc., a communications software provider, from 2000 until its acquisition in 2004, and Assistant General Counsel of Sterling Software, Inc., a computer software provider, from 1996 until its acquisition in 2000. Mr. Kleinman earned a Bachelor of Arts degree in Government from the University of Texas and graduated, with honors, from the University of Texas School of Law.

Margaret M. Montemayor. Ms. Montemayor was elected the Company’s Vice President and Chief Accounting Officer in March 2014. Ms. Montemayor had previously served the Company as Vice President and Corporate Controller since January 2014, Corporate Controller from April 2012 to December 2013, and Director of Technical Accounting and Financial Reporting from June 2010 to March 2012. Prior to joining the Company, Ms. Montemayor served as Manager at PricewaterhouseCoopers LLP since June 2006. Ms. Montemayor graduated from St. Mary’s University in San Antonio, Texas with a Bachelor of Business Administration degree in Accounting and a Master of Business Administration.

COMPENSATION OF DIRECTORS

2015 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during 2015.

Name (a)	Fees Earned or Paid in Cash (1)($) (b)	Stock Awards (2) ($) (c)	All Other Compensation (3) ($) (g)	Total ($) (h)
Current Directors
Edison C. Buchanan	$ 50,025	$ 219,053	$ 7,058	$
Andrew F. Cates	$ 50,108	$ 205,286	$ -	$
Phillip A. Gobe	$ 50,108	$ 205,286	$ 228	$
Larry R. Grillot	$ 50,108	$ 205,286	$ 1,250	$
Stacy P. Methvin	$ 50,025	$ 219,053	$ 5,000	$
Royce W. Mitchell	$ 50,108	$ 205,286	$ -	$
Frank A. Risch	$ 50,025	$ 219,053	$ -	$
Mona K. Sutphen (4)	$ 12,630	$ 295,705	$ -	$
J. Kenneth Thompson	$ 50,306	$ 227,925	$ 1,477	$
Phoebe A. Wood	$ 50,108	$ 205,286	$ 5,000	$
Michael D. Wortley (4)	$ 12,630	$ 295,705	$ -	$
Former Directors
Charles E. Ramsey, Jr. (5)	$ 25,000	$ -	$ 5,000	$
Jim A. Watson (5)	$ 25,000	$ -	$	$

(1)	As noted below, the elements of compensation for the Company’s non-employee directors are a cash annual base retainer fee of $50,000 plus an annual award of restricted stock units (“RSUs”), the amount of which varies for directors serving as Lead Director or the chair of a standing committee. A portion of the amounts included in this column represent cash received in lieu of fractional RSUs that vested during 2015 and were not deferred.
(2)

Stock awards represent the aggregate grant date fair value attributable to RSU awards granted in 2015, determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 (“FASB ASC 718”). Accordingly, the Company valued its RSU awards based on the market-quoted closing price of the Company’s common stock on the last trading day prior to the grant date of the awards. Additional detail regarding the Company’s share-based awards is included in Note H of Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2015, totaled (i) 672 shares for Mr. Cates; (ii) 716 shares for Messrs. Buchanan and Risch; (iii) 1,126 shares for Messrs. Gobe and Mitchell; (iv) 1,006 shares for Dr. Grillot, and Ms. Wood; (v) 1,050 shares for Ms. Methvin; (vi) 746 shares for Mr. Thompson; and (vii) 1,763 shares for Ms. Sutphen and Mr. Wortley. In accordance with director elections, shares for which vesting services had been performed but for which share issuance has been deferred totaled 22,857 for Mr. Buchanan, 4,417 for Mr. Watson, 1,661 for Messrs. Gobe and Mitchell, 1,796 for Dr. Grillot; 377 for Ms. Sutphen and Mr. Wortley, and 3,587 for Ms. Wood as of December 31, 2015. The Company did not issue to the directors any options to purchase the Company’s common stock during 2015, and the directors did not hold any unexercised stock options as of December 31, 2015.

(3)	Amounts reported in the All Other Compensation column consist of certain travel and entertainment costs of directors and their spouses (if applicable) related to attendance at Board or committee meetings or director education seminars, and, in the case of the following directors, the amounts indicated, which represent a matching contribution made by the Company under its Matching Gifts to Educational Institutions Policy: Mr. Buchanan, $5,000; Dr. Grillot, $1,250; Ms. Methvin, $5,000; Ms. Wood, $5,000; and Mr. Ramsey, $5,000.
(4)	Ms. Sutphen and Mr. Wortley joined the Board in June 2015.
(5)	Messrs. Ramsey and Watson ceased to serve on the Board effective as of the 2015 Annual Meeting.

General

The elements of compensation for the Company’s non-employee directors for the 2015-2016 director year, which began as of the 2015 Annual Meeting, are as follows:

●	Each non-employee director received a cash annual base retainer fee of $50,000.
●	Each non-employee director received an annual grant of RSUs, valued at $225,000 based on the methodology described below.
●	The Lead Director received an additional annual retainer of $25,000, and the chairs of the Audit Committee, Compensation Committee and Health, Safety and Environment Committee each received an additional annual retainer of $15,000, in each case, payable in the form of RSUs.

All of the RSUs received in payment of non-employee directors’ annual fees vest quarterly on a pro rata basis during the director year, and the price that is used to calculate the number of RSUs granted is based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders. The vesting of ownership and the lapse of transfer restrictions on RSUs awarded to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

Unless a deferral election is made, RSUs are paid in shares of the Company’s common stock promptly following the vesting date. Non-employee directors may elect to defer settlement of their RSUs until the earliest to occur of (i) the one-year anniversary of the director’s retirement, resignation, or removal from the Board, (ii) a date certain that the director specifies, (iii) the director’s death or (iv) a change in control of the Company.

In July 2015, in connection with their initial election to the Board, each of Ms. Sutphen and Mr. Wortley received grants of (i) RSUs valued at $168,750 as the pro rata portion of the normal annual grant of RSUs for directors, and (ii) RSUs valued at $150,000 as a one-time grant. The RSUs covered by these one-time grants are subject to vesting and transfer restrictions that lapse with respect to one third of the shares each year following the grant over a three year period. Retirement before the third anniversary of the grant results in pro rata vesting, and vesting is accelerated in full in the event of the death or disability of the director or a change in control of the Company.

Additionally, non-employee directors are (i) eligible to participate in the Company’s Matching Gifts to Educational Institutions Policy, pursuant to which the Company will match up to $5,000 of eligible contributions to a qualifying educational institution each year, (ii) provided information technology support by the Company, and (iii) reimbursed for travel and certain other related expenses to attend meetings of the Board or its committees and director education seminars and for the cost of certain trade publications. No additional fees are paid for attendance at Board or committee meetings. In those instances when a director’s spouse accompanies the director to Board or committee meetings or director education seminars, the Company reimburses the director for the cost of the spouse’s travel and certain related expenses.

Mr. Sheffield, the Company’s CEO, and Mr. Dove, the Company’s President and Chief Operating Officer, do not receive additional compensation for serving on the Board.

The Compensation Committee’s practice is to review with its independent compensation consultant the compensation program for the Company’s non-employee directors each year at its regularly scheduled November meeting. To assist in this process, the Committee engages the consultant to conduct a full benchmarking study of the Company’s program and the programs of the Company’s peers every other year, using the same peer companies as those used in connection with benchmarking executive compensation. The full benchmarking study was most recently conducted in November 2014, and indicated that the Company’s compensation program for non-employee directors was well below the median of the peer group, but the Committee determined not to recommend an increase in the program at that time in light of declining commodity prices. In November 2015, the Committee reviewed the program with its independent compensation consultant and determined that, based on a review of the peer companies’ 2015 proxy statements, the Company’s compensation program continued to be below the median of the peer group, but again the Committee determined not to recommend an increase in the program in light of commodity prices continuing to be low.

Stock Ownership Guidelines for Non-Employee Directors

To support the Company’s commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value equal to at least ten times the cash annual base retainer fee of $50,000. The non-employee directors have three years after joining the Board to meet this guideline. Directors are required to retain all shares of common stock acquired upon the vesting of RSUs, other than sales to satisfy tax obligations, until the ownership guideline is reached. In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual’s holdings. All non-employee directors are in compliance with this ownership guideline.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:

●	Role and functions of the Board and its Lead Director

●	Qualifications and independence of directors

●	Size of the Board and director selection process

●	Committee functions and independence of committee members

●	Meetings of non-employee directors

●	Self-evaluation of the Board and its committees

●	Ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.pxd.com/about/governance)

●	Reporting of concerns about the Company’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, directly to any director, the Board, the Lead Director or the Audit Committee

●	Compensation of the Board and stock ownership requirements

●	Succession planning and annual compensation review of senior management

●	Directors’ access to senior management and to independent advisors

●	New director orientation

●	Continuing director education

●	Review and approval of related person transactions

The Company’s Corporate Governance Guidelines are posted on the Company’s website at www.pxd.com/about/governance. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership Structure

Mr. Sheffield was first elected CEO of the Company in 1997 and Chairman of the Company in 1999, and has been re-elected to those positions each year since 1999. Mr. Sheffield also served as the Chairman of the Board and Chief Executive Officer of Parker & Parsley, a predecessor of the Company, from January 1989 until the formation of the Company in 1997.

The Board believes that at present the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, Mr. Sheffield is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

To maintain a strong and independent board, all directors of the Company, other than Messrs. Sheffield and Dove, are “independent” as described in more detail below. In addition, the Company’s Corporate Governance Guidelines provide that if the Chairman is also the Chief Executive Officer, or if the Chairman is otherwise not independent, the Board shall have a Lead Director, who is to be an independent director designated by the Nominating and Corporate Governance Committee, which is composed entirely of independent directors, from among the independent members of the Board, and who will serve as the chair of the Nominating and Corporate Governance Committee.

Mr. Thompson has served as Lead Director of the Board since May 2015, succeeding the prior independent Lead Director who had served in that role since 2002 until his retirement from the Board. The Lead Director provides, in conjunction with the Chairman, leadership and guidance to the Board, and also:

●	presides at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, and has the authority to call such executive sessions;

●	in consultation with the Chairman and Corporate Secretary, approves the agenda and meeting schedules for each meeting of the Board, taking into account suggestions of other directors;

●	coordinates the nature, quality, quantity and timeliness of, and is authorized to approve, information sent to the Board in advance of meetings;

●	serves as liaison between the Chairman and the independent directors, although all of the independent directors have complete and open access to the Chairman and all members of management; and

●	serves as the Board’s contact for direct employee and stockholder communications with the Board.

In addition, all directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company’s Corporate Governance Guidelines.

The Board’s independent directors regularly meet in executive session without the presence of any members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team.

The Company’s governing documents allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Although the Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that, at the present time, the current arrangement of having the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board composed of strong and independent directors, best serves the interests of the Company and its stockholders.

Director Independence

Each year, the Board assesses the independence of its directors. In making this assessment, the Board uses the independence standards of the NYSE corporate governance rules for determining whether directors are independent, and additionally considers the rules of the SEC and the NYSE in determining independence for Audit Committee and Compensation Committee members. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE and SEC.

The Board has assessed the independence of each director and each nominee for director under the independence standards of the NYSE and affirmatively determined that all of the Board’s non-employee directors (Messrs. Buchanan, Cates, Gobe, Mitchell, Risch, Thompson and Wortley, Dr. Grillot and Mses. Methvin, Sutphen and Wood) are independent. The Board also determined that Messrs. Ramsey and Watson, two non-employee directors who retired from the Board in May 2015, were independent. In connection with its assessment of the directors’ independence, the Board reviewed the facts and circumstances of certain of the directors’ roles as independent directors of companies that have a business relationship as a vendor or service provider to the Company in the ordinary course of business. In each such case, the Board concluded that the director is an independent director because his or her role at the other company is limited to that of an independent director, and the amount of business done between the Company and the other company is immaterial to both entities (less than two percent of revenues). This was applicable to Mr. Gobe’s role as an independent director of Scientific Drilling International, Inc., a privately owned company that provides directional drilling services and other related technology services to the Company; Ms. Methvin’s role as an independent director of the general partner of Magellan Midstream Partners, L.P., which owns the Longhorn crude oil pipeline on which the Company is a shipper; Ms. Sutphen’s role as an independent director of Drilling Info Holdings LLC, a privately owned company that publishes an industry information service to which the Company subscribes; and Mr. Thompson’s role as an independent director of Alaska Air Group, Inc., a publicly owned airline company, and Tetra Tech, Inc., an engineering consulting firm that provides services to the Company. In addition, prior to Ms. Sutphen’s appointment to the Board in June 2015, the Board reviewed the facts and circumstances regarding (i) the position of her brother, David Sutphen, as a partner with Brunswick Group (“Brunswick”), a leading business communications firm with 23 offices in 14 countries that provided advisory services to the Company in 2015, and (ii) the services Ms. Sutphen’s consulting company provided to a law firm during 2015 in connection with that firm’s services to Producers for American Crude Oil Exports (“PACE”), which was an ad hoc group of energy companies formed to advocate for lifting the ban on United States oil exports, and Pioneer was among its members. The Board concluded that Ms. Sutphen is an independent director because she had no role at or interest in Brunswick, and the amount of business done between the Company and Brunswick was immaterial to both Brunswick and the Company (less than one percent of the Brunswick’s gross revenues for 2014, the last full year prior to the assessment). With regard to PACE, the Board noted, among other facts, that Ms. Sutphen’s company was engaged directly by the law firm pursuant to general budget authority PACE was granted prior to the engagement, her fees were not being passed through to Pioneer (and in any event, on a percentage basis, Pioneer’s share of the payments were expected to be less than $15,000), and PACE’s management was led by an unaffiliated company. Both the Company’s engagement of Brunswick and Ms. Sutphen’s work on behalf of PACE terminated in 2015. Prior to Mr. Wortley’s appointment to the Board in June 2015, the Board reviewed the facts and circumstances of Mr. Wortley’s former position as a partner in the law firm of Vinson & Elkins L.L.P. Mr. Wortley had retired as a partner from the law firm on December 31, 2014, and remained as an employee (of counsel) through March 31, 2015. He currently has no role at the firm. The Board concluded that Mr. Wortley is an independent director because his role at the firm had terminated and he no longer has any interest in amounts paid by the Company to the firm, and the amount of business done between the Company and the firm was immaterial to the Company and to the firm (less than one percent of the firm’s gross revenues for 2014, the last full year prior to the assessment).

In connection with its assessment of the independence of each non-employee director, the Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

In connection with its independence assessment, the Board also determined that each member of the Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Compensation Committee. Those standards require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee, including the source of his or her compensation and whether he or she is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Director Succession

The Board does not believe that it is appropriate to impose arbitrary term limits on directors’ service, and currently the Board does not have a mandatory retirement age. Directors who have served on the Board for an extended period of time provide valuable insight based on their experience with and understanding of the Company’s mission, strategies and objectives and the challenges faced by the Company in the oil and gas industry, particularly given the industry’s cyclical nature.

Each year the Board undergoes a self-evaluation process led by the Lead Director. The process includes an evaluation of the current directors, as well as an evaluation of the Board in terms of the experience of its members in the key technical, professional, business, financial, regulatory, legal and other areas needed to lead a large U.S. independent oil and gas company.

Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. For example, following the Annual Meeting of Stockholders in 2009, the Board was composed of ten directors, nine of whom were independent, including three directors who were newly elected to the Board at that time. Since that meeting:

●	Six of the nine independent directors serving following the 2009 Annual Meeting have resigned or retired.

●	The membership of the Board has been expanded to thirteen directors, eleven of whom are independent.

●	Nine new directors have been named to the Board, eight of whom are independent, including directors who bolster the Board’s diversity and experience and knowledge in the areas of oil and gas engineering and operations, geology, the midstream and downstream segments of the energy industry, macroeconomics, geopolitics, governmental relations and regulatory matters, safety, accounting, law and corporate governance.

●	The Lead Director and the chair of the Audit Committee have changed, and a new Health, Safety and Environment Committee has been established. Four of the new independent directors serve on the Audit Committee, three serve on the Compensation Committee, and three serve on the Nominating and Corporate Governance Committee.

If all of the nominees are elected to the Board, following the Annual Meeting, the average tenure of the independent directors will be five years.

Meetings and Committees of the Board

The Board held eleven meetings during 2015, and its independent directors met in executive session four times during 2015. During 2015, each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environment Committee. The Board has also formed an ad hoc reserves committee to assist the Board in overseeing the Company’s reporting of proved reserves.

Audit Committee. The Audit Committee assists the Board with its responsibilities relating to the oversight of the Company’s internal controls, financial statements and the audit process, including among other responsibilities:

●	overseeing:

¡	the integrity of the Company’s financial statements;

¡	the Company’s accounting, disclosure and financial reporting processes and its accounting policies and practices;

¡	the Company’s compliance with legal and regulatory requirements;

¡	the independent auditor’s qualifications and independence;

¡	the performance of the Company’s internal audit function; and

¡	the performance of the Company’s systems of internal controls;

●	reviewing and appraising the audit efforts of the Company’s independent auditors and internal auditors and, where appropriate, replacing the independent auditors or internal auditors; and

●	providing an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board.

The Chief Financial Officer works with the Audit Committee chairperson to prepare an agenda for regularly scheduled meetings, but the Audit Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. As a part of its effort to foster open communications, the Audit Committee Charter provides that the Audit Committee is to meet at least annually with management, the internal auditors and the independent auditors in separate executive sessions. As a matter of practice, the Audit Committee holds these executive sessions throughout the year. In addition, representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, are present at all regularly scheduled quarterly meetings of the Audit Committee. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the Audit Committee Charter that is posted on the Company’s website at www.pxd.com/about/governance.

The members of the Audit Committee are Messrs. Risch (Chair), Mitchell and Wortley, Dr. Grillot and Ms. Wood. The Audit Committee held eight meetings during 2015.

Financial Literacy of Audit Committee and Designation of Financial Experts. In 2015, the Board evaluated the members of the Audit Committee for financial literacy and the attributes of an audit committee financial expert as defined by the SEC. The Board determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Messrs. Mitchell and Risch and Ms. Wood) meet the SEC’s definition of audit committee financial expert.

Compensation and Management Development Committee. The Compensation Committee assists the Board with its responsibilities relating to executive compensation and management development and succession, including among other responsibilities:

●	reviewing and approving the compensation of the Company’s executive officers, including the individual elements of the total compensation of the CEO;

●	monitoring the Company’s overall employee compensation and benefits philosophy and strategy;

●	administering the Company’s employee and executive benefit plans;

●	periodically reviewing and recommending to the full Board total compensation for each non-employee director for services as a member of the Board and its committees;

●	overseeing the Company’s succession planning for the CEO and other executive officers;

●	overseeing the Company’s management development activities; and

●	conducting an annual review of the CEO’s performance and discussing the CEO’s review of the other executive officers’ performance.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Discussion and Analysis” included herein and also in the Compensation Committee Charter, which is posted on the Company’s website at www.pxd.com/about/governance.

The Vice President and Chief Human Resources Officer of the Company, or such other officer as may from time to time be designated by the Compensation Committee, acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings. The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. The CEO makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers’ performance; however, the Compensation Committee makes all final decisions regarding the executive officers’ compensation.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2015, the Compensation Committee engaged the services of Meridian Compensation Partners LLC (“Meridian”). The terms of Meridian’s engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Among the services Meridian performed were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of executive compensation; providing an evaluation of the competitiveness of the Company’s executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company’s incentive compensation programs, including metric selection and target setting and the design and administration of the Company’s performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analyses as requested by the Compensation Committee from time to time. Meridian does not provide any services to the Company other than its services to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

The members of the Compensation Committee are Messrs. Buchanan (Chair), Cates, Gobe and Thompson, and Ms. Methvin. The Compensation Committee held six meetings during 2015.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee assists the Board with its responsibilities relating to its composition and corporate governance, including among other responsibilities:

●	reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines, and recommending to the Board any necessary modifications to those guidelines;

●	identifying and evaluating nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings;

●	recommending committee members and structure;

●	reviewing related person transactions that the rules of the SEC require be disclosed in the Company’s Proxy Statement, and making a recommendation to the Board regarding the initial authorization or ratification of any such transactions;

●	advising the Board about, and developing and recommending to the Board, appropriate corporate governance principles and practices and assisting the Board in implementing those practices; and

●	overseeing the evaluation of the Board.

Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the Nominating and Corporate Governance Committee Charter that is posted on the Company’s website at www.pxd.com/about/governance. Please see “Stockholder Proposals; Identification of Director Candidates - Director Nominations” for a discussion of the Nominating and Corporate Governance Committee’s process and criteria for the selection of candidates for nomination to the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Thompson (Chair), Buchanan, Cates, Risch and Wortley, and Ms. Wood. The Nominating and Corporate Governance Committee held four meetings during 2015.

Health, Safety and Environment Committee. The Health, Safety and Environment Committee assists the Board in its oversight of the Company’s health, safety and environmental (“HSE”) practices, including among other responsibilities:

●	providing oversight for the Company’s HSE practices;

●	monitoring management’s efforts in creating a culture of continuous improvement in the Company’s HSE practices;

●	reviewing the Company’s HSE performance, including working with management to establish HSE goals and objectives, and communicating the Committee’s evaluation of the Company’s HSE performance to the Board’s Compensation Committee as appropriate;

●	reviewing the Company’s management of current and emerging HSE issues, including trends in legislation and proposed regulations affecting the Company; and

●	receiving reports from management regarding, and providing oversight for, the HSE aspects of the Company’s sustainable development program.

The Health, Safety and Environment Committee’s principal responsibility is one of oversight, as the Company’s management is responsible for execution of the Company’s goal to comply with applicable laws and regulations relating to HSE protection.

Additional information regarding the functions performed by the Health, Safety and Environment Committee and its membership is set forth in the in the Health, Safety and Environment Committee Charter that is posted on the Company’s website at www.pxd.com/about/governance.

The members of the Health, Safety and Environment Committee are Ms. Methvin (Chair), Messrs. Gobe and Mitchell, Dr. Grillot and Ms. Sutphen. The Health, Safety and Environment Committee held four meetings during 2015.

Board’s Role in Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example:

●	the Board oversees the long-term strategic direction of the Company, and in doing so periodically reviews the Company’s strategic plans, the principal issues and risks that the Company may face and management’s efforts to monitor and mitigate those risks;

●	the Board receives periodic presentations from management regarding significant areas of operational risk and efforts to mitigate those risks;

●	the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

●	the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures or entering into material contracts and transactions exceeding that authority; and

●	the Board reviews management’s capital spending plans, approves the Company’s capital budget after reviewing projected investment returns, and requires that management present for Board review significant departures from those plans.

The Audit Committee of the Board is responsible for overseeing the Company’s assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure. Management and the Company’s external and internal auditors report regularly to the Audit Committee on those subjects.

The Nominating and Corporate Governance Committee is responsible for overseeing risks that may arise in connection with the Company’s governance structures and processes, including Board and committee composition and succession planning, director independence, and the Company’s charitable contributions, political spending and lobbying activities.

The Health, Safety and Environment Committee of the Board provides oversight for the Company’s HSE practices and monitors management’s efforts in creating a culture of safety and environmental stewardship.

In addition, the ad hoc reserves committee of the Board periodically meets with the executives and employees of the Company responsible for overseeing the Company’s proved reserves estimates to assist the Board in its oversight of the risks related to the Company’s disclosure of proved reserves.

The Company believes that its leadership structure supports the risk oversight function of the Board. While the Company currently has combined the role of Chairman and CEO, strong, independent directors chair the Board committees involved with risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. All of the then-serving directors attended the 2015 Annual Meeting of Stockholders held on May 20, 2015.

Procedure for Directly Contacting the Board and Whistleblower Policy

The means for stockholders and any other interested parties to directly contact the Board (including the Lead Director) has been established and is published on the Company’s website at www.pxd.com/about/governance. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud; (iii) violations of law, Company policy or the Company’s Code of Business Conduct and Ethics; or (iv) other concerns that should be brought to the attention of the Company’s independent directors. All complaints and concerns are received and processed by the Company’s Corporate Secretary’s Office. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters are referred to the Audit Committee and other concerns are referred to the Lead Director. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person (if known) providing the information in connection with government or private legal actions and in some other circumstances. The Company’s policy is not to take any adverse action, and to not tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee’s purpose is to assist the Board with its responsibilities relating to the oversight of the Company’s internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the NYSE and the SEC applicable to members of the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company’s internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2015 with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight in Rule 3200T, and any other applicable accounting and auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Respectfully submitted by the Audit Committee of the Board of Directors,

Frank A. Risch, Chair

Larry R. Grillot

Royce W. Mitchell

Phoebe A. Wood

Michael D. Wortley

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference to such filing.

During the last fiscal year, and this year in preparation for the filing of this Proxy Statement with the SEC, the Compensation and Management Development Committee of the Board of Directors:

●	reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management as required by Item 402(b) of Regulation S-K; and

●	based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted by the Compensation and Management Development Committee of the Board of Directors,

Edison C. Buchanan, Chair

Andrew F. Cates

Phillip A. Gobe

Stacy P. Methvin

J. Kenneth Thompson

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for the Company’s CEO, Chief Financial Officer and three other most highly compensated executive officers for 2015 (the “NEOs”) and to discuss how the 2015 compensation package for these executives was determined. Following this discussion are tables that include compensation information for the NEOs. The NEOs for 2015 are as follows:

●	Scott D. Sheffield, Chairman and CEO;

●	Timothy L. Dove, President and Chief Operating Officer;

●	Mark S. Berg, Executive Vice President, Corporate/Operations;

●	Chris J. Cheatwood, Executive Vice President, Business Development and Geoscience; and

●	Richard P. Dealy, Executive Vice President and Chief Financial Officer.

Executive Summary

Company Compensation Philosophy and Components

The Company’s executive compensation program is designed to emphasize “pay for performance.” The three main components of the executive compensation program, each of which generally is targeted at the median level of the Company’s peer group, are:

●	Base salary – fixed cash compensation component (for 2015, represented approximately eight percent of the CEO’s total compensation, and approximately 12 percent of the other NEOs’ total compensation)
●	Annual cash bonus – variable cash payout based on Company and individual performance (for 2015, represented approximately eleven percent of the CEO’s total compensation, and approximately 13 percent of the other NEOs’ total compensation)
●	Long-term incentive plan awards – variable stock-based payout based on the performance of the Company’s common stock over a three-year period, with the opportunity to realize substantially more or less than the initial award (for 2015, represented approximately 80 percent of the CEO’s total compensation, and approximately 73 percent of the other NEOs’ total compensation)

Company Performance

Highlights of the Company’s 2015 performance included:

●	realizing significant capital efficiency gains in the Spraberry/Wolfcamp area as evidenced by (i) reducing the average cost per lateral foot to drill and complete horizontal wells in the Wolfcamp B interval of the northern Spraberry/Wolfcamp area by 30 percent between the fourth quarter of 2014 and the fourth quarter of 2015 and (ii) during this same period, improving the average well productivity for these same Wolfcamp B interval wells over their first 90 days of production by 50 percent as a result of the Company’s completion optimization program;
●	maintaining a strong balance sheet, with $1.4 billion of cash and cash equivalents at year end, including proceeds from the successful issuance of $500 million of 3.45% Senior Notes due 2021 and $500 million of 4.45% Senior Notes due 2026 in December to fund the repayment of senior notes maturing in 2016 and 2017;

●	completing the sale of the Company’s 50.1 percent equity interest in its non-core Eagle Ford Shale midstream business, EFS Midstream LLC, for total cash proceeds to the Company of approximately $1.0 billion; $530 million was received in July 2015 with the remaining $500 million to be received in July 2016;
●	receiving $875 million in cash proceeds during the year from the Company’s oil and gas derivatives positions;
●	producing an average of 204,000 barrels oil equivalent per day (“MBOEPD”), an increase of 22 MBOEPD, or 12 percent, compared to 2014 (reflects Alaska, Barnett Shale and Hugoton divestures in 2014 as discontinued operations); oil production grew by 18,000 barrels per day (“MBPD”), or 21 percent, on a comparable basis; oil production represented 52 percent of total production in 2015 compared to 48 percent in 2014; this strong annual production growth was primarily driven by the Company’s continued successful Spraberry/Wolfcamp horizontal drilling program in the Permian Basin of West Texas;
●	adding proved reserves of 210 million barrels oil equivalent (“MMBOE”) from discoveries, extensions and technical revisions of previous estimates (excludes negative price revisions of 269 MMBOE resulting from lower oil and gas prices in 2015 compared to 2014 and reserves added from acquisitions of 1 MMBOE); the substantial reserve additions in 2015 were primarily due to (i) the continued successful execution of Pioneer’s horizontal drilling program in the Spraberry/Wolfcamp and (ii) improved well performance and reduced costs in the Spraberry/Wolfcamp, Raton and West Panhandle;
●	delivering this strong production growth and low-cost reserve replacement despite a reduction in the Company’s average horizontal rig count from 36 rigs in 2014 to 20 rigs in 2015 in response to the almost 50 percent drop in the average price of oil between 2014 and 2015;
●	realizing a 24 percent reduction in base lease operating expenses during the fourth quarter of 2015 as compared to the fourth quarter in 2014;
●	working proactively with the United States Congress and the administration to have legislation approved that resulted in the lifting of the 40-year old ban on U.S. oil exports; the Company expects to have facilities operational along the Gulf Coast by the middle of 2016 to take advantage of future export opportunities;
●	continuing the Company-wide focus on HSE performance, with all Pioneer business units seeing improvements in overall employee safety and environmental compliance; continuing to emphasize the drive toward an incident- and injury-free workplace during 2015, realizing reductions in Occupational Safety and Health Administration (“OSHA”) lost time accident and preventable vehicle accident rates for 2015; reducing the Company’s reportable spills by 37 percent compared to 2014 levels; and
●	maintaining a strong Company culture, with the Company ranking second among large employers in the Dallas/Fort Worth area in an annual survey for the best places to work; it is the sixth consecutive year that Pioneer has been ranked in the top three, and the Company is one of the few companies in the area to place in the Top 100 every year since the program’s inception in 2009.

Over the three-year period covering 2013 through 2015 and the five-year period covering 2011 through 2015, the Company’s total return to shareholders was second best in its 12-company E&P peer group and third best among the 17 E&P companies in the Standard & Poor’s 500 Index (the “S&P 500”). (See “— Compensation Setting Process — Benchmarking” for more information regarding the Company’s peer group.) This strong performance reflected the Company’s world class assets, outstanding operational performance and strong financial position during periods of volatile and declining commodity prices.

The following charts compare the cumulative total stockholder return on the Company’s common stock during the three-year and five-year periods ended December 31, 2015, with cumulative total return during the same period for the Company’s peer group average, the Standard & Poor’s Oil and Gas Exploration & Production Index and the S&P 500.

Note:	The total stockholder returns for the Company’s common stock and the indices in the chart are based on closing prices as of the first and last days in the periods depicted. The total stockholder returns for the Company’s common stock differ from those reported below with respect to the performance unit awards because the returns for the performance unit awards are based on average closing prices of the Company’s common stock over 60-day periods prior to the first and last days in the applicable periods.

Compensation Actions

In general, the Compensation Committee’s process in making its compensation decisions for a given year is to begin its evaluation of benchmarking data late in the prior year, and make its decisions as to base salaries, annual cash bonus target percentages and long-term incentive awards at the beginning of the year. As stated above, in general each of these is targeted at the median level of the Company’s peer group.

For 2015 compensation levels, in light of the significantly reduced commodity prices in late 2014 and early 2015, the Committee decided not to increase base salaries, annual cash bonus target percentages or long-term incentive award levels for any of the NEOs, even where determined to be below the median of the peer group, with one exception noted below. With regard to the 2015 annual bonuses paid in 2016, the Committee approved a discretionary annual cash bonus pool in an amount equal to 105 percent of the potential target bonus levels for the NEOs (before individual adjustments) based on its assessment of the Company’s strong performance and accomplishments described herein in light of the significantly reduced commodity prices during 2015.

The following charts illustrate the various components of total 2015 annual compensation for the CEO and the other NEOs as a group, and reflect the following: the annual base salary for 2015 established by the Compensation Committee, the annual cash bonus paid for 2015, the grant date fair value for the 2015 annual long-term incentive plan awards and the other compensation for each NEO as included in the Summary Compensation Table below.

More specific information regarding the Compensation Committee’s compensation decisions for 2015 and the Company’s executive compensation program generally is contained in the remainder of this Compensation Discussion and Analysis section.

Good Governance and Best Practices

The Compensation Committee continually monitors developing practices in the areas of executive compensation and corporate governance as it relates to compensation. The following are some of the Company’s more significant practices and policies:

●	The Compensation Committee emphasizes long-term performance, with a majority of the NEOs’ total compensation being in the form of long-term incentive awards.

●	The Company maintains significant stock ownership guidelines for all of its directors and officers.

●	The Company has a long-standing practice of granting stock-based compensation awards to the majority of its employees.

●	The Company does not provide gross-ups for excise taxes on severance or other payments in connection with a change of control.

●	The Company has a policy that prohibits directors, officers and employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock.

●	The Company has a clawback policy pursuant to which the Board has the right to cause the reimbursement of certain incentive compensation if predicated upon the achievement of financial results that were subsequently the subject of a required restatement.

●	The Company’s 2006 Long-Term Incentive Plan expressly prohibits repricing of stock options, unless approved by stockholders.

●	All members of the Compensation Committee are independent as defined in the corporate governance listing standards of the NYSE.

●	The Compensation Committee has engaged a compensation consultant that is independent of management and free of conflicts of interest with the Company.

Executive Compensation Philosophy

Philosophy and Objectives

The Company’s executive compensation program is designed to emphasize “pay for performance” by:

●	providing performance-driven compensation opportunities that attract, retain and motivate executives to achieve optimal results for the Company and its stockholders;

●	aligning compensation with the Company’s short- and long-term business objectives while providing sufficient flexibility to address the unique dynamics of the E&P industry; and

●	emphasizing the use of equity-based compensation to motivate the long-term retention of the Company’s executives and align their interests with those of stockholders.

As an executive’s leadership role expands, and the scope, duties and responsibilities of the executive’s position increase, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer duration, and base salary should be a relatively smaller portion of senior executive total compensation. The Committee believes that the majority of an NEO’s realized compensation should be driven by the performance of the Company.

Executive Compensation Components

The components of the Company’s executive compensation program for 2015 and the respective purposes of each within the framework of the Company’s compensation philosophy and objectives are described in the table below.

Compensation Component	Description	Purpose and Philosophy

Base Salary	Fixed annual cash compensation

■  Provides a stable, fixed element of cash compensation

■  Recognizes and considers the internal value of the position within the Company and the individual’s experience, leadership potential, and demonstrated performance

Annual Cash Bonus	Performance-based annual cash compensation based on annual performance goals

■  Rewards executives for the achievement of annual financial, operating and strategic goals and individual performance

■  Allows the Committee to evaluate both objective and subjective considerations when determining final payout amounts

■  Emphasizes team performance; however, individual executives may receive bonus payments above the team level if the individual’s performance adds significant value, or below the team level if performance does not meet expectations

Long-Term Incentive, in two components – ● Performance Units ● Restricted Stock

Performance units - equity compensation with payout in shares based on total stockholder return in relation to peers over a three-year period

Restricted stock - equity compensation with time-based, three-year cliff vesting

■  Ensures that realized value to the executive aligns with value delivered to stockholders. Realized value is dependent on Company performance over the long-term (three years), with performance unit payout being dependent on relative total stockholder return against industry peers

■  Reinforces executive stock ownership

■  Through a combination of award types, encourages executives to take the proper level of risk in developing and executing the Company’s business plan with a long-term focus

■  Critical to the Company’s ability to attract, motivate and retain the Company’s key executives

Other Compensation	Health and life insurance, retirement benefits and limited perquisites	■ Addresses health and post-retirement welfare of executives and provides certain other limited benefits

In determining compensation components and their design, the Compensation Committee also considers the typical practices of the Company’s direct industry peers.

The Compensation Committee reviews peer data relative to each of the three main components for each NEO. The Committee’s philosophy, in general, is to set base salary, target bonus percentage and long-term incentive award value at approximately the median of the Company’s peers for each NEO, unless the Committee determines that an NEO’s term of experience and/or contribution level justify setting compensation levels below or above median. However, the ultimate values realized by the NEOs upon payout of the annual cash bonus incentive or vesting of long-term incentive awards will vary above or below median depending on performance, which in the case of the long-term incentive awards will be determined after three years.

Compensation Setting Process

Role of the Compensation and Management Development Committee

As a part of its oversight of the Company’s executive compensation program, the Compensation Committee:

●	administers the Company’s executive compensation program;

●	establishes the Company’s overall compensation philosophy and strategy; and

●	ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.

In determining the compensation of the NEOs, other than the CEO, the Compensation Committee considers the CEO’s evaluation of their performance and his recommendations as to their compensation, but the Committee makes all final decisions regarding the NEOs’ compensation. The Committee determines the individual elements of the CEO’s total compensation and benefits; approves specific annual corporate goals and objectives relative to the CEO’s compensation; reviews the CEO’s performance in meeting these corporate goals and objectives; and prior to finalizing compensation for the CEO, reviews the Committee’s intentions with the other independent directors on the Board and receives their input.

The Compensation Committee utilizes tally sheets to review each NEO’s total compensation and potential payouts in the event of a change in control and for various employment termination events, including the NEO’s potential “walk-away” benefits. The Committee also reviews historical target and actual compensation levels to determine whether the compensation plan design is meeting the Committee’s objectives of providing fair compensation and effective retention and supporting the program’s emphasis on pay-for-performance.

A further description of the duties and responsibilities of the Compensation Committee can be found in “Corporate Governance - Meetings and Committees of the Board.”

Role of Management

The Company’s Administration and Human Resources Departments assist the Compensation Committee and its independent compensation consultant, Meridian, in gathering the information needed for their respective reviews of the Company’s executive compensation program. This assistance includes assembling requested compensation data for the NEOs. As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the Committee. The Committee, in executive session and without executive officers present, approves the CEO’s pay levels.

Role of the Compensation Consultant

For 2015, the Compensation Committee retained Meridian to serve as an independent consultant to the Committee to provide information and objective advice regarding executive and director compensation. All of the decisions with respect to the Company’s executive compensation, however, are made by the Committee. The Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the compensation consultant annually. Meridian does not provide any services to the Company other than in its role as advisor to the Committee, and the Committee has determined that no conflicts of interest exist as a result of the engagement of Meridian. The Committee has retained Meridian as its independent consultant on executive and director compensation for 2016.

From time to time, Meridian contacts the Company’s executive officers for information necessary to fulfill its assignment and makes reports and presentations to and on behalf of the Compensation Committee that the Company’s executive officers also receive.

Benchmarking

In conjunction with Meridian, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine the degree to which target and actual compensation levels reflect the Company’s overall philosophy and compare to the external market. Each year the Committee identifies a peer group consisting of independent oil and gas E&P companies that have similar operational and capital investment profiles as the Company. The Committee believes these metrics are appropriate for determining peers in this context because these metrics are likely to result in identification of the companies with which the Company should expect to compete for executive talent. Thus, the Committee believes this peer group provides a reasonable point of reference for comparing the compensation of the Company’s executives to others holding similar positions and having similar responsibilities. The Committee’s overall objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company, primarily taking into consideration the companies’ relative sizes in terms of market capitalization and enterprise value, but also considering total assets and revenue. The Committee reviews the peer group each year and makes changes as needed.

The Company’s benchmarking consists of all components of direct compensation, including base salary, annual cash bonus targets and long-term incentive awards. Information gathered from the proxy statements of the peer group companies and Meridian’s proprietary databases are reviewed as a part of the benchmarking effort.

For the 2015 compensation decisions, the Compensation Committee used a peer group of 16 companies and grouped those companies into two tiers as follows (all statistics are as of October 31, 2014):

Tier 1 Companies	Market Cap. ($ million)	Enterprise Value ($ million)
EOG Resources, Inc.	52,036	56,715
Apache Corporation	29,527	37,900
Hess Corporation	26,098	27,974
Devon Energy Corporation	24,546	35,195
Marathon Oil Corporation	23,877	29,138
Continental Resources, Inc.	20,982	26,338
Noble Energy, Inc.	20,854	25,250
Chesapeake Energy Corporation	14,767	27,871
Concho Resources Inc.	12,315	15,329
Range Resources Corporation	11,539	14,537
Southwestern Energy Company	11,480	13,267

Tier 2 Companies	Market Cap. ($ million)	Enterprise Value ($ million)
Anadarko Petroleum Company	46,482	52,875
Cimarex Energy Co.	9,892	11,263
Murphy Oil Corporation	9,481	12,214
Whiting Petroleum Corporation	7,291	10,017
Denbury Resources Inc.	4,368	7,994

Summary Statistics and Pioneer Ranking	Market Cap. ($ million)	Enterprise Value ($ million)
Summary Tier 1 Statistics
25th Percentile	13,541	20,289
50th Percentile	20,982	27,871
75th Percentile	25,322	32,166
Summary Tiers 1 and 2 Statistics
25th Percentile	11,083	13,004
50th Percentile	17,810	25,794
75th Percentile	24,934	30,652
Pioneer	27,054	29,268
Percentile Rank - Tier 1	77%	67%
Percentile Rank - Tiers 1 and 2	82%	73%

The Compensation Committee believed the Tier 1 peer group companies were most closely related to the Company in size and operations. The Tier 2 group includes the Tier 1 peer group companies plus the next five companies closest in size and operations to the Company. The Committee believes a tiered approach to analyzing benchmarking data provides additional insight to determine the most comparable levels of compensation for each NEO. The Committee relies primarily on the market survey data of the Tier 1 peer group companies to make its compensation decisions. Overall, the peer companies remained primarily the same as the group used for 2014 decisions, except that QEP Resources, Inc. and Newfield Exploration Company were removed as peer companies, and Hess Corporation and Murphy Oil Corporation were added as new peer group companies.

Elements of the Company’s Compensation Program

The following sections describe in greater detail each of the components of the Company’s executive compensation program and how the amounts of each element were determined for 2015.

Base Salary

The Compensation Committee reviewed with Meridian its base salary survey data and analyzed how effectively the survey data matched each executive’s duties and responsibilities. The Committee decided not to increase base salaries, even where determined to be below the median of the peer group, in light of the significantly reduced commodity prices in late 2014 and early 2015, and accordingly approved the 2015 base salaries of the NEOs as follows:

NEO	2014 Base Salary	2015 Base Salary	% Change
Scott D. Sheffield	$990,000	$990,000	-
Richard P. Dealy	$488,000	$488,000	-
Mark S. Berg	$410,000	$410,000	-
Chris J. Cheatwood	$425,000	$425,000	-
Timothy L. Dove	$635,000	$635,000	-

Annual Cash Bonus Incentive Program

Annual Cash Incentive Bonus

The Company’s annual cash bonus incentive program is generally administered each year as follows. At the beginning of the year, the Compensation Committee establishes for each NEO a target bonus level as a percent of the executive’s base salary. The levels that had been established in 2014 were determined to be near the median level of companies in the Company’s peer group, and accordingly were not increased for 2015, and were set as follows:

NEO	2014 Target Bonus %	2015 Target Bonus %	% Change
Scott D. Sheffield	130	130	-
Richard P. Dealy	100	100	-
Mark S. Berg	80	80	-
Chris J. Cheatwood	80	80	-
Timothy L. Dove	100	100	-

The Compensation Committee also establishes a baseline performance hurdle that is a condition to the payout of awards under the program and, if achieved, would permit a payout at a maximum bonus level of 250 percent of target for each NEO. Although the achievement of the baseline performance hurdle would permit a payout at the maximum 250 percent of target bonus level for each NEO, the Compensation Committee, in determining actual awards, applies its subjective judgment to reduce the amount of the bonus payout, taking into consideration the Committee’s assessment of Company performance. The program does not permit the Committee to increase the award above the maximum 250 percent bonus award opportunity. This approach is designed to qualify each NEO’s annual cash bonus incentive program award as tax-deductible under Section 162(m) of the Code.

In evaluating whether to reduce the payout, and in determining the actual payout to each NEO, shortly following the end of the year when the Company’s results are known, the Committee uses the following formula:

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

To assist the Compensation Committee in its determination of the performance score, the Compensation Committee works with senior management to establish a limited number of operational, financial and strategic performance goals, each with a pre-assigned weighting, for purposes of guiding the Committee’s evaluation of performance. The performance goals are intended to be a group of operational and financial goals that support the Company’s business plan for the year, as well as its long-term strategy. The goals also seek to provide a balanced approach, such that, the goals to achieve production growth or additions to reserves are complemented by goals designed to control costs and limit the Company’s debt levels.

At the end of the year, the Compensation Committee assesses the Company’s performance by assigning a payout percentage for each of the goals to derive the performance score. The payout percentage for each goal can range from zero to a maximum of 250 percent, and is established by the Committee using its subjective judgment as to the Company’s performance in each area. The Committee believes it is important to retain its ability to exercise this level of discretion so that the Board and management will have flexibility to plan for and react to changing industry circumstances, such as commodity prices, cost structures and business opportunities, without creating conflicting incentives for management. It also allows the Committee the flexibility to take into account other performance measures, such as drilling program returns, return on equity and return on capital employed as part of assessing management performance.

In addition, the Compensation Committee reviews with Mr. Sheffield the individual performance of the other NEOs and makes a determination, in its discretion, as to whether any individual NEO merits a bonus payment above or below the bonus payout level determined for the Company as a whole based on achievement of individual goals, contributions to the Company during the year and other factors. The Committee makes its own assessment as to whether Mr. Sheffield’s individual performance merits a bonus payment above or below the bonus payout level. Mr. Sheffield works with the other NEOs to develop the individual goals, and reviews them with the Committee as part of its management development and succession planning function.

Set forth below are the operational, financial and strategic performance goals established at the beginning of the year for the NEOs, their pre-assigned weightings and relative weights, and the results for the year and resulting scores by the Compensation Committee.

Performance Goal	Target Performance	Performance Result	Relative Weight	Payout (% of Target)	Weighted Payout
Health, safety and environmental (1)	-	-	10%	125%	37.50%
Certain strategic goals (2)	-	-	30%	125%	12.50%
Lease operating and general and administrative expenses/BOE	$15.75	$14.01	15%	125%	18.75%
Ratio of net debt to EBITDAX (3)	1.5x	1.3x	15%	125%	18.75%
Production growth	73 MMBOE	74 MMBOE	15%	125%	18.75%
Proved reserve replacement (4)	100%	274%	15%	150%	22.50%
			100%		128.75%

(1)	Health, safety and environmental (“HSE”) goals generally were weighted one-half toward health and safety-related goals and one-half toward environmental-related goals, with the evaluation based in part, on input from the HSE Committee as to its evaluation of Company performance in the areas of safety observations, safety investigations, training of personnel, improvement in lagging indicators of ten percent and environmental metrics.
(2)	For 2015, the strategic goals category included preserving the strength of the Company’s balance sheet, taking strategic steps to evaluate the Company’s cost structure, and completing the divestiture of the Company’s 50.1 percent equity interest in EFS Midstream LLC, assuming adequate value could be realized.
(3)	“EBITDAX” represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; inventory and other property and equipment; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; income or loss from discontinued operations; noncash derivative related activity; amortization of stock-based compensation; and other noncash items. The target performance goal was adjusted by the Committee following the closing of the sale of the Company’s interest in EFS Midstream LLC, to take into account the revised structure of a two-step payment, and also to take into account the increases in capital expenditures the Board approved during the year, which had not been in the initial, approved 2015 budget.
(4)	“Proved reserve replacement” is the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries, if any, divided by annual production of oil, natural gas liquids (“NGLs”) and gas, on a BOE basis. Revisions of previous estimates exclude negative price revisions of 269 MMBOE resulting from lower oil and gas prices in 2015 compared to 2014.

The baseline performance hurdle applicable to the annual cash bonus incentive program for 2015 was based on achieving net cash from operating activities of over $1.4 billion. Due to the steep decline and prolonged period of low commodity prices during 2015, the Company did not achieve the baseline performance hurdle, although it achieved strong results in production growth and many other areas of its business despite the challenging environment. Over a period when oil, NGL and gas prices declined 49 percent, 51 percent and 41 percent, respectively, the Company achieved net cash from operating activities of $1.2 billion. As a result, for 2015, the Compensation Committee did not pay out awards under the Company’s annual cash bonus incentive program; however, the Compensation Committee approved a separate discretionary cash bonus pool to recognize the NEOs’ contributions to the Company’s performance for 2015.

2015 NEO Bonus Payments

While no payouts were made to the NEOs under the annual cash bonus incentive program, the Compensation Committee determined that a separate discretionary bonus for the NEOs for 2015 was warranted. The Compensation Committee made this determination because it believed that the steep decline and prolonged period of low commodity prices during 2015 was unexpected by the industry and caused by circumstances over which management had no control, and particularly affected the Company’s cash flow (the baseline performance hurdle under the annual cash bonus incentive program), despite the Company’s growth in production, cost reductions and improvements in drilling efficiency. The Company, under the leadership of the Company’s management team, more than exceeded its goals for production and cost-management, while preserving the Company’s strong balance sheet. Moreover, the

Company has been particularly successful in proactively preparing the Company for the continuation of lower commodity prices, including entering into a strong derivative position for 2016 and conducting successful public offerings of debt and equity securities so that the Company is in a position to fund its capital program for 2016 and into 2017.

In making its decision as to the amount of the separate discretionary cash bonus pool for the NEOs, the Committee took into consideration the following accomplishments:

●	The Company realized significant capital efficiency gains in the Spraberry/Wolfcamp area as evidenced by (i) reducing the average cost per lateral foot to drill and complete horizontal wells in the Wolfcamp B interval and (ii) during this same period, improving the average well productivity for these same Wolfcamp B interval wells over their first 90 days of production by 50 percent as a result of the Company’s completion optimization program.

●	The Company maintained a strong balance sheet, with $1.4 billion of cash and cash equivalents at year end and net debt-to-book capitalization of 21 percent. The Company completed the successful issuance of $500 million of 3.45% Senior Notes due 2021 and $500 million of 4.45% Senior Notes due 2026 in December to fund the repayment of senior notes maturing in 2016 and 2017.

●	The Company sold its 50.1 percent equity interest in its non-core Eagle Ford Shale midstream business, EFS Midstream LLC, for total cash proceeds to the Company of approximately $1.0 billion. In conjunction with this transaction, the Company also extended its downstream processing and transportation contracts to 20 years, with improved terms.

●	The Company received $875 million in cash proceeds during the year from the Company’s oil and gas derivatives positions.

●	Near the end of 2015, management moved quickly and proactively to effect an equity offering in advance of many of its peers, successfully completing the offering on favorable terms. With the successful equity and debt offerings, the Company is in a position to fund its 2016 and 2017 capital programs and repay its public debt maturing in the near term without incurring additional debt, and if prices improve, to quickly ramp up drilling activity.

●	The Company realized production growth of 12 percent compared to 2014 on a comparable basis, primarily driven by the Company’s continued successful Spraberry/Wolfcamp horizontal drilling program in the Permian Basin of West Texas. Oil production increased 21 percent year-over-year.

●	The Company added proved reserves of 210 MMBOE from discoveries, extensions and technical revisions of previous estimates (excludes negative price revisions and proved reserves added from acquisitions), primarily due to the continued successful execution of Pioneer’s horizontal drilling program in the Spraberry/Wolfcamp and improved well performance and reduced costs in the Spraberry/Wolfcamp, Raton and West Panhandle areas.

●	The Company delivered this strong production growth and low-cost reserve replacement despite a reduction in the Company’s average horizontal rig count in response to the almost 50 percent drop in the average price of oil between 2014 and 2015.

●	The Company effectively managed its operating costs, realizing a 24 percent reduction in base lease operating expenses during the fourth quarter of 2015 as compared to the fourth quarter in 2014.

●	The Company worked proactively with the United States Congress and the administration to have legislation approved that resulted in the lifting of the 40-year old ban on U.S. oil exports.

●

The Company continued to implement the Company-wide focus on HSE performance, with all Pioneer business units seeing improvements in overall employee safety and environmental compliance. Pioneer continued to emphasize a drive toward an incident and injury-free workplace during 2015, realizing substantial reductions in OSHA lost time accident and preventable vehicle accident rates for 2015. In addition, the Company saw reportable spills decrease by 37 percent compared to 2014 levels.

●	The Company continued to maintain its strong culture, ranking second among large employers in the Dallas/Fort Worth area in an annual survey for the best places to work. It is the sixth consecutive year that Pioneer has been ranked in the top three, and the Company is one of the few companies in the area to place in the Top 100 every year since the program’s inception in 2009.

●	During 2015, despite a bearish year in the stock market, and especially for energy companies that experienced a substantial drop in commodity prices during the year, the Company’s stock price was the second best performing stock in its 12-company peer group and the second best performing E&P energy stock in the S&P 500.

The Compensation Committee also took into consideration Company’s performance against the limited number of critical operational, financial and strategic performance goals established for the NEOs under the annual cash bonus incentive program. Taking into account all of these factors, as well as the significantly reduced commodity prices during the year, the Committee, using its subjective judgment, approved a separate discretionary cash bonus pool for the NEOs of 105 percent of target, which the Committee believed appropriately reflected the Company’s performance for 2015.

In addition, the Compensation Committee reviewed with Mr. Sheffield the individual performance of the other NEOs, taking into consideration their individual goals that the Committee approved at the beginning of the year as part of its management development and succession planning function. Based on this review, the Committee determined that each of Messrs. Dealy and Berg merited additional payouts, primarily in recognition of their efforts in connection with the successful sale of the Company’s 50.1 percent equity interest in EFS Midstream LLC and the related negotiation of the Company’s downstream processing and transportation contracts with the purchaser. Accordingly, each of Messrs. Dealy and Berg received an additional fifteen percent of his target bonus level.

The Compensation Committee also met with the full Board to review Mr. Sheffield’s performance and concluded that he merited an additional payout, primarily in recognition of his efforts in connection with the Company’s work to have legislation approved that resulted in the lifting of the 40-year old ban on U.S. oil exports, as well as his continued excellent leadership and strategic direction for the Company in 2015. Accordingly, Mr. Sheffield received an additional five percent of his target bonus level.

Annual Long-Term Incentive Awards

In late 2014, the Compensation Committee began the process of determining the total dollar amount of the 2015 annual long-term incentive awards to be granted to each NEO by meeting with Meridian to review benchmarking data related to long-term incentive awards, including median award levels at companies within the Company’s peer group, in accordance with the Company’s compensation philosophy. The Committee also reviewed each NEO’s total compensation level and each NEO’s performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2015 annual long-term incentive award. At the Committee’s regularly scheduled March 2015 meeting, in light of the significantly reduced commodity prices in late 2014 and early 2015, the Committee decided not to increase the dollar amount of the annual long-term incentive awards for any of the NEOs, even in the cases where it was determined to be below the median of the peer group, with the only exception being in the case of Mr. Berg. Mr. Berg’s long-term incentive award level was increased to reflect his assumption of a number of additional responsibilities at the Company, including taking responsibility over the Company’s vertical integration service companies and the legal, land, regulatory, government relations and communications departments; however, the increased target value of his annual long-term incentive award was still determined to be below the median of the peer group for his position. Although the Committee reviews the size and current value of prior long-term incentive awards, it did not consider these values in determining the 2015 long-term incentive award for the NEOs. The Committee believes that prior years’ awards were a component of those specific years’ total compensation and were not excessive, and future awards should be competitive with the NEO’s current peer group position in order to retain and motivate the NEO.

The Compensation Committee next reviewed the Company’s approach for delivering long-term incentives to NEOs. As a part of its review, the Committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Meridian. In accordance with the pay-for-performance philosophy of the Company’s compensation program, the Committee approved continuing the mix of long-term incentives for NEOs for 2015 at 50 percent performance units and 50 percent restricted shares. The Committee believes this mix of long-term incentive awards provides a good balance of risk, where restricted stock awards are time-based, full value awards, which avoid an “all or nothing” mentality, and performance units provide benefits based on the performance of the Company’s stock price over a three-year period in relation to the Company’s peer group total stockholder return.

For 2015, the approved dollar amounts of the aggregate long-term incentive awards granted to each NEO, and the allocation between the two award types, are shown in the table below. To arrive at the resulting number of restricted shares and target performance units awarded, the dollar value of the award was divided by the 30 trading day average closing price of the Company’s common stock prior to February 1, 2015.

		Allocation Among Awards (1)
NEO	Total Value	Restricted Stock/RSU Awards	Performance Units
Scott D. Sheffield	$8,250,000	$4,125,000	$4,125,000
Richard P. Dealy	$2,310,000	$1,155,000	$1,155,000
Mark S. Berg	$1,600,000	$800,000	$800,000
Chris J. Cheatwood	$1,735,000	$867,500	$867,500
Timothy L. Dove	$3,395,000	$1,697,500	$1,697,500

(1)	These dollar amounts may vary from the values disclosed in the Summary Compensation Table and the 2015 Grants of Plan-Based Awards table below because those amounts are calculated based on the grant date fair value of the awards for accounting purposes in accordance with SEC rules. See the footnotes to those tables for further information regarding the methodology for determining the values of the awards for purposes of those tables.

Restricted Stock and RSU Awards

For the 2015 restricted stock and RSU award program, the awards cliff vest three years after the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. For tax reasons, NEOs who have attained or who will attain the stated retirement age under the awards (which is age 60 for the 2015 awards) during the vesting period of the awards are awarded RSUs instead of restricted stock. Additional information regarding the terms of these awards is described below under “Executive Compensation Tables—Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table.”

Performance Unit Awards

For the 2015 performance unit award program, the Compensation Committee determined, as it has since it began awarding performance units in 2007, that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return, or “TSR” (as defined in the award agreements), over a three-year performance period. The Committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance and provides the best alignment of the interests of management and the Company’s stockholders. The Committee does from time to time consider incorporating other performance metrics, such as return on assets or levels of income, but believes that that such other metrics could lead to unintended results caused by the cyclicality of the oil and gas business, and that TSR is the best metric by which to measure performance of the Company and management compared to the Company’s peers. The Committee also believes that the performance unit program provides a good balance to the restricted stock program.

The companies in the peer group used in measuring relative TSR with respect to the performance unit grants in 2015 were the same eleven companies listed above as Tier 1 peers for 2015 compensation benchmarking purposes. As depicted in the following table, the payout will range from zero percent to 250 percent of a target number of performance units awarded based on the Company’s relative TSR ranking in the peer group at the end of the three-year performance period that ends December 31, 2017:

TSR Rank Against Peers	Percentage of Performance Units Earned (1)
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%

(1)	See the 2015 Grants of Plan-Based Awards table below, and the description of the performance units following that table, for additional information regarding the terms of the performance units.

The performance unit awards granted each year provide an additional balance of risk to the long-term incentive award program because a new three-year performance period starts at the beginning of each year. As depicted in the table below, with respect to the performance units granted in 2013, for the period January 1, 2013 to December 31, 2015, the Company’s TSR resulted in a ranking of fourth place, providing a payout of 150 percent of target.

Ranking	Company	TSR (%)
1	Cimarex Energy Co.	85.1
2	Newfield Exploration Company	44.3
3	EOG Resources, Inc.	39.9
4	Pioneer	32.3
5	Concho Resources Inc.	28.4
6	Devon Energy Corporation	(22.0)
7	Noble Energy, Inc.	(26.0)
8	Apache Corporation	(37.0)
9	QEP Resources, Inc.	(50.5)
10	Range Resources Corporation	(57.0)
11	Chesapeake Energy Corporation	(66.3)
12	Southwestern Energy Corporation	(75.3)

Accordingly, the performance shares earned by the NEOs for the 2013 to 2015 performance period were as follows:

NEO	Target Payout of Shares	Payout % of Target	Actual Payout of Shares
Sheffield	30,540	150%	45,810
Dealy	9,881	150%	14,822
Berg	5,839	150%	8,759
Cheatwood	7,186	150%	10,779
Dove	13,923	150%	20,885

The following table shows, as of December 31, 2015, the relative TSR rankings of the Company and each of the named peer companies for the currently outstanding performance unit awards, which have periods that began January 1, 2014, or two years into the three year performance period, and January 1, 2015, or one year into the three year performance period.

Rank	Period Beginning January 1, 2014		Period Beginning January 1, 2015
	Company	TSR (%)	Company	TSR (%)
1	Concho Resources Inc.	(0.9)	Concho Resources Inc.	1.8
2	EOG Resources, Inc.	(3.3)	Pioneer	(11.0)
3	Pioneer	(25.2)	EOG Resources, Inc.	(14.1)
4	Hess Corporation	(29.4)	Hess Corporation	(26.3)
5	Devon Energy Corporation	(32.7)	Apache Corporation	(28.2)
6	Continental Resources, Inc.	(43.9)	Continental Resources, Inc.	(30.3)
7	Apache Corporation	(45.6)	Noble Energy, Inc.	(30.8)
8	Noble Energy, Inc.	(49.4)	Devon Energy Corporation	(33.2)
9	Marathon Oil Corporation	(53.3)	Marathon Oil Corporation	(45.2)
10	Range Resources Corporation	(64.3)	Range Resources Corporation	(56.1)
11	Southwestern Energy Company	(77.6)	Southwestern Energy Company	(72.9)
12	Chesapeake Energy Corporation	(78.5)	Chesapeake Energy Corporation	(74.2)

To demonstrate the pay-for-performance nature of the performance unit program, the following table shows the resulting realized value of the performance unit program for performance unit awards granted to the CEO since the program began in 2007:

Performance Period	Min Payout of Shares	Target Payout of Shares	Max Payout of Shares	Actual Earned Date	TSR Rank	Payout % of Target	Actual Payout of Shares
1/1/2007-12/31/2009	0	34,998	87,495	12/31/2009	7	75	26,249
1/1/2008-12/31/2010	0	38,478	96,195	12/31/2010	2	200	76,956
1/1/2009-12/31/2011	0	60,459	151,148	12/31/2011	1	250	151,148
1/1/2010-12/31/2012	0	28,222	70,555	12/31/2012	1	250	70,555
1/1/2011-12/31/2013	0	16,065	40,163	12/31/2013	1	250	40,163
1/1/2012-12/31/2014	0	17,553	43,883	12/31/2014	2	200	35,106
1/1/2013-12/31/2015	0	16,065	40,163	12/31/2015	4	150	45,810
1/1/2014-12/31/2016	0	23,273	58,183	12/31/2016	Not yet determined
1/1/2015-12/31/2017	0	30,540	76,350	12/31/2017	Not yet determined

In administering the annual long-term incentive award program, awards are currently made to NEOs under the following guidelines:

●	All long-term incentive awards are approved during the regularly scheduled first quarter Compensation Committee meeting.

●	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.

●	All annual awards cliff vest after three years, subject generally to the continued employment of the executive officer.

Total Direct Compensation

In determining the extent to which the Company’s executive compensation program meets the Compensation Committee’s compensation philosophy and objectives, the Committee reviews the competitiveness of total compensation (the aggregate of base salary, annual cash bonus incentive payment, and the grant value of long-term incentive plan awards), in addition to each of the individual compensation components.

Stockholder Advisory Vote and Compensation Program Adjustments to Reflect Pay for Performance

In each of the last five years, the Company received a favorable advisory vote on its executive compensation program, with over 98 percent of the votes cast being voted to approve the executive compensation program pursuant to the most recent advisory vote that occurred in 2015. The Compensation Committee believes this affirms the stockholders’ support of the Company’s executive compensation program, and the Committee did not change its approach to executive compensation matters in 2015 based on the results of the advisory vote on the Company’s 2014 executive compensation program.

Other Compensation

Overview

The Compensation Committee believes that providing some perquisites, as well as health, welfare and retirement benefits, as components of total compensation is important in attracting and retaining qualified personnel; however, because the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits. The Company’s perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.

Limited Perquisites

The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company’s cell phones and computers. The Company also pays for the costs for the NEOs’ spouses to participate in certain business dinners or events, which the Company expects to be minimal; however, the Company does not reimburse Mr. Sheffield for any transportation expenses for his spouse.

Each year, the Company purchases a certain number of hours of flight time through a fractional aircraft ownership arrangement. These hours are made available for business use to the executive officers and other employees of the Company. The Company’s policy is to not permit employees, including executive officers, to use these hours for personal use. The Company expects there will be occasions when a personal guest (including a family member such as a spouse) will accompany an employee on a business-related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

Health and Welfare Benefits

The Company’s NEOs participate in the Company’s health and welfare benefit plans, including medical, dental, disability and life insurance arrangements, on the same basis as the Company’s other employees.

Retirement Plans

All eligible employees of the Company, including the NEOs, may participate in the Company’s 401(k) Plan. The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant. The participant’s contributions are fully vested at all times, and the Company’s matching contributions vest over the first four years of service, after which time the matching contributions vest immediately. Participants may make additional pre-tax and after-tax contributions to the plan. All contributions are subject to plan and Internal Revenue Service limits.

The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs. The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of the participant’s annual cash bonus. Each year, the Company provides a matching contribution equal to the NEO’s contribution, but limited to a maximum of ten percent of annual base salary. The Company’s matching contribution vests immediately. The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant’s investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company. The Company believes the plan is administered in operational compliance with all applicable rules and law. For more information on the non-qualified deferred compensation plan provisions, see “Executive Compensation Tables—2015 Non-Qualified Deferred Compensation.”

Severance and Change in Control Arrangements

The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements. As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to recruit and retain executives, provide continuity of management in the event of an actual or threatened change in control and provide the executive with the security to make decisions that are in the best long-term interest of the stockholders. The change in control agreements with the Company’s executive officers were amended in 2013 to remove excise tax gross ups from the agreements, and it is the Company’s policy that it will not provide such gross up benefits in future change in control or severance agreements. The terms of these agreements are described later in “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

Stock Ownership Guidelines

To support the commitment to significant stock ownership by NEOs, the Company’s common stock ownership guidelines are as follows:

Officer	Required Stock Ownership - Multiple of Annual Base Salary
Chairman and CEO	6x
President and Chief Operating Officer	5x
Other Executive Vice Presidents	3x

An NEO generally has three years after becoming an executive officer to meet the applicable stock ownership guideline. In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual’s holdings. The NEOs are required to retain all shares of common stock acquired in connection with the exercise of stock options or the vesting of other stock awards, other than sales to satisfy the exercise price of a stock option or tax obligations, until the applicable ownership guideline is reached. All NEOs, including Mr. Sheffield, have exceeded their minimum ownership guidelines. Given these robust requirements for stock ownership and the executives’ historical levels of actual stock ownership, the Committee does not believe that it is necessary to adopt a separate policy requiring executives to retain stock following the vesting or exercise of their long-term incentive plan awards.

Prohibited Equity Transactions

The Company has a policy that prohibits directors, officers or employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock, such as option contracts, straddles, collars, hedges and writing puts or calls. In addition, the Company has a policy that prohibits directors and executive officers from pledging Company securities as collateral for a loan or holding Company securities in a margin account without advance approval from the Board. In addition, the Company’s policy requires that directors and executive officers must obtain authorization from the Board before entering into a trading plan that, under the SEC’s Rule 10b5-1, would permit the sale of the Company’s stock including at times when the director or executive officer is in the possession of material nonpublic information.

Policy on Recovery of Compensation and Clawbacks

The Board has adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company’s financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. Each agreement requires the Company to indemnify the director or executive officer to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are incurred in a legal proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company if the indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.

Deductibility of Executive Compensation

Section 162(m) of the Code places restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs (other than the Chief Financial Officer) in excess of $1,000,000 unless the compensation meets the definition of “performance-based compensation” as required in Section 162(m) of the Code. Non-deductibility results in additional tax costs to the Company.

The performance unit awards granted by the Company are intended to qualify for deductibility under Section 162(m). Although the restricted stock and RSU awards do not qualify as performance-based compensation under Section 162(m), the Compensation Committee believes that it is in the best interests of stockholders to use restricted stock and RSUs as a part of the NEOs’ long-term incentive awards as described above under “—Elements of the Company’s Compensation Program—Annual Long-Term Incentive Awards.” In addition, the annual cash bonuses paid to the NEOs for 2015 do not qualify as performance-based compensation under Section 162(m), although the Company’s 2006 Long Term Incentive Plan is structured so that the Company may make annual cash bonus incentive awards that qualify as performance-based compensation under Section 162(m) if it so chooses and if the requirements of Section 162(m) are satisfied. Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Further, the Company believes that, under certain circumstances, such as to attract and retain key executives or to recognize outstanding performance, it is in the Company’s and its stockholders’ best interests to provide compensation to selected executives even if it is not deductible.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

For 2015, the compensation paid to the Company’s NEOs consisted of a base salary, annual cash bonus payments, awards of restricted stock or RSUs and performance units, contributions to the Company’s 401(k) and non-qualified deferred compensation plans, and certain perquisites, which elements of compensation are described in greater detail above in the “Compensation Discussion and Analysis” and in the tables that follow. The following table summarizes the total compensation for 2015, 2014 and 2013 awarded to, earned by or paid to the NEOs.

Name and Principal Position (a)	Year (b)	Salary (1)($) (c)	Bonus (2)($) (d)	Stock Awards (3)($) (e)	Option Awards (3)($) (f)	Non-Equity Incentive Plan Compensation (2)($) (g)	All Other Compen- sation (4)($) (i)	Total ($) (j)
Scott D. Sheffield Chairman of the Board and Chief Executive Officer	2015	$990,000	$1,415,700	$10,565,565	-	-	$151,184	$13,122,449
	2014	$984,769	-	$9,716,478	-	$1,801,800	$147,988	$12,651,035
	2013	$956,001	-	$9,763,092	-	$2,390,000	$141,517	$13,250,610
Richard P. Dealy Executive Vice President and Chief Financial Officer	2015	$488,000	$585,600	$2,958,349	-	-	$78,646	$4,110,595
	2014	$481,385	-	$2,720,848	-	$683,200	$79,583	$3,965,016
	2013	$439,000	-	$3,158,811	-	$1,112,500	$77,971	$4,788,282
Mark S. Berg Executive Vice President, Corporate	2015	$410,000	$393,600	$2,049,209	-	-	$86,280	$2,939,089
	2014	$407,692	-	$1,707,993	-	$459,200	$67,130	$2,642,015
	2013	$392,077	-	$1,878,266	-	$790,000	$75,488	$3,135,831
Chris J. Cheatwood Executive Vice President, Business Development and Geoscience	2015	$425,000	$357,000	$2,222,134	-	-	$84,265	$3,088,399
	2014	$420,385	-	$2,043,663	-	$476,000	$84,211	$3,024,259
	2013	$392,077	-	$2,311,563	-	$790,000	$78,772	$3,572,412
Timothy L. Dove President and Chief Operating Officer	2015	$635,000	$666,750	$4,347,889	-	-	$98,685	$5,748,324
	2014	$626,539	-	$3,998,398	-	$889,000	$96,424	$5,610,361
	2013	$572,462	-	$4,478,694	-	$1,450,000	$91,829	$6,592,985

(1)	In 2014, the adjusted base salaries did not take effect until February 20, 2014.
(2)

Bonus amounts in column (d) represent discretionary bonuses earned during 2015 that were paid during March 2016. Although, in determining these discretionary bonuses, the Compensation Committee considered certain Company goals and accomplishments, the amounts actually paid were determined pursuant to the Committee’s subjective evaluation of the performance of the Company and the NEOs. Amounts in column (g) for 2014 and 2013 represent the actual payouts under the Company’s annual cash bonus incentive program. As described above in the section entitled “Compensation Discussion and Analysis,” under the Company’s annual cash bonus incentive program, to take advantage of certain tax regulations, the Compensation Committee establishes a baseline performance hurdle the achievement of which is a condition to the payout of awards, and would permit payment of the maximum incentive award opportunity of 250 percent times the NEO’s target bonus. For 2015, due to the steep and prolonged period of low commodity prices during 2015, the Company did not achieve the baseline performance hurdle and did not pay out awards under the Company’s annual cash bonus incentive program. The Compensation Committee approved a separate discretionary annual cash bonus pool to recognize contributions to the Company’s performance for 2015 and the payments thereunder are what are reflected in column (d).

(3)	Amounts reported for Stock Awards in column (e) represent the grant date fair value of restricted stock, RSUs and performance unit awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, all amounts shown in this column exclude the effect of estimated forfeitures related to service-based vesting conditions. Stock Awards for Messrs. Sheffield and Dealy in 2013 include grants by the general partner of Pioneer Southwest of phantom unit awards that were to be settled in common units of Pioneer Southwest, but which were converted into equivalent RSUs of the Company upon the Company’s acquisition of Pioneer Southwest in December 2013, with adjustments in the number of shares issuable upon vesting to reflect the merger exchange ratio. The grant date fair values attributable to restricted stock, RSU and phantom unit awards are based on the market-quoted closing price of the Company’s common stock and Pioneer Southwest’s common units, as applicable, on the last trading day prior to the grant date of the awards. The Company’s performance units are valued for these purposes using the Monte Carlo simulation method assuming a target number of shares would be payable because this is deemed to be the “probable” payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts with respect to performance units can range from zero percent to 250 percent of a target number of performance units awarded based on the relative ranking of the Company’s TSR in comparison to the peer group over the applicable three-year performance period. If the Company’s relative TSR performance is below the threshold performance, no shares will be paid. If the Company’s performance places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs pursuant to performance units granted in 2015 would be as follows: Mr. Sheffield, $15,573,786; Mr. Dealy, $4,360,562; Mr. Berg, $3,020,356; Mr. Cheatwood, $3,275,591; and Mr. Dove, $6,408,668. Additional detail regarding the Company’s share-based awards is included in Note H of Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and under the 2015 Grants of Plan-Based Awards table below. The Company has not granted stock options since 2012. For additional information regarding restricted stock, RSU and performance unit awards, as applicable, owned by the NEOs as of December 31, 2015, see below under “2015 Outstanding Equity Awards at Fiscal Year End.”
(4)	Amounts reported as All Other Compensation in column (i) include the Company contributions to the NEOs’ 401(k) Plan and non-qualified deferred compensation plan accounts, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2015
	Scott D. Sheffield	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	Timothy L. Dove
401(k) contributions	$26,500	$26,277	$26,500	$26,500	$26,500
Non-qualified deferred compensation plan contributions	99,000	48,800	39,500	42,500	63,500
Life insurance premiums	15,286	1,667	3,973	4,128	6,295
Financial counseling	10,000	1,325	15,298	10,615	2,390
Spousal travel & entertainment costs (a)	398	577	1,009	-	-
Annual physical expense	-	-	-	522	-
Totals	$151,184	$78,646	$86,280	$84,265	$98,685

(a)	Spousal travel & entertainment costs are included to the extent of the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company-related business trips.

Mr. Sheffield, directly or indirectly, holds working interests in wells operated by the Company or a subsidiary of the Company. These interests were initially acquired in 1990 or earlier with his personal funds pursuant to a program offered by the Company’s predecessor. As such, Mr. Sheffield participates in the costs and revenues attributable to these working interests in accordance with customary industry terms. During 2015, the aggregate amount of the distributions made to Mr. Sheffield with respect to these working interests was $902 (this amount is not included in the Summary Compensation Table).

2015 Grants of Plan-Based Awards

The following table sets forth, for each NEO, information about grants of plan-based awards during 2015.

								All Other Stock Awards: Number		Grant Date Fair Value of
Name (a)	Grant Date (b)	Estimated Future Payouts under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			of Shares of Stock or Units (#) (i)		Stock and Option Awards (4)(5) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scott D. Sheffield	03/03/2015 03/03/2015 03/03/2015	-	$1,287,000	$3,217,500	7,005	28,019	70,048	28,020	(3)	$6,229,469.87 $4,336,095.00
Richard P. Dealy	03/03/2015 03/03/2015 03/03/2015	-	$488,000	$1,220,000	1,962	7,845	19,613	7,846	(3)	$1,744,180.42 $1,214,168.50
Mark S. Berg	03/03/2015 03/03/2015 03/03/2015	-	$328,000	$820,000	1,359	5,434	13,585	5,435	(3)	$1,208,142.31 $841,066.25
Chris J. Cheatwood	03/03/2015 03/03/2015 03/03/2015	-	$340,000	$850,000	1,474	5,893	14,733	5,893	(3)	$1,310,191.87 $911,941.75
Timothy L. Dove	03/03/2015 03/03/2015 03/03/2015	-	$635,000	$1,587,500	2,883	11,530	28,825	11,531	(3)	$2,563,467.21 $1,784,422.25

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payment levels with respect to the Company’s 2015 annual cash bonus incentive program under the Company’s 2006 Long-Term Incentive Plan, as discussed above in the section entitled “Compensation Discussion and Analysis” and below under “Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table.” If the Company’s performance does not exceed the minimum baseline performance hurdle, then the payout under this program will be zero. The amounts shown in the “Target” column reflect a payout of 100 percent of the target bonus, and the amounts shown in the “Maximum” column reflect the highest possible payout of 250 percent of target bonus. The Committee determined that the Company’s performance did not exceed the minimum baseline performance hurdle for 2015 and, consequently, actual bonus payouts under this program for 2015 were zero, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015.
(2)	The amounts in columns (f), (g) and (h) represent the number of shares deliverable upon threshold, target and maximum performance with respect to the grants of performance units in 2015 under the Company’s 2006 Long-Term Incentive Plan. The number of shares shown in the “Threshold” column reflects the lowest possible payout (other than zero), representing 25 percent of the target number of performance units granted. If performance is below the threshold, no shares are paid. The number of shares shown in the “Target” column reflects a payout of 100 percent of the target number of performance units granted. The number of shares shown in the “Maximum” column reflects the highest possible payout of 250 percent of the target number of performance units granted.
(3)	The amounts reported are the number of restricted shares of the Company’s common stock or RSUs granted to each NEO in 2015 under the Company’s 2006 Long-Term Incentive Plan in connection with the annual grant of awards as described above.
(4)	The Company did not grant any stock options in 2015.
(5)	Amounts for restricted stock, RSU and performance unit awards represent each award’s grant date fair value computed in accordance with FASB ASC Topic 718. The value of performance units was determined on the grant date using the Monte Carlo simulation method assuming a target number of shares would be issued, and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards’ three-year performance period, in accordance with FASB ASC Topic 718. See footnote 3 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table

The 2015 annual cash bonus incentive program awards and the 2015 awards of performance units, restricted stock and RSUs were granted to the NEOs under the Company’s 2006 Long-Term Incentive Plan. The material terms of these awards are described below. Defined terms impacting the accelerated settlement or vesting of awards can be found below in “Potential Payments upon Termination or Change in Control.”

Annual Cash Bonus Incentive Program Awards

The terms of the Company’s annual cash bonus incentive program are described in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Cash Bonus Incentive” above. As described in that section, at the beginning of the year, the Compensation Committee establishes for each NEO a target bonus level as a percent of the executive’s base salary, and a baseline performance hurdle that is a condition to the payout of awards that, if achieved, would permit a payout at a maximum bonus level of 250 percent of target for each NEO; provided that the Committee would then have the discretion to reduce the payout below 250 percent (but not increase the payout under the program above 250 percent) after assessing the Company’s performance. This approach is designed to qualify each NEO’s annual cash bonus incentive program award as tax-deductible under Section 162(m) of the Code. Due to the steep and prolonged period of low commodity prices during 2015, the Company did not achieve the baseline performance hurdle of at least $1.4 billion of cash flow and, as a result, the Company did not pay out any amounts in respect of the awards to the NEOs under the Company’s annual cash bonus incentive program.

Performance Units

The performance unit awards represent the right to receive between zero percent and 250 percent of the target number of performance units awarded, contingent on the continued employment of the NEO and the Company’s achievement of the specified performance objective at the end of the performance period. The 2015 awards have a three-year performance period (January 2015 to December 2017), and the number of performance units earned will be based on the Company’s TSR ranking for this three-year period compared to the TSR of the following peer companies: Apache Corporation, Chesapeake Energy Corporation, Concho Resources Inc., Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Noble Energy, Inc., Range Resources Corporation and Southwestern Energy Company, in accordance with the following table:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%

TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period. For purposes of determining the TSR for the Company and each of the peer companies, the change in the price of the Company’s common stock and of the common stock of each peer company is based upon the average of the closing stock prices over the 60-day periods preceding the start and the end of the performance period.

Performance units earned will generally be paid in shares of the Company’s common stock (unless the Compensation Committee determines to pay in cash) no later than March 15th of the year following the year in which the performance period ends. The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the target number awarded, which will be paid at the time the performance units are settled.

If an NEO’s employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if the NEO’s employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the target number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the “pro ration fraction”); (2) if the NEO’s employment is terminated due to the NEO’s normal retirement (on or after the attainment of age 60), the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction (unless the NEO had attained the age of 65 with at least ten years of service, in which case there would be no pro ration); (3) if the NEO’s employment is terminated by the Company without cause or by the NEO for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction; and (4) if an NEO’s employment is terminated for any other reason, the NEO will not receive settlement of any of the performance units.

In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective and the number of performance units, if any, earned will be measured based on the Company’s actual performance as of that date.

Additional information regarding the performance unit awards can be found above under “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Long-Term Incentive Awards.”

Restricted Stock and RSUs

In general, the restricted stock awards cliff vest on February 15 of the third year following the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. While an NEO holds restricted shares, he is entitled to vote with holders of the Company’s common stock and receive dividends on the shares at the same rate and time as other stockholders. RSU awards are similar to restricted stock awards in that they cliff vest three years after the date of grant and are settled in common stock of the Company, subject to the NEO remaining employed with the Company continuously through the vesting date, and the NEO has the right to receive payments equivalent to the dividends paid on the common stock at the same rate and time as other stockholders; however, the NEO has no voting rights in respect of RSUs.

The vesting of the restricted shares and RSUs will accelerate in full upon a change in control. In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares or RSUs subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares or RSUs will vest equal to the total number of shares subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36 (unless, in the case of retirement, the NEO had attained the age of 65 with at least ten years of service, in which case there would be no pro ration), and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminate their employment for good reason, all of the restricted shares or RSUs subject to their awards will vest in full.

2015 Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each NEO, information regarding stock options, restricted stock, RSUs and performance units that were held as of December 31, 2015, including awards that were granted prior to 2015:

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (1)(#) (g)	Market Value of Shares or Units of Stock that have not Vested (1)($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (1)(#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (1)($) (j)
Scott D. Sheffield	36,232 (2)	-	$113.76	02/22/2022	25,959 (3)	$3,254,739	46,546 (7)	$5,835,937
					23,273 (4)	$2,917,969	70,048 (8)	$8,782,618
					28,020 (5)	$3,513,148
					4,948 (6)	$620,380
Richard P. Dealy	12,078 (2)	-	$113.76	02/22/2022	8,399 (3)	$1,053,067	13,034 (7)	$1,634,203
					6,517 (4)	$817,101	19,613 (8)	$2,459,078
					7,846 (5)	$983,731
					15,603 (9)	$1,956,304
					1,601 (6)	$200,733
Mark S. Berg	5,607 (10)	-	$98.69	02/15/2021	5,839 (3)	$732,094	8,182 (7)	$1,025,859
	6,863 (2)		$113.76	02/22/2022	4,091 (4)	$512,930	13,585 (8)	$1,703,287
					5,435 (5)	$681,440
					8,866 (9)	$1,111,619
Chris J. Cheatwood	6,728 (10)	-	$98.69	02/15/2021	7,186 (3)	$900,981	9,790 (7)	$1,227,470
	8,235 (2)		$113.76	02/22/2022	4,895 (4)	$613,735	14,733 (8)	$1,847,224
					5,893 (5)	$738,864
					10,638 (9)	$1,333,792
Timothy L. Dove	20,000 (11)	-	$15.62	02/18/2019	13,923 (3)	$1,745,666	19,154 (7)	$2,401,529
	19,680 (12)		$47.10	02/16/2020	9,577 (4)	$1,200,764	28,825 (8)	$3,614,079
	15,558 (10)		$98.69	02/15/2021	11,531 (5)	$1,445,757
	16,470 (2)		$113.76	02/22/2022	21,277 (9)	$2,667,710

(1)	Amounts in column (g) represent shares of the Company’s common stock underlying restricted stock or RSUs that, in each case, are unvested as of December 31, 2015, and amounts in column (i) represent performance units which will vest, if at all, in amounts that depend on the relative performance of the Company’s common stock over a three-year performance period, all as described below. Dollar amounts in columns (h) and (j) are based on the closing price of $125.38 of the Company’s common stock on December 31, 2015. In addition to the vesting schedules described below, the vesting of all awards will accelerate upon a change in control, and the termination of the NEO’s employment prior to the vesting date will affect the vesting of the award, all as described above in the section entitled “Narrative Disclosure for the 2015 Grants of Plan Based Awards Table” or the section below entitled “Potential Payments upon Termination or Change in Control.”
(2)	This award of stock options vested in full on February 22, 2015, which was the third anniversary of the grant date.
(3)	This award of restricted stock, or RSUs in the case of Mr. Sheffield, vested in full on February 20, 2016, which was the third anniversary of the grant date, but was outstanding on December 31, 2015.
(4)	This award of restricted stock, or RSUs in the case of Messrs. Sheffield and Dove, vests in full on February 18, 2017, which is the third anniversary of the grant date.
(5)	This award of restricted stock, or RSUs in the case of Messrs. Sheffield and Dove, vests in full on February 15, 2018, in the third year following the grant date.
(6)	This award of Pioneer Southwest phantom units, as converted into RSUs of the Company, vested in full on February 20, 2016, which was the third anniversary of the grant date, but was outstanding on December 31, 2015.
(7)	This award of performance units was made in 2014 and has a three-year performance period (January 2014 to December 2016). In accordance with the rules of the SEC, the number of shares reported represents the number of performance units that would vest on December 31, 2016 if the Company’s relative TSR resulted in a ranking of second out of the twelve peer companies, which would be 200 percent of the “Target” number of performance units awarded, in accordance with the table in the section above entitled “Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table.” As of December 31, 2015, the Company’s relative TSR for this performance period would have resulted in a ranking of third place, or a payout of 175 percent of the target.
(8)	This award of performance units was made in 2015 and has a three-year performance period (January 2015 to December 2017). The conditions for vesting of this award are described above in “Narrative Disclosure for the 2015 Grants of Plan Based Awards Table.” In accordance with the rules of the SEC, the number of shares reported represents the number of performance units that would vest on December 31, 2017 if the Company’s relative TSR resulted in a ranking of first out of the twelve peer companies, which would be 250 percent of the “Target” number of performance units awarded, in accordance with the table in the section above entitled “Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table.” As of December 31, 2015, the Company’s relative TSR for this performance period would have resulted in a ranking of second place, or a payout of 200 percent of target.
(9)	This special retention award of restricted stock, or RSUs in the case of Mr. Dove, was granted on February 22, 2012 and vests in equal one-third installments on the third, fourth and fifth anniversaries of the date of grant, subject to the NEO remaining employed with the Company continuously through each vesting date. Accordingly, one-third of the shares granted vested on February 22, 2015.
(10)	This award of stock options vested in full on February 15, 2014, which was the third anniversary of the grant date.
(11)	This award of stock options vested in full on February 18, 2012, which was the third anniversary of the grant date.
(12)	This award of stock options vested in full on February 16, 2013, which was the third anniversary of the grant date.

2015 Option Exercises and Stock Vested

The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2015:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (1)(#) (b)	Value Realized on Exercise (1)($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Scott D. Sheffield	-	$-	28,085 45,810 5,723	(3) (4)	$ $ $	4,458,775 (2) 5,743,658 (3) 908,583 (4)
Richard P. Dealy	-	$-	9,362 14,822 1,907 7,801	(3) (4) (5)	$ $ $ $	1,486,311 (2) 1,858,382 (3) 302,755 (4) 1,238,487 (5)
Mark S. Berg	-	$-	6,649 8,759 4,432	(3) (5)	$ $ $	1,055,595 (2) 1,098,203 (3) 703,624 (5)
Chris J. Cheatwood	-	$-	7,979 10,779 5,319	(3) (5)	$ $ $	1,266,746 (2) 1,351,471 (3) 844,444 (5)
Timothy L. Dove	-	$-	15,958 20,885 10,638	(3) (5)	$ $ $	2,533,492 (2) 2,618,561 (3) 1,688,889 (5)

(1)	None of the NEOs exercised stock options during 2015.
(2)	The value realized with respect to vesting of restricted stock is based on the closing price per share of $158.76 of the Company’s common stock on February 20, 2015, the most recent closing price of the Company’s common stock prior to the date of vesting of the awards on February 22, 2015.
(3)	These shares vested as of December 31, 2015, in respect of the performance unit awards granted in 2013, with the number of shares of common stock earned with respect to such awards determined on the basis of the Company’s achievement of performance objectives for the performance period beginning January 1, 2013 and ending on December 31, 2015. For this performance period, the Company’s TSR resulted in a ranking of fourth place, providing a payout of 150 percent of the “Target” number of performance units awarded, in accordance with the table in the section above entitled “Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table.” The value realized with respect to these earned performance units is based on the closing price of $125.38 of the Company’s common stock on December 31, 2015.
(4)	These stock awards were granted by the general partner of Pioneer Southwest on February 22, 2012, and were to be settled in common units of Pioneer Southwest. As a result of the Company’s acquisition of Pioneer Southwest in 2013, these Pioneer Southwest awards were converted into equivalent RSUs of the Company, with adjustments in the number of shares issuable upon vesting to reflect the merger exchange ratio. The number reported in column (d) is the number of shares of the Company’s common stock that were issued (before tax) upon vesting of these awards as so adjusted, and the value realized as reported in column (e) is based on the closing price of $158.76 of the Company’s common stock on February 20, 2015, the most recent closing price of the Company’s common stock prior to the date of vesting of the awards on February 22, 2015.
(5)	These shares vested as of February 22, 2015, in respect of the special retention awards granted in 2012. These awards have a longer vesting period than the Company’s annual awards, with no vesting having occurred until February 2015, the third anniversary of the date of grant. One-third of the shares awarded vested in 2015, and the remaining shares will vest in equal increments over the next two years, subject to the NEO remaining employed with the Company continuously through each vesting date. The value realized as reported in column (e) is based on the closing price of $158.76 of the Company’s common stock on February 20, 2015, the most recent closing price of the Company’s common stock prior to the date of vesting of the awards on February 22, 2015.

Pension Benefits

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

2015 Non-Qualified Deferred Compensation

The Company’s NEOs participate in the 401(k) Plan, a Company-sponsored, tax-qualified defined contribution retirement plan, and a non-qualified deferred compensation plan. The following table provides information about participation of each NEO in the Company’s non-qualified deferred compensation plan:

Name (a)	Executive Contributions in Last FY (1) ($)(b)	Registrant Contributions in Last FY (2) ($)(c)	Aggregate Earnings in Last FY (3) ($)(d)	Aggregate Balance at Last FYE (4) ($)(f)
Scott D. Sheffield	$99,000	$99,000	($883,846)	$6,905,013
Richard P. Dealy	$73,200	$48,800	$24,781	$2,443,332
Mark S. Berg	$39,500	$39,500	$707	$843,832
Chris J. Cheatwood	$106,250	$42,500	($59,988)	$1,950,588
Timothy L. Dove	$63,500	$63,500	$28,033	$2,689,285

(1)	The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Bonus column of the “Summary Compensation Table” for 2015.
(2)	The amounts in this column are also included in the All Other Compensation column of the “Summary Compensation Table” for 2015.
(3)	The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2015 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company’s non-qualified deferred compensation plan. No earnings are above-market or preferential.
(4)	The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2015, of the contributions to the Company’s non-qualified deferred compensation plan made by that NEO and the Company for the NEO’s account, and any earnings on these amounts, since the NEO began participating in the plan. The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO’s compensation was required to be reported for the NEO pursuant to SEC rules) in its Summary Compensation Table since the 2006 fiscal year. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Sheffield, $3,012,609; Mr. Dealy, $1,101,500; Mr. Berg, $571,966; Mr. Cheatwood, $1,157,819; and Mr. Dove, $1,229,305.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual cash bonus incentive payments. In addition, the Company may provide a matching contribution of 100 percent of the participant’s contribution up to the first ten percent of an executive officer’s base salary. The Company’s matching contribution vests immediately.

The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer’s contributions and the Company matching contributions made on the executive’s behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer’s investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company’s general creditors. If a participant fails to make an investment election, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2015 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire. An executive is permitted to change his or her investment choices at any time. No earnings on amounts deferred under the non-qualified deferred compensation plan are above-market or preferential. The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2015, all of which were also investments options available to participants in the 401(k) Plan for 2015, with the annual rate of return for each fund:

Investment Funds	Rate of Return	Investment Funds	Rate of Return
500 Index Fund Inv	1.25%	T Rowe Price New Era	-18.76%
AmerFundsEuroPacificGr R6	-0.48%	Target Retirement 2010	-0.20%
Eagle Small Cap Growth I	-0.50%	Target Retirement 2015	-0.46%
Extended Mkt Index Inst	-3.24%	Target Retirement 2020	-0.68%
Infla-Protected Sec Inst	-1.67%	Target Retirement 2025	-0.85%
Inter-Term Treasury Inv	1.50%	Target Retirement 2030	-1.03%
JPM Disciplined Eq Inst	-2.25%	Target Retirement 2035	-1.26%
JPMorgan Sm Cap Eq R5	-1.36%	Target Retirement 2040	-1.59%
Loomis Sayles Bond Inst	-6.86%	Target Retirement 2045	-1.57%
Mid-Cap Val Idx Admiral	-1.80%	Target Retirement 2050	-1.58%
Opp Intl Sm Mid Co I	15.40%	Target Retirement 2055	-1.72%
Oppenheimer Dev Mrkts I	-13.67%	Target Retirement 2060	-1.68%
PIMCO Total Return Inst	0.72%	Target Retirement Income	-0.17%
Pioneer Stock Fund	-15.61%	TempletonGlobalBondAdv	-4.03%
Prime Money Mkt Fund	0.05%	Total Bond Mkt Index Inst	0.41%
PRIMECAP Fund Investor	2.58%	Total Intl Stock Ix Inv	-4.37%
REIT Index Fund Adm	2.39%	Total Stock Mkt Idx Inv	0.29%
Retire Savings Trust III	2.05%	Wellington Fund Inv	0.06%
Small-Cap Val Idx Admiral	-4.65%	Windsor II Fund Inv	-3.22%
T Rowe Price Mid Cap Gro	6.56%

A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, in five annual installments or in ten annual installments. Participants elect to receive this account balance under the Company’s non-qualified deferred compensation plan either upon separation from service or the first day of the plan year following the participant’s separation from service. Payments upon separation from service will be delayed six months in accordance with Section 409A of the Code in the event a participant is a “specified employee” for purposes of Section 409A.

A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant’s needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant’s spouse, the participant’s beneficiary or the participant’s dependent, (b) a loss of the participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment. The plan relies upon the definition of a “change in control” as it exists in the Company’s 2006 Long-Term Incentive Plan at the time of occurrence of the change in control.

If a participant dies prior to the complete payment of his account, the entire amount remaining under the non-qualified deferred compensation plan will be paid in a single lump sum cash payment to the participant’s beneficiary in the first calendar quarter following the participant’s death.

Potential Payments upon Termination or Change in Control

The Company is party to severance agreements and change in control agreements with each of its executive officers. Salaries and annual cash bonus incentive payments are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries and annual cash bonus opportunities at its discretion. See “Compensation Discussion and Analysis—Elements of the Company’s Compensation Program” for more information.

Equity Awards

For information about accelerated vesting of various equity awards, see the Narrative Disclosure for the 2015 Grants of Plan-Based Awards Table and the footnotes that follow the tables below quantifying payments under various termination scenarios and upon a change in control.

Severance Agreements

The severance agreements provide for the following payments upon a termination of employment due to death, disability or a normal retirement: (1) any earned but unpaid salary, (2) all accrued or vested obligations due to the executive pursuant to the Company’s employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the executive, and (3) a separation payment in the amount of the executive officer’s base salary.

The severance agreements also provide that, if the executive officer terminates employment for good reason or if an executive’s employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the executive officer’s base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly cost for the executive officer to continue coverage for himself and his eligible dependents under the Company’s group medical plans (36 times the monthly cost in the case of Mr. Sheffield and 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the executive officer’s base salary if the date of termination is less than 30 days following the notice of termination and the executive officer’s employment is terminated by the Company. In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain equity awards under the Company’s 2006 Long-Term Incentive Plan (for more information, see the footnotes to the tables quantifying potential payments in this section). Payment of an executive’s annual cash bonus incentive for the year of termination on any type of termination, other than a change in control termination (discussed below), is at the discretion of the Compensation Committee. The severance agreements terminate upon a change in control of the Company.

The severance agreements contain certain confidentiality, non-solicitation and non-interference provisions. The confidentiality provisions generally extend until three years following an executive’s termination of employment, while the non-solicitation of employees and non-interference with business relationships provisions extend for two years following the executive’s termination date.

Change in Control Agreements

The change in control agreements provide that, if (1) the executive officer terminates employment for good reason or (2) the executive officer’s employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the executive officer a separation payment, (B) provide the executive officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), (C) pay earned salary and vested benefits, and (D) fully vest all the executive officer’s outstanding equity awards under the Company’s 2006 Long-Term Incentive Plan. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer’s base salary and target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination, and (3) one-twelfth of the executive officer’s annual base salary if the date of termination is less than 30 days following the notice of termination and the executive officer’s employment is terminated by the Company.

The agreements do not provide a “gross-up” payment for excise taxes that might be imposed on payments under the change in control agreements by Section 4999 of the Code. The agreements contain a best-of-net provision, so that, in the event excise taxes would be imposed on payments under the change in control agreements, the executive officer will either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax no longer applies, based on which result is more favorable to the executive officer on an after-tax basis.

If the Company terminates an executive officer without cause following a potential change in control and if a change in control actually occurs within 12 months following the termination, the executive officer will be entitled upon the change in control to receive the difference between (1) any payments that the executive already received from the Company upon the executive’s actual termination date, and (2) those payments or benefits that would have been paid to the executive if the executive had been terminated without cause immediately following the change in control, plus a payment equal to the value of the executive officer’s outstanding equity-based awards that were forfeited when his or her employment was terminated. If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must (1) pay the executive officer a reduced separation payment equal to one times his or her annualized base salary, (2) pay the executive officer earned salary and vested benefits, and (3) provide the executive officer with continued coverage for one year under the Company’s group medical benefit plans. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

The change in control agreements also provide for a payment equal to one times the executive officer’s annual base salary in the event of his or her death, disability or normal retirement within two years following a change in control.

All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum. Cash separation payments under the severance agreements will only be made following the executive officer’s execution of a general release in favor of the Company. While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a “specified employee” pursuant to the regulations promulgated under Section 409A of the Code, certain payments or benefits may be delayed for a period of six months as required by the federal tax regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.

Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

A “change in control” generally includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of either (x) the then outstanding shares of the Company’s common stock or (y) the combined voting power of the then outstanding voting securities of the Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board changes, other than new members elected or nominated by at least a majority of the then-current Board, absent an election contest or similar proxy dispute; (3) the Company merges or engages in a similar transaction, or sells all or substantially all of its assets, unless the Company’s stockholders prior to the transaction own more than half of the voting interest of the Company or the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the Company or the resulting entity; or (4) the Company’s stockholders approve a complete liquidation or dissolution of the Company. The change in control agreements also restrict the definition of a “change in control” to a change in control event for purposes of Section 409A of the Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a “potential change in control” but prior to the occurrence of a “change in control.”

A “potential change in control” will be deemed to have occurred if (1) a person or group announces publicly an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs which the Board declares to be a potential change in control.

“Cause” generally means any of the following circumstances: (1) the officer’s failure to substantially perform his or her duties, unless the failure is due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) the officer’s engaging in an act of gross misconduct that results in, or is intended to result in, material damage to the Company’s business or reputation; (3) the officer’s failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) the officer’s conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct. In addition, in the severance agreements, “cause” includes a material violation by the officer of the provisions of the confidentiality and non-solicitation restrictions in the agreement.

A “disability” shall mean the employee’s physical or mental impairment or incapacity of such severity that, in the opinion of the Company’s chosen physician, the employee is unable to continue to perform his or her duties. A “disability” will also be deemed to have occurred if the employee becomes entitled to long-term disability benefits under any of the Company’s employee benefit plans.

“Good reason,” in the change in control agreements, generally means any of the following circumstances: (1) the assignment to the officer of duties materially inconsistent with his or her position as compared to his or her duties immediately prior to the potential change in control or change in control; (2) a reduction in the officer’s base salary; or (3) the failure to provide the officer the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company’s then existing practices.

The definition of “good reason” in Mr. Sheffield’s and Mr. Dove’s severance agreements is substantially similar to the definition in the change in control agreements, except that, in Mr. Sheffield’s agreement, “good reason” also includes the failure of the Company to nominate him for re-election to the Board, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, “good reason” generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a Company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

An executive will be considered eligible for “normal retirement” upon reaching the age of 60 years.

The following tables quantify the payments and benefits provided to the NEOs upon the events specified below. The value of the accelerated vesting or settlement of equity awards is based on the closing price of $125.38 of the Company’s common stock on December 31, 2015.

Scott D. Sheffield. The following table shows, as of December 31, 2015, the estimated potential payments and benefits that would be received by Mr. Sheffield upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock/RSUs (2)	$-	$10,306,236	$6,418,913	$10,306,236
Performance Units (3)	-	14,624,458	6,821,645	14,624,458
Benefits & Perquisites:
Severance Payment	-	2,970,000	990,000	6,478,333
Prorated Bonus Payment (4)	-	1,287,000	990,000	1,176,667
Medical Benefit Continuation (5)	-	39,163	-	15,968
Pay in lieu of 30-day Notice (6)	-	82,500	-	82,500
Total	$-	$29,309,358	$15,220,558	$32,684,162

(1)	The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2015, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2016 of 30,907 RSUs and the grants of awards made in February 2016 under the Company’s 2006 Long Term Incentive Plan.
(2)	Unvested RSU awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested RSU also automatically vest upon a termination not for cause or a termination for good reason. In the case of normal retirement, death or disability, vesting of the awards is accelerated pro rata to the end of the month of termination. Mr. Sheffield does not own any unvested stock options and did not own any unvested stock options as of December 31, 2015.
(3)	Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason. In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $3,119,675). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (7) and (8) of the 2015 Outstanding Equity Awards at Fiscal Year End table.

(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.
(5)	These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Sheffield is eligible to receive Medicare benefits; thus, the period of continued coverage is one year and six months as of December 31, 2015.
(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Richard P. Dealy. The following table shows, as of December 31, 2015, the estimated potential payments and benefits that would be received by Mr. Dealy upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$1,956,743	$1,956,743	$3,054,633
Performance Units (3)	-	1,910,128	1,910,128	4,094,888
Retention Award (2)	-	815,127	815,127	1,956,304
Benefits & Perquisites:
Severance Payment	-	488,000	488,000	2,875,383
Prorated Bonus Payment (4)	-	488,000	488,000	473,667
Medical Benefit Continuation (5)	-	28,578	-	47,739
Pay in lieu of 30-day Notice (6)	-	40,667	-	40,667
Total	$-	$5,727,242	$5,657,998	$12,543,281

(1)	The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2015, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2016 of 17,801 shares of restricted stock and RSUs and the grants of awards made in February 2016 under the Company’s 2016 Long Term Incentive Plan.
(2)	Unvested restricted stock, retention and RSU awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards is accelerated pro rata to the end of the month of termination. Mr. Dealy does not own any unvested stock options and did not own any unvested stock options as of December 31, 2015.
(3)	Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason. In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $873,549). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (7) and (8) of the 2015 Outstanding Equity Awards at Fiscal Year End table.
(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.

(5)	These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.
(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Mark S. Berg. The following table shows, as of December 31, 2015, the estimated potential payments and benefits that would be received by Mr. Berg upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$1,194,168	$1,194,168	$1,926,464
Performance Units (3)	-	1,252,626	1,252,626	2,730,236
Retention Award (2)	-	463,175	463,175	1,111,619
Benefits & Perquisites:
Severance Payment	-	410,000	410,000	2,194,660
Prorated Bonus Payment (4)	-	328,000	328,000	324,000
Medical Benefit Continuation (5)	-	27,214	-	46,210
Pay in lieu of 30-day Notice (6)	-	34,167	-	34,167
Total	$-	$3,709,349	$3,647,968	$8,367,355

(1)	The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2015, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2016 of 10,271 shares of restricted stock and the grants of awards made in February 2016 under the Company’s 2006 Long Term Incentive Plan.
(2)	Unvested restricted stock and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards is accelerated pro rata to the end of the month of termination. Mr. Berg does not own any unvested stock options and did not own any unvested stock options as of December 31, 2015.
(3)	Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason. In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $569,807). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (7) and (8) of the 2015 Outstanding Equity Awards at Fiscal Year End table.
(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.
(5)	These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.
(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Chris J. Cheatwood. The following table shows, as of December 31, 2015, the estimated potential payments and benefits that would be received by Mr. Cheatwood upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$1,431,227	$1,431,227	$2,253,580
Performance Units (3)	-	1,435,089	1,435,089	3,075,886
Retention Award (2)	-	555,747	555,747	1,333,792
Benefits & Perquisites:
Severance Payment	-	425,000	425,000	2,263,430
Prorated Bonus Payment (4)	-	340,000	340,000	332,000
Medical Benefit Continuation (5)	-	28,925	-	47,588
Pay in lieu of 30-day Notice (6)	-	35,417	-	35,417
Total	$-	$4,251,404	$4,187,062	$9,341,693

(1)	The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2015, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2016 of 12,505 shares of restricted stock and the grants of awards made in February 2016 under the Company’s 2006 Long Term Incentive Plan.
(2)	Unvested restricted stock and retention awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the awards is accelerated pro rata to the end of the month of termination. Mr. Cheatwood does not own any unvested stock options and did not own any unvested stock options as of December 31, 2015.
(3)	Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason. In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $656,291). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (7) and (8) of the 2015 Outstanding Equity Awards at Fiscal Year End table.
(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.
(5)	These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.
(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Timothy L. Dove. The following table shows, as of December 31, 2015, the estimated potential payments and benefits that would be received by Mr. Dove upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$4,392,187	$2,784,084	$4,392,187
Performance Units (3)	-	6,018,062	2,807,334	6,018,062
Retention Award (2)	-	1,111,546	1,111,546	2,667,710
Benefits & Perquisites:
Severance Payment	-	1,587,500	635,000	3,742,483
Prorated Bonus Payment (4)	-	635,000	635,000	616,667
Medical Benefit Continuation (5)	-	47,630	-	170,878
Pay in lieu of 30-day Notice (6)	-	52,917	-	52,917
Total	$-	$13,844,841	$7,972,964	$17,660,904

(1)	The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2015, and therefore do not contemplate the effect on the long-term incentive compensation component resulting from the vesting in February 2016 of 24,561 shares of restricted stock and RSUs and the grants of awards made in February 2016 under the Company’s 2006 Long Term Incentive Plan.
(2)	Unvested restricted stock, retention and RSU awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested restricted stock and RSU awards, other than retention awards, also automatically vest (i) 100 percent in the event of a termination not for cause or a termination for good reason or (ii) pro rata to the end of the month of termination, in the event of normal retirement, death or disability. In the case of a termination not for cause, a termination for good reason, or normal retirement, death or disability, vesting of the retention award is accelerated pro rata to the end of the month of termination. Mr. Dove does not own any unvested stock options and did not own any unvested stock options as of December 31, 2015.
(3)	Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a termination not for cause or a termination for good reason. In the case of normal retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. In the case of death or disability, unvested performance unit awards vest pro rata to the end of the month with shares paid at target (because the performance units would be measured at target and not based on assumed performance, the amount shown in the table for the estimated potential payments of the performance units would actually be $1,283,841). Except in the case of a termination due to death or disability, the number of shares underlying performance units is calculated assuming the rankings specified in footnotes (7) and (8) of the 2015 Outstanding Equity Awards at Fiscal Year End table.
(4)	Other than in connection with a change in control termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes a bonus payment in the amount indicated.
(5)	These amounts equal the cost of continued medical coverage for a period of 30 months in the event of a termination not for cause or a termination for good reason. In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage is seven years as of December 31, 2015.
(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

●	The Board has adopted a clawback policy, and has established substantial stock ownership guidelines for the Company’s directors and executive officers, as well as other officers of the Company and its subsidiaries.

●	As discussed in the Compensation Discussion and Analysis section, the Company’s compensation program for its executive officers is weighted toward pay-for-performance; however, the Company believes the following aspects mitigate against its executive officers taking excessive risk:

●	The Board oversees the long-term strategic direction of the Company, and in doing so periodically reviews the Company’s strategic plans, management’s operational performance, future plans and the business justifications therefor.

●	The annual long-term incentive plan award component of the program, which is intended to be the largest component of each executive officer’s overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company’s stock and not on any particular metric, which could encourage risk-taking.

●	Each executive officer’s annual cash bonus incentive payment is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately subject to the Compensation Committee’s discretion so that the Committee can consider both the risks facing the Company and market conditions at the time of the decision.

●	To further enhance the long-term incentive component of the program, in February 2012, the Compensation Committee approved a special retention award of restricted shares to vest over five years, which is a longer vesting period than the Company’s typical equity awards. These retention awards did not begin to vest until February 2015, the third anniversary of the date of grant, and then only as to one-third of the underlying shares. An additional one-third vested in February 2016, and the remaining shares will vest in February 2017 subject to continuing employment.

●	With regard to the Company’s overall compensation program, while the Company has organized itself into asset teams focused on the Company’s significant oil and gas assets, the Company’s compensation philosophy is focused on the Company’s performance as a whole, and any variations in compensation based on achievements within any one asset team or employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, the majority of the Company’s employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Buchanan, Cates, Gobe, Thompson and Ramsey and Ms. Methvin served on the Compensation Committee during fiscal year 2015. None of the directors who served on the Compensation Committee during fiscal year 2015 has ever served as one of the Company’s officers or employees. During fiscal year 2015, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 24, 2016, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company’s common stock, (ii) each NEO of the Company, (iii) each current director of the Company and (iv) all current directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name of Person or Identity of Group	Number of Shares	Percentage Of Class (1)
BlackRock, Inc. (3)	12,047,116	7.4
40 East 52nd Street
New York, NY 10022
Wellington Management Group LLP (4) 280 Congress Street Boston, MA 02210	10,709,093	6.5
Viking Global Investors LP (5) 55 Railroad Avenue Greenwich, Connecticut 06830	9,371,105	5.7
The Vanguard Group, Inc. (6)	9,321,516	5.7
100 Vanguard Blvd.
Malvern, PA 19355
Capital World Investors (7)	9,206,309	5.6
333 South Hope Street
New York, NY 10022
State Street Corporation (8)	8,699,750	5.3
One Lincoln Street
Boston, MA 02111
Scott D. Sheffield (9)(10)(11)(12)(13)(14)	669,874	(2)
Richard P. Dealy (9)(11)(13)(15)(16)	225,188	(2)
Mark S. Berg (11)(13)(15)(17)	81,981	(2)
Chris J. Cheatwood (10)(11)(13)(14)(15)	92,732	(2)
Timothy L. Dove (9)(11)(13)	310,711	(2)
Edison C. Buchanan (15)	27,404	(2)
Andrew F. Cates (9)(14)(15)	17,288	(2)
Phillip A. Gobe (11)(15)	3,333	(2)
Larry R. Grillot (11)(15)	4,759	(2)
Stacy P. Methvin (11)(15)	4,349	(2)
Royce W. Mitchell (11)(15)	5,314	(2)
Frank A. Risch (15)	11,127	(2)
Mona K. Sutphen (11)(15)	1,133	(2)
J. Kenneth Thompson (10)(15)	8,611	(2)
Phoebe A. Wood (11)(15)	2,381	(2)
Michael D. Wortley (11)(15)	1,133	(2)
All directors and executive officers as a group (20 persons) (11)(13)(15)	1,508,526	(2)

(1)	Based on 163,652,858 shares of common stock outstanding.
(2)	Does not exceed one percent of class.

(3)	According to an Amendment to Schedule 13G filed with the SEC on February 10, 2016, BlackRock Inc. has sole voting power with regard to 10,761,044 shares, shared voting power with regard to 4,376 shares, sole dispositive power with regard to 12,042,740 shares, and shared dispositive power with regard to 4,376 shares.
(4)	According to an Amendment to Schedule 13G filed with the SEC on February 11, 2016, Wellington Management Group, LLP has sole voting power with regard to zero shares, shared voting power with regard to 4,848,649 shares, sole dispositive power with regard to zero shares, and shared dispositive power with regard to 10,709,093 shares.
(5)	According to an Amendment to Schedule 13G filed with the SEC on February 16, 2016, Viking Global Investors LP has sole voting power with regard to zero shares, shared voting power with regard to 9,371,105 shares, sole dispositive power with regard to zero shares, and shared dispositive power with regard to 9,371,105 shares.
(6)	According to an Amendment to Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group, Inc. has sole voting power with regard to 277,673 shares, shared voting power with regard to 15,200 shares, sole dispositive power with regard to 9,028,670 shares, and shared dispositive power with regard to 292,846 shares.
(7)	According to an Amendment to Schedule 13G filed with the SEC on February 12, 2016, Capital World Investors has sole voting power with regard to 9,206,309 shares, shared voting power with regard to zero shares, sole dispositive power with regard to 9,206,309 shares, and shared dispositive power with regard to zero shares.
(8)	According to a Schedule 13G filed with the SEC on February 16, 2016, State Street Corporation has sole voting power with regard to zero shares, shared voting power with regard to 8,699,750 shares, sole dispositive power with regard zero shares, and shared dispositive power with regard to 8,699,750 shares.
(9)	Includes the following number of shares held in each respective officer’s or director’s 401(k) Plan account: Mr. Sheffield, 22,085; Mr. Dealy, 310; Mr. Dove, 351; and Mr. Cates, 882.
(10)	Includes the following number of shares held in each respective officer’s investment retirement account: Mr. Cheatwood, 2,000; and Mr. Thompson, 100. Excludes 37,827 shares held for the benefit of Mr. Sheffield through Pioneer’s non-qualified deferred compensation plan.
(11)	Excludes the following number of RSUs that are unvested and will not vest within 60 days: Mr. Sheffield, 86,071; Mr. Berg, 8,423; Mr. Dove, 46,595; Mr. Gobe, 454; Dr. Grillot, 334; Ms. Methvin, 334; Mr. Mitchell, 454; Ms. Sutphen, 1,007; Ms. Wood, 206; Mr. Wortley, 1,007; and all directors and executive officers as a group, 180,834. Also, excludes the performance units held by the executive officers that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved.
(12)	Includes (i) 23,000 shares owned by trusts whose beneficiaries are members of Mr. Sheffield’s family and for which he serves as trustee, but Mr. Sheffield has no beneficial interest in the trusts, and (ii) 20,000 shares owned by a trust whose beneficiaries are members of Mr. Sheffield’s family and for which Mr. Sheffield’s spouse serves as trustee, but Mr. Sheffield has no beneficial interest in the trust.
(13)	Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 36,232; Mr. Dealy, 12,078; Mr. Berg, 12,470; Mr. Cheatwood, 14,963; Mr. Dove, 71,708; and all directors and executive officers as a group, 147,451.
(14)	Includes the following number of shares held in the names of each respective officer’s or director’s spouse, children or in trusts for the benefit of family members: Mr. Sheffield, 2,760; Mr. Cheatwood, 3,750; and Mr. Cates, 1,354.
(15)	Includes the following number of (i) unvested restricted shares or (ii) unvested RSUs that will vest within 60 days: Mr. Dealy, 32,599; Mr. Berg, 13,959; Mr. Cheatwood, 24,530; Mr. Buchanan, 358; Mr. Cates, 336; Mr. Gobe, 336; Dr. Grillot, 336; Ms. Methvin, 358; Mr. Mitchell, 336; Mr. Risch, 358; Ms. Sutphen, 378; Mr. Thompson, 373; Ms. Wood, 222; Mr. Wortley, 378; and all directors and executive officers as a group, 92,301.
(16)	Includes 141,332 shares owned by a family limited partnership, the general partner of which is controlled by Mr. Dealy and the limited partners of which are Mr. Dealy and his spouse and trusts established for the benefit of his family members.
(17)	Includes 19,668 shares owned by a trust whose beneficiaries are members of Mr. Berg’s family and for which Mr. Berg’s spouse serves as trustee, but Mr. Berg has no beneficial interest in the trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company’s common stock, as well as changes in that ownership. To the Company’s knowledge, based solely on its review of these reports and written representations from these individuals that no other reports were required, all required reports were timely filed during 2015, except for (1) one Form 4 that was deemed to be filed late on behalf of Richard P. Dealy, Executive Vice President and Chief Financial Officer, because a Form 4 filed on his behalf reporting a sale of shares inadvertently omitted the concurrent exercise of a stock option, which Form 4 was subsequently corrected, and (2) one Form 4 that was filed late on behalf of Margaret M. Montemayor, Vice President and Chief Accounting Officer, due to an administrative error by the Company in failing to report the tax withholding of shares related to the vesting of an RSU.

TRANSACTIONS WITH RELATED PERSONS

Employment of Family Members. Thomas D. Sheffield, the brother of Scott D. Sheffield, is Vice President, Health, Safety and Environment of the Company. For 2015, Thomas D. Sheffield was paid $300,000 in base salary and $150,000 in bonus, received equity compensation awards under the Company’s 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $466,500 and also participated in benefit plans generally available to the Company’s employees. Scott D. Sheffield disclaims any interest in Thomas D. Sheffield’s compensation.

Transactions with Parsley Energy, Inc. Parsley Energy, Inc. (“PE”) is a publicly-traded independent oil and gas company. Bryan Sheffield, the son of Scott D. Sheffield, is PE’s President, Chief Executive Officer and Chairman of the Board and is PE’s largest stockholder. PE operates in the Permian Basin, where the Company also operates, and from time to time the Company and PE engage in customary transactions in the ordinary course of their oil and gas businesses. These transactions include paying amounts due to the operator of wells by the non-operating working interest owner for its pro rata share of operations (including overhead and supervision fees), and the operator’s paying to the non-operating working interest owners their share of revenues from wells, pursuant to operating agreements, exchanging geologic and well data and acreage, purchasing and selling water used for operations, granting and waiving certain regulatory and land rights of operators owning interests in the same geographic and geologic areas, and sharing costs of regulatory matters where the interests of the companies are aligned. The Company believes that such transactions, individually and in the aggregate, are not material to the Company and are common to, and on terms consistent with, those done in the ordinary course of the Company’s dealings with other oil and gas companies in the Permian Basin. Bryan Sheffield may be deemed to have an interest in these transactions because of his senior management position and ownership interest in PE. During 2015, the Company paid PE approximately $3.8 million in connection with such transactions, and PE paid the Company approximately $5.9 million.

Consulting Agreement. In June 2015, the Company entered into a consulting agreement with Charles E. Ramsey, Jr., a former director of the Company. Pursuant to the consulting agreement, Mr. Ramsey agreed to act as an advisor to the Board on an as-requested basis and reporting to the Board. The agreement provides for a monthly fee of $12,500 plus the reimbursement of expenses. The initial term of the engagement was for one year, subject to possible continuation on a month-to-month basis unless terminated by either party.

Procedures for Review, Approval and Ratification of Related Person Transactions

The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company’s Proxy Statement, and make a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction. In March 2016, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.

The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2015 that were required to be reported in “Transactions with Related Persons” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

The Audit Committee has the sole authority and responsibility with respect to the selection, appointment, engagement, compensation, oversight, evaluation, retention and, where appropriate, dismissal of the Company’s independent auditors, and the independent auditors are accountable and report directly to the Audit Committee. The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for 2016. Ernst & Young LLP has audited the Company’s consolidated financial statements since 1998. The 2015 audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 19, 2016.

The Audit Committee annually considers the independence of the Company’s independent auditors prior to the firm’s engagement, and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence. In accordance with SEC rules and Ernst & Young LLP policies, the firm’s lead engagement partner rotates every five years. The Audit Committee and its Chairman are directly involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent auditors for 2016 is in the best interests of the Company and its stockholders, and the Board is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

Audit and Non-Audit Fees

Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K; (ii) audit of the Company’s internal control over financial reporting; (iii) reviews of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q; and (iv) services in connection with the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2015 and 2014, were $2,887,441 and $2,632,614, respectively.

Audit-Related Fees. The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $11,344 and $255,895 during each of the years ended December 31, 2015 and 2014, respectively. Audit-related services comprised audits of the Company’s 401(k) Plans and certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses.

Tax Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $14,396 and $26,858 during the years ended December 31, 2015 and 2014, respectively. Tax services primarily comprised tax return preparation and review services for the Company’s international subsidiaries and consultation on various tax issues.

All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during each of the years ended December 31, 2015 and 2014 totaled $1,995. The other services comprised access to Ernst & Young LLP’s on-line research services.

Pre-Approval of Audit and Permissible Non-Audit Services

The Charter of the Company’s Audit Committee requires that the Audit Committee review the plan, scope and estimated fees of Ernst & Young LLP’s audit, audit-related, tax and other services and pre-approve such services. During the year, circumstances may arise when it may become necessary to engage Ernst & Young LLP for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before the Company engages the firm to perform those services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services described above under the caption “Audit and Non-Audit Fees” were pre-approved in accordance with the Audit Committee Charter and the Audit Committee’s policies.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2016.

ITEM THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires public companies to conduct a separate shareholder advisory vote to approve the compensation of the Company’s NEOs, commonly known as a “say-on-pay” proposal. Accordingly, the Board is submitting for an advisory vote a proposal that asks the Company’s stockholders to approve the compensation of the NEOs.

The Board recommends that the Company’s stockholders vote in favor of the following advisory resolution:

“Resolved, that the stockholders of Pioneer Natural Resources Company approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for this Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the Company’s stockholders, and will take into account the outcome of the vote when considering future executive compensation decisions and arrangements. In accordance with the vote of the Company’s stockholders in 2011 regarding the frequency of future “say-on-pay” votes, the Board intends to hold this vote annually, and the next advisory vote to approve named executive officer compensation will occur in 2017.

Recommendation

The Board unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the named executive officer compensation as described in this Proxy Statement.

ITEM FOUR

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

2006 LONG-TERM INCENTIVE PLAN

Description of Proposal

At the Annual Meeting, the stockholders will be asked to approve the amendment and restatement of the Company’s 2006 Long-Term Incentive Plan, effective as of May 19, 2016 (the “Amended LTIP”), to (i) extend the term of the plan until May 19, 2026, (ii) increase the number of shares of common stock reserved for delivery under the plan by 3,500,000 shares, (iii) increase the calendar year per person award limitation on “performance-based compensation” that may be paid only in cash under Section 162(m) of the Code from $4,000,000 to $5,000,000, and (iv) make certain other changes to the plan, as described herein.

The 2006 Long-Term Incentive Plan will expire on May 3, 2016, in accordance with its terms unless the Amended LTIP is approved. The Company believes approval of the Amended LTIP is advisable in order to ensure it has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards to the Company’s employees and directors. The Company’s stockholders initially approved the 2006 Long-Term Incentive Plan at the Company’s 2006 Annual Meeting of Stockholders and most recently approved an increase in the number of available shares thereunder at the Company’s 2009 Annual Meeting of Stockholders.

On March 2, 2016 the Board approved the Amended LTIP, subject to stockholder approval at the Annual Meeting. Accordingly, in addition to extending the plan, this proposal seeks approval of the Amended LTIP to increase the maximum total number of shares of common stock that the Company may deliver under the plan by 3,500,000 shares, from the 9,100,000 shares that, in the aggregate, had previously been approved by stockholders, to a total of 12,600,000 shares. As of March 12, 2016, the number of shares that remained available for future awards under the 2006 Long-Term Incentive Plan prior to approval of the Amended LTIP was 1,516,172.

The use of stock-based awards under the 2006 Long-Term Incentive Plan has been a key component of the Company’s compensation program since the plan’s original adoption in 2006 and is critical to the Company’s ability to attract and retain highly qualified individuals. The Company’s successful operation and its ability to create long-term value for the Company’s stockholders depend on the efforts of over

3,750 employees, including management, and the Company believes that it is in its best interest for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions. As a result, in 2015, over 81 percent of the equity awards were granted to employees other than the NEOs.

The Company believes that approval of the Amended LTIP will give it the flexibility to continue to make stock-based grants and other awards permitted under the Amended LTIP over at least the next five years in amounts determined appropriate by the Compensation Committee; however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested under the Amended LTIP and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of the Company’s common stock, award levels and amounts provided by the Company’s competitors and the Company’s hiring activity over the next few years. From January 1, 2016 through March 12, 2016, the Company has awarded 755,030 shares of common stock to employees and directors pursuant to awards under the 2006 Long-Term Incentive Plan. The closing market price of the Company’s common stock as of March 24, 2016 was $139.19 per share, as reported on the NYSE.

As of March 24, 2016, the total number of shares of the Company’s outstanding common stock was 163,652,858. The Company’s current dilution (which is the sum of (1) the number of shares available for future awards under the 2006 Long-Term Incentive Plan and (2) shares covered by awards outstanding as of March 12, 2016, divided by the total number of shares of the Company’s common stock outstanding) is 2.3%. If the Amended LTIP is approved, the potential dilution from issuances authorized under the Amended LTIP will increase to 4.5%. Please see “Description of the Amended LTIP - Number of Shares” for additional information regarding the number of available shares being requested pursuant to the Amended LTIP. While the Company is aware of the potential dilutive effect of compensatory equity awards, the Company also recognizes the significant motivational and performance benefits that may be achieved from making such awards and believes that the requested additional shares under the Amended LTIP represent a reasonable amount of potential equity dilution over time.

Failure of the Company’s stockholders to approve this proposal will mean that the Company will not be able to grant equity awards under the terms of the 2006 Long-Term Incentive Plan, in its current form, after its May 3, 2016 expiration date. As a result, if the Amended LTIP is not approved by stockholders at the Annual Meeting, the Company will be limited in its ability to make further long-term equity incentive awards to its employees and directors because the NYSE requires stockholder approval to issue additional shares, and the Company may have to provide compensation through other means, including in the form of cash awards, in order to attract and retain qualified personnel. If the Amended LTIP is approved by stockholders, the Company intends to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the additional shares available for issuance under the Amended LTIP.

Description of the Amended LTIP

The following is a description of the principal features of the Amended LTIP. This description does not purport to be a complete description of all of the provisions of the Amended LTIP and is qualified in its entirety by reference to the full text of the Amended LTIP, which can be found by reference to Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Amended LTIP.

Key Features of the Amended LTIP

Key features of the Amended LTIP include:

●	No discounted options or related awards may be granted;

●	No repricing of stock options or stock appreciation rights without stockholder approval;

●	In the case of options and stock appreciation rights, (a) shares tendered or withheld in payment of any exercise or purchase price or related taxes, (b) shares that were subject to such an award that was exercised, or (c) shares repurchased on the open market with the proceeds of such an award’s exercise price, in each case, are not available for future awards;

●	Except under limited circumstances, options and stock appreciation rights must include a minimum one-year vesting period;

●	No automatic vesting of an award solely upon the occurrence of a change in control (except may be as stipulated in the applicable award agreement);

●	No automatic award grants are made to any eligible individual;

●	Limitations on the maximum number or amount of awards that may be granted to certain individuals, including the Company’s non-employee directors, during any calendar year;

●	Certain awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback under certain specified circumstances;

●	Awards may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Code upon stockholder approval of the eligible employees, business criteria and maximum annual per person compensation limits pursuant to Item 5; and

●	Awards are generally non-transferrable, except to an award recipient’s immediate family member, pursuant to a qualified domestic relations order or by will or the laws and descent and distribution, each as permitted by the Compensation Committee.

General

The purpose of the Amended LTIP is to provide a means to enhance the growth of the Company by attracting and retaining employees, directors and consultants through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The Amended LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.

The Amended LTIP is intended to achieve this purpose by permitting the grant of a number of different types of awards, including the grant of (i) incentive stock options intended to comply with Section 422 of the Code (“Incentive Options”), (ii) stock options that do not constitute Incentive Options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“RSUs”), (vi) dividend equivalents (“Dividend Equivalents”), (vii) awards of unrestricted shares of common stock (“Stock Awards”), (viii) other awards related to the Company’s common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock) (“Other Stock-Based Awards”), (ix) cash awards (“Cash Awards”), (x) conversion awards (“Conversion Awards”), (xi) awards, the grant, exercise, vesting or settlement of which are subject to one or more performance standards (“Performance Awards”), and (xii) any combination of such awards (collectively referred to as “Awards”).

Eligibility

Any officer and employee of the Company or any of its subsidiaries, and other persons who provide services to the Company or any of its subsidiaries, including non-employee directors of and consultants for the Company (an “Eligible Person”), may be granted Awards under the Amended LTIP. Any person who is designated by the Compensation Committee to receive an Award under the Amended LTIP will be a “Participant.” An employee on leave of absence may be considered still employed by the Company or a subsidiary for purposes of determining eligibility for participation under the Amended LTIP. Any individual granted an Award which remains outstanding under the Amended LTIP, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Amended LTIP. As of March 12, the Company had eleven non-employee directors, nine executive officers and approximately 3,750 other employees who were eligible to participate in the Amended LTIP.

Limitations on Awards to Covered Employees. In each calendar year during any part of which the Amended LTIP is in effect, a “covered employee” (within the meaning of Section 162(m) of the Code) may not be granted Awards intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code) (a) to the extent such Award is based on a number of shares of common stock (other than such an Award designated to be paid only in cash), relating to more than 400,000 shares of common stock, subject to adjustment as provided in the Amended LTIP, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $5,000,000. See “Item Five—Approval of the Eligible Employees, Business Criteria and Maximum Annual per Person Compensation Limits under the Amended LTIP to Comply with the Stockholder Approval Requirements of Section 162(m) of the Code” for more information.

Limitations on Awards to Non-Employee Directors. In each calendar year during any part of which the Amended LTIP is in effect, a non-employee member of the Board may not be granted Awards (a) relating to more than 20,000 shares of common stock, subject to adjustment as provided in the Amended LTIP, or (b) if greater, Awards having a value (determined, if applicable, pursuant to FASB ASC 718) on the date of grant greater than $750,000; except that, for the calendar year in which a non-employee director first commences service on the Board only, the foregoing limitations shall be doubled and the foregoing limits shall be without regard to grants of Awards made to any non-employee director in any capacity other than in the capacity as a director of the Company.

Administration

The Board has appointed the Compensation Committee to administer the Amended LTIP pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the Amended LTIP. Unless otherwise limited by the Amended LTIP, Rule 16b-3 of the Exchange Act, any provisions of the Code or other applicable laws, the Compensation Committee has broad discretion to administer the Amended LTIP, interpret its provisions, and adopt policies for implementing the Amended LTIP. This discretion includes the power to determine when and to whom Awards will be granted, determine the type or types of Awards to be granted to each Eligible Person and the amount of such Awards (measured in shares of common stock, cash or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the Amended LTIP, terminate, modify or amend the Amended LTIP, and execute all other responsibilities permitted or required under the Amended LTIP. Any action of the Compensation Committee shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, stockholders, Participants and permitted transferees claiming rights from or through a Participant.

Number of Shares

The maximum aggregate number of shares of common stock available for any and all Awards under the Amended LTIP, since its original inception as of the 2006 Long-Term Incentive Plan, shall not exceed 12,600,000 (subject to any adjustment due to recapitalization or reorganization permitted under the Amended LTIP), which includes the 3,500,000 shares subject to approval by the Company’s stockholders pursuant to this proposal. The total number of shares of common stock reserved and available for delivery in connection with Incentive Options under the Amended LTIP will not exceed 9,100,000 shares.

Shares of common stock subject to any Award that is canceled, forfeited, expires unexercised, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a Participant, including shares forfeited with respect to restricted stock and shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, in each case, will again be available for Awards under the Amended LTIP to the extent allowable by law. Notwithstanding the foregoing, with respect to Options and SARs, (a) shares tendered or withheld in payment of any exercise or purchase price or related taxes, (b) shares that were subject to such an Award that was exercised, or (c) shares repurchased on the open market with the proceeds of such an Award’s exercise price, in each case, will not be available for future Awards under the Amended LTIP. If an Award may be settled only in cash, such Award need not be counted against the share limits in the Amended LTIP.

The shares to be delivered under the Amended LTIP shall be made available from authorized but unissued shares of common stock, common stock held in the treasury of the Company or previously issued shares of common stock reacquired by the Company, including shares purchased on the open market. The fair market value of the common stock on a given date will be the closing price of a share of common stock as reported by the NYSE on the most recent date on which shares of common stock were publicly-traded preceding the date with respect to which the fair market value determination is made (or if no sales occur on that date, on the last preceding date on which such sales of the common stock are so reported). There are no fees, commissions or other charges applicable to a purchase of common stock under the Amended LTIP.

Types of Awards

Stock Options. The Company may grant Options to Eligible Persons, including Incentive Options, which comply with Section 422 of the Code and Nonstatutory Options. The exercise price of each Option granted under the Amended LTIP will be stated in the Option agreement and may vary between individuals and between grants; provided, however, that the exercise price for an Option must not be less than the greater of (a) 100 percent of the fair market value per share of the common stock as of the date of grant of the Option or (b) the par value per share of common stock. With respect to a grant of an Incentive Option which complies with Section 422 of the Code, a Participant must be an employee of the Company (or its subsidiaries), and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110 percent of the fair market value of the common stock underlying the Incentive Option. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock (including common stock issuable pursuant to the Option) will be delivered to a Participant. The Amended LTIP prohibits the Company from repricing Options without the approval of the Company’s stockholders.

SARs. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee; provided, however, that the grant price of the SAR must not be less than the greater of (a) 100 percent of the fair market value per share of the common stock as of the date of grant of the SAR or (b) the par value per share of common stock. SARs may be either free-standing or in tandem with other Awards. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Compensation Committee determines. The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Compensation Committee provides in the Award agreement governing the SAR. The Amended LTIP prohibits the Company from repricing SARs without the approval of the Company’s stockholders.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Amended LTIP or an Award agreement, the holder of a Restricted Stock Award will have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). Unless otherwise determined by the Compensation Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. During the restricted period applicable to the Restricted Stock Award, the restricted stock subject to the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Restricted Stock Units. RSUs are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times determined by the Compensation Committee. RSUs may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter.

Dividend Equivalents. Dividend Equivalents may be granted to an Eligible Person, entitling such Eligible Person to receive cash, stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or a Stock Award). Dividend Equivalents may be paid or distributed when accrued or reinvested in additional shares of common stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. Absent a contrary provision in an applicable Award agreement, Dividend Equivalents will be subject to the same restrictions and risk of forfeiture as any Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

Stock Awards. The Compensation Committee is authorized to grant a Stock Award under the Amended LTIP to any Eligible Person as a bonus, as additional compensation, or in lieu of cash or other compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.

Other Stock-Based Awards. Eligible Persons may be granted, subject to applicable legal limitations, other Awards related to common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock). Such Other Stock-Based Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine the terms and conditions of all such Other Stock-Based Awards, including without limitation, the method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award.

Cash Awards. The Compensation Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award, to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Compensation Committee in its discretion determines.

Conversion Awards. Awards may be granted under the Amended LTIP in substitution for similar awards held by individuals who become Eligible Persons as a result of the merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate of the Company. Such Conversion Awards that are Options or SARs may have an exercise price that is less than the fair market value of a share of stock on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules.

Performance Awards. The Compensation Committee may designate that any Award granted under the Amended LTIP shall constitute a Performance Award. A Performance Award is any Award, the grant, exercise, vesting or settlement of which is subject to one or more performance conditions. Additionally, a Performance Award may be an Award intended to qualify as “performance-based compensation” under Section 162(m) that is granted to a person designated by the Compensation Committee, at the time of grant of the Performance Award, as likely to be a “covered employee” for the fiscal year (a “Section 162(m) Award”). The performance period applicable to any Performance Award will be set by the Compensation Committee in its discretion but will not exceed ten years.

If the Compensation Committee determines that a Performance Award granted to a “covered employee” is intended to be a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award will be contingent upon achievement of a pre-established performance goal or goals based on one or more of the business criteria described below under Item 5 and other terms as set forth in the Amended LTIP; provided, however, that nothing in the Amended LTIP prevents the Compensation Committee from granting Awards to “covered employees” that are not intended to constitute “performance-based compensation” under Section 162(m) or from determining that it is no longer necessary or appropriate for an Award to qualify as such. To allow Awards to qualify as “performance-based compensation,” the Company is seeking stockholder approval of the material terms of the Amended LTIP, including the maximum amount of compensation that may be paid under the Amended LTIP. See “Item Five—Approval of the Eligible Employees, Business Criteria and Maximum Annual per Person Compensation Limits under the Amended LTIP to Comply with the Stockholder Approval Requirements of Section 162(m) of the Code.”

Other Provisions

Minimum Vesting Requirements.   The minimum vesting or forfeiture restriction period with respect to Options and SARs is one year, subject to the Compensation Committee’s ability to exercise authority under the Amended LTIP in the event of a Participant’s termination of employment or service or upon the occurrence of certain other events.

Tax Withholding. A Participant’s tax withholding obligations with respect to an Award may be satisfied by such means and subject to such conditions as the Compensation Committee may determine, in its sole discretion, including, without limitation, the delivery of cash or cash equivalents, stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Compensation Committee deems appropriate.

Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, appropriate adjustments will be made by the Compensation Committee, in its discretion in certain circumstances, as to the number and price of shares subject to an Award under the Amended LTIP, the securities covered by such Award, the aggregate number of shares of common stock available for the issuance of Awards under the Amended LTIP and the maximum annual per person compensation limits on share-based Awards.

Change in Control. Except to the extent otherwise provided in any applicable Award agreement, vesting of any Award will not occur solely upon the occurrence of a “change in control” or a “restructure” event (as defined in the Amended LTIP). In the event a change in control or restructure should occur at any time when there is any outstanding Award, the Compensation Committee may, but shall not be required to, take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder: (a) grant each holder of an Option corresponding stock or cash SARs, (b) accelerate in whole or in part the time of vesting or exercisability of any outstanding SARs and Options, (c) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award or RSU, (d) deem the performance goals established under any Performance Awards to have been fully met for all performance periods, (e) cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards, (f) redeem in whole or in part any one or more of the outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders, or (g) make such other adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such change in control or restructure.

Effect of Termination of Employment or Director Service. Except as otherwise provided in the Amended LTIP, the treatment of an Award upon a termination of employment or any other service relationship of a Participant with the Company will be specified in the Award agreement, the terms of which are subject to the discretion of the Compensation Committee.

Term of the Amended LTIP. No Awards may be granted under the Amended LTIP on and after the tenth anniversary of its effective date, which is May 19, 2026.

Amendment. Without stockholder or Participant approval, the Compensation Committee or the Board may amend, alter, suspend, discontinue or terminate the Amended LTIP or the Compensation Committee’s authority to grant Awards under the Amended LTIP, except that any amendment or alteration to the Amended LTIP, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NYSE. The Compensation Committee or the Board may otherwise, in its discretion, determine to submit other such changes to the Amended LTIP to stockholders for approval. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Amended LTIP; provided, that without the consent of an affected Participant, no such Compensation Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards. In accordance with any rules it may prescribe, the Compensation Committee may permit a person to transfer Awards, in the form of a gift, or may authorize all or a portion of Awards to be granted to an Eligible Person on terms which permit transfer by such Participant to certain immediate family members or related trusts, foundations or entities, or pursuant to a domestic relations order. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution. Notwithstanding any provision to the contrary, Incentive Options will not be transferable other than by will or the laws of descent and distribution.

No Repricing of Options or SARs. Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the Amended LTIP, the Compensation Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of an Option or SAR previously granted under the Amended LTIP, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

Clawback. The Amended LTIP is subject to any written clawback policies that the Company, with the approval of the Board, may adopt, either prior to or following the effective date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Amended LTIP. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to such Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

Certain United States Federal Income Tax Aspects

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the Amended LTIP. This description is based on current laws in effect on March 24, 2016, which are subject to change (possibly retroactively). The tax treatment of Participants may vary depending on each Participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended LTIP.

Tax Consequences to Participants under the Amended LTIP

Options and SARs. Participants will not realize taxable income upon the grant of an Option or an SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise or grant price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or an SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company”

below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or an SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option under Section 422 of the Code will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, the number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Amended LTIP allows the Compensation Committee to permit the transfer of certain Awards in limited circumstances. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the common stock, the potential for future appreciation or depreciation of the common stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition.

Other Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the RSU award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The Dividend Equivalents, if any, received with respect to a RSU or other Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Internal Revenue Code Section 409A. Awards under the Amended LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an Award under the Amended LTIP fails to comply with Section 409A, such Award will, to the extent possible, be modified to comply with such requirements.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Amended LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Amended LTIP could be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt Section 162(m) Awards from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Compensation Committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” the Company is seeking stockholder approval of the material terms of the Amended LTIP, including the maximum amount of compensation that may be paid under the Amended LTIP, pursuant to Item 5. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, result in cash compensation that exceeds a specified limitation. Under the terms of the Amended LTIP, in each calendar year during any part of which the Amended LTIP is in effect, a “covered employee” may not be granted Section 162(m) Awards (a) to the extent such Award is based on a number of shares of common stock (other than such an Award designated to be paid only in cash), relating to more than 400,000 shares of common stock, subject to adjustment as provided in the Amended LTIP, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $5,000,000. Although the Amended LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, the Company may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Grants to Certain Persons

Because Awards granted under the Amended LTIP are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to Eligible Persons. Please see “Executive Compensation Tables—2015 Outstanding Equity Awards at Fiscal Year End” for Options held by the NEOs as of December 31, 2015. None of the Company’s non-employee directors hold any outstanding Options.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about the Company’s equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Pioneer Natural Resources Company:
2006 Long-Term Incentive Plan (b)(c)	199,058	77.51	2,082,001
Employee Stock Purchase Plan (d)	–	–	416,922
Total:	199,058	77.51	2,498,923

(a)	There are no outstanding warrants or equity rights awarded under the Company’s equity compensation plans. The securities listed do not include restricted stock awarded under the Company’s previous Long-Term Incentive Plan and the Company’s 2006 Long-Term Incentive Plan.
(b)	In May 2006, the stockholders of the Company approved the 2006 Long-Term Incentive Plan, which provided for the issuance of up to 9.1 million awards, as was supplementally approved by the stockholders of the Company during May 2009. Awards under the 2006 Long-Term Incentive Plan can be in the form of stock options, stock appreciation rights, performance units, restricted stock and restricted stock units. No additional awards may be made under the prior Long-Term Incentive Plan. See Note H of Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for additional information regarding each of the Company’s equity compensation plans.
(c)	The number of securities remaining for future issuance has been reduced by the maximum number of shares that could be issued pursuant to outstanding grants of performance units at December 31, 2015.
(d)	The number of remaining securities available for future issuance under the Company’s Employee Stock Purchase Plan is based on the original authorized issuance of 750,000 shares plus an additional 500,000 shares supplementally approved less 833,078 cumulative shares issued through December 31, 2015.

Recommendation

The Board unanimously recommends that stockholders vote FOR the proposal to approve adoption of the Amended LTIP. All members of the Board are eligible for awards under the Amended LTIP and thus have a personal interest in the approval of the Amended LTIP.

ITEM FIVE

APPROVAL OF THE ELIGIBLE EMPLOYEES, BUSINESS CRITERIA AND MAXIMUM ANNUAL PER

PERSON COMPENSATION LIMITS UNDER THE AMENDED LTIP TO COMPLY WITH THE

STOCKHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE CODE

Description of Proposal

In addition to the approval of the Amended LTIP, the Company’s stockholders are also being asked to approve the material terms of the Amended LTIP for purposes of complying with certain requirements of Section 162(m) of the Code (“Section 162(m) “). As explained in greater detail below, the Company believes approval of this proposal is advisable in order to allow the Company to grant awards under the Amended LTIP that may qualify as “performance-based compensation” under Section 162(m).

The Amended LTIP is designed, in part, to allow the Company to provide “performance-based compensation” that may be tax-deductible by it and its subsidiaries without regard to the limits of Section 162(m) in the event the Company chooses to structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s CEO and the three other most highly compensated executive officers (other than the CEO and the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m).

In addition to certain other requirements, in order for awards under the Amended LTIP to constitute “performance-based compensation,” the material terms of the Amended LTIP must be periodically disclosed to and approved by the Company’s stockholders. Under Section 162(m), the material terms of the Amended LTIP that stockholders are being asked to approve are (i) the employees eligible to receive compensation under the Amended LTIP, (ii) the maximum amount of compensation that may be paid to a Covered Employee under the Amended LTIP during a specified period, and (iii) the list of business criteria on which performance goals may be based. Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements. The Amended LTIP does not modify the employees eligible to receive compensation under the plan, but does expand the list of business criteria on which performance goals may be made and increase the calendar year per person award limitation on “performance-based compensation” that may be paid only in cash from $4,000,000 to $5,000,000, as described in greater detail below.

If this proposal is not approved, the Company’s Covered Employees may not receive the compensation that the Company intended to provide them under the Amended LTIP, and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that the Company may be limited in its ability to grant Awards that satisfy its compensation objectives and that are deductible (although the Company retains the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible).

Description of the Section 162(m) Material Terms

The discussion in this proposal does not purport to be a complete description of all of the provisions of the Amended LTIP, and is qualified in its entirety by reference to the full text of the Amended LTIP, which can be found by reference to Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Amended LTIP.

Eligibility to Participate

Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by the Company’s stockholders. The employees eligible to receive Awards under the Amended LTIP are the Company’s employees and those of its subsidiaries. Members of the Board who are not employees or consultants of the Company or its subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other services to the Company or its subsidiaries are also eligible to receive Awards. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold a Section 162(m) Award.

Maximum Amount of Compensation

Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by the Company’s stockholders. Under the terms of the Amended LTIP, in each calendar year during any part of which the Amended LTIP is in effect, a Covered Employee may not be granted Section 162(m) Awards (a) to the extent such Award is based on a number of shares of common stock (other than such an Award designated to be paid only in cash), relating to more than 400,000 shares of common stock, subject to adjustment as provided in the Amended LTIP, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $5,000,000. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the Amended LTIP. Although the Amended LTIP has been drafted to permit the grant of Awards intended to satisfy the requirements for the “performance-based compensation” exception, the Compensation Committee may determine that it is in the Company’s best interests to award compensation that is not intended to satisfy the requirements for the exception.

Business Criteria

Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by the Company’s stockholders. If the Compensation Committee determines that an Eligible Person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as “performance-based compensation” under such section, then the grant, exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below.

With respect to Awards intended to constitute “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). All determinations by the Compensation Committee as to the establishment, amount and certification of achievement of performance goals will be made in writing and the Compensation Committee may not delegate any responsibility relating to such Section 162(m) awards. The Compensation Committee will establish an unfunded pool with the amount of such pool calculated using an objective formula based upon the level of achievement of qualified performance goals for the purpose of granting Section 162(m) Awards and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts otherwise payable under any Section 162(m) Award. Notwithstanding the foregoing, Options and SARs with an exercise or grant price not less than the fair market value of the Company’s common stock on the date of grant are intended to be Section 162(m) Awards, even if not otherwise contingent upon achievement of a pre-established performance goal or goals.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Compensation Committee in establishing performance goals applicable to Section 162(m) Awards: (a) oil and gas revenues, oil and gas revenues and other income or total revenues; (b) cash flow, cash flow from operations, discretionary cash flow, cash flows from investing activities, or cash flows from financing activities; (c) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (d) income, operating income or net income; (e) earnings before any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (f) income excluding noncash mark-to-market derivative gains or losses, or income excluding noncash mark-to-market derivative gains or losses and unusual items; (g) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (h) debt or equity financings or improvement of financial ratings; (i) production volumes, production growth, production per share growth or debt-adjusted production per share growth, which may be of oil, gas, natural gas liquids or any combination thereof; (j) general and administrative expenses; (k) proved reserves, reserve replacement, drillbit reserve replacement or reserve growth; (l) exploration and development costs, capital expenditures, finding and development costs, drillbit finding and development costs, operating costs (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (m) net asset value, (n) fair market value of the common stock, share price, share price appreciation, total stockholder return or payments of dividends; (o) achievement of savings from business improvement projects and achievement of capital projects deliverables; (p) working capital or working capital changes; (q) operating profit or net operating profit; (r) internal research or development programs; (s) geographic business expansion; (t) corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations); (u) performance against environmental, ethics or sustainability targets; (v) safety performance and/or incident rate; (w) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (x) satisfactory internal or external audits; (y) consummation, implementation or completion of a change in control, Restructure, or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (z) regulatory approvals or other regulatory milestones; (aa) legal compliance or risk reduction; and (bb) drilling results.

Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the S&P 500 or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

The Compensation Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) accruals for reorganization and restructuring programs; (d) any unusual or infrequent items; (e) any gain or loss from a discontinued operation; (f) goodwill impairment charges; (g) operating results for any business, asset or property (or interest therein) acquired or sold; (h) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (j) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (k) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (l) mark-to-market adjustments for financial instruments; and (m) changes in business strategy impacting timing and magnitude of financial operating goals, including, but not limited to, expenses, operating cash flow, and balance sheet goals. Unless the Compensation Committee otherwise elects, the performance goals in respect of a Section 162(m) Awards shall be deemed to exclude the impact of the following events or occurrences for such performance period: (i) the effect of changes in tax law or other such laws or regulations affecting reported results; (ii) any change in accounting principles; and (iii) events of force majeure beyond the Company’s control, such as acts of God, wars (declared or undeclared), insurrections, hostilities, strikes, lockouts, riots, floods, fires, storms, industrial disturbances, acts of the public enemy, sabotage, blockades, landslides, lightning, earthquakes, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakage or accidents to machinery, equipment, facilities or lines of pipe and subsequent repairs, freezing of wells, pipe or other facilities, partial or entire failure of wells, pipe or other facilities, and action or restraint by court order or public or governmental authority. The Compensation Committee may also adjust Section 162(m) Awards to reflect the occurrence of certain corporate transactions and events as provided in the Amended LTIP. All of the foregoing adjustments are permitted only to the extent permitted under Section 162(m) and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as “performance-based compensation.”

Other Material LTIP Provisions

For a detailed description of the other material terms of, certain tax consequences associated with participation in and other information regarding the Amended LTIP, please see “Item 4—Approval of the Amendment and Restatement of the 2006 Long-Term Incentive Plan, “ which is incorporated in this Item 5 by reference.

Recommendation

The Board unanimously recommends that stockholders vote FOR approval of the material terms of the Amended LTIP, in accordance with the stockholder approval requirements of Section 162(m).

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Stockholder Proposals for the 2017 Annual Meeting

Any stockholder of the Company who desires to submit a proposal for action at the 2017 annual meeting of stockholders and wishes to have the proposal (“Rule 14a-8 Proposal”) included in the Company’s proxy materials must follow the procedures set forth in Rule 14-8 under the Exchange Act and must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 8, 2016, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

In addition to the requirements of Rule 14a-8 of the Exchange Act, stockholders desiring to propose action at the 2017 annual meeting of stockholders must also comply with Article Nine of the Company’s Certificate of Incorporation and the Company’s Bylaws. In order to submit business to be considered at an annual meeting, a stockholder must submit written notice of the proposed business to the Company no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. The stockholder must either be a stockholder of record both at the time the notice is delivered to the Company and at the time of the annual meeting or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, the beneficial owner must be the beneficial owner of common stock of the Company both at the time of giving of notice and at the time of the annual meeting. The written notice must set forth all of the information required by the Certificate of Incorporation and the Bylaws, including (i) the nature of the proposal with reasonable particularity, including the exact text of the proposal and the reasons for conducting that business at the annual meeting, (ii) the stockholder’s name, business and residential addresses and telephone numbers, ownership of the Company’s stock and other personal information, and (iii) any interest of the stockholder in the proposed business. The written notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name, business address and telephone number and residence address and telephone number of such beneficial owner, (ii) the ownership of the Company’s stock by such beneficial owner, if applicable, (iii) a description of any agreement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their affiliates, and any others acting in concert with any of them, (iv) a description of any agreement or understanding (including derivative positions or similar rights and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that such stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation as to whether such stockholder or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to stockholders and/or (y) otherwise to solicit proxies or votes from stockholders in support of the proposal, and (vii) any other information relating to such stockholder and such beneficial owner required to be disclosed in a proxy statement required by Section 14(a) of the Exchange Act. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2017 annual meeting of stockholders that the stockholder does not seek to have included in the Company’s proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless the Company is notified of the proposal on or before February 21, 2017, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If the Company first receives notice of the matter after February 21, 2017, and the matter nonetheless is permitted to be presented at the 2017 annual meeting of stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. “Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written requests for inclusion of any stockholder proposal should be addressed to the Secretary, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039. The Company suggests that stockholder proposals be sent by certified mail, return receipt requested.

Director Nominations

Nominations by the Board. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board that may occur between annual meetings. In considering candidates for the Board, the Nominating and Corporate Governance Committee will consider the entirety of each candidate’s credentials, including his or her experience, if applicable, as a current director of the Company. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

The Nominating and Corporate Governance Committee endeavors to achieve for the Board an overall balance of diversity of experience at policy-making levels with a complimentary mix of skills and professional experience in areas relevant to the Company’s business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, including in the areas of operations, engineering, geology, safety, midstream and downstream segments, macroeconomics, geopolitics, law, corporate governance, accounting and investment analysis, among other areas.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors. The Nominating and Corporate Governance Committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender and/or ethnicity, age, and other individual qualifications and attributes. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee. The Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin.

Nominations by Stockholders. Any stockholder desiring to nominate an individual for election to the Board must comply with Article Nine of the Certificate of Incorporation and the Bylaws, as described above with respect to stockholder proposals. To be considered at an annual meeting, a nomination must be submitted in writing to the Secretary, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039, no later than 60 days before the annual meeting or, if later, ten days after the first public notice of the annual meeting is sent to stockholders. In addition, the nominating stockholder’s notice must set forth all of the information required by, and comply with, the Certificate of Incorporation and the Bylaws, including the following:

●	the nominee’s name, address and other personal information;

●	the number of shares of each class and series of stock of the Company beneficially owned by such nominee;

●	the nominating stockholder’s name, business and residential addresses and telephone numbers, ownership of the Company’s stock and other personal information; and

●	all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board. In addition, as a condition of nomination, each director nominee must deliver to the Company an irrevocable letter of resignation that becomes effective if the nominee does not receive a majority of the votes cast for his or her election (in the event of an uncontested election) and the Board decides to accept the resignation. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee. The person presiding at the annual meeting will determine whether a nomination is properly brought before the meeting and will not permit the consideration of a nomination not properly brought before the meeting.

In addition, the Bylaws provide that under certain circumstances, a stockholder or group of stockholders meeting the eligibility requirements specified in the Bylaws may include director candidates that they have nominated in the Company’s proxy materials. These proxy access provisions of the Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in the Company’s annual meeting proxy statement must have owned three percent or more of the Company’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two or 20 percent of the number of directors then serving on the Board (rounded down to the nearest whole number). This maximum number is subject to reduction in certain circumstances, such as a nomination of a candidate by an eligible stockholder or group of stockholders whose nomination is subsequently withdrawn, and there being one or more candidates proposed for nomination by an eligible stockholder or group of stockholders who the board of directors itself decides to nominate for election. If the number of stockholder-nominated candidates exceeds 20 percent, each nominating stockholder or group of stockholders may select one nominee for inclusion in the Company’s proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of the Company’s common stock held by each nominating stockholder or group of stockholders.

To have a stockholder-nominated candidate included in the Company’s proxy materials pursuant to the Company’s proxy access bylaw, the nominating stockholder or group of stockholders must submit to the Corporate Secretary of the Company at the Company’s principal executive office the information and documentation specified in the Bylaws not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting, unless the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the prior year’s annual meeting and ends 30 days after the first anniversary date of the prior year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “other meeting date”), in which case the information and documentation must be submitted by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date such other meeting date is first publicly announced or disclosed. Thus, any eligible stockholder or group of stockholders who desires to nominate a director candidate for election at the 2017 annual meeting of stockholders and wishes to have the candidate included in the Company’s proxy materials, must submit all of the required information and documentation to the Company no earlier than November 8, 2016 and no later than December 8, 2016.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the internet, by mail, and by personal interview or telephone by officers, directors and regular employees of the Company. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King  & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting. The Company’s principal executive offices are located at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039.

ANNUAL REPORT AND OTHER INFORMATION

The Company’s 2015 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, the Company will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to the Company’s expenses in furnishing the requested exhibit. Such requests may be made by writing to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039.

One copy of the Notice, this Proxy Statement and the 2015 Annual Report to Stockholders (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and 2015 Annual Report to Stockholders mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard,

Suite 200, Irving, Texas 75039, or call (972) 444-9001. You may also contact the Company in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.cstproxy.com/pioneer/2016.

INTERNET AND PHONE VOTING

For shares of common stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). Votes submitted by internet or phone must be received by 6:00 p.m., Central Time, on Wednesday, May 18, 2016. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of common stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Thomas J. Murphy
Corporate Secretary

Irving, Texas

April 7, 2016

APPENDIX A

PIONEER NATURAL RESOURCES COMPANY

AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN

EFFECTIVE AS OF MAY 19, 2016

Appendix A

Section 1.	Purpose	A-1

Section 2.	Definitions	A-1

Section 3.	Administration	A-4
(a)	Authority of the Committee	A-4
(b)	Manner of Exercise of Committee Authority; Delegation	A-5
(c)	Limitation of Liability	A-5
(d)	Participants in Non-U.S. Jurisdictions	A-5

Section 4.	Stock Subject to Plan	A-5
(a)	Overall Number of Shares Available for Delivery	A-5
(b)	Application of Limitation to Grants of Awards	A-6
(c)	Availability of Shares Not Issued under Awards	A-6
(d)	Stock Offered	A-6

Section 5.	Eligibility; Per Person Award Limitations	A-6
(a)	Eligibility for Awards	A-6
(b)	Limitations of Section 162(m) Awards	A-6
(c)	Awards to Nonemployee Directors	A-6

Section 6.	Specific Terms of Awards	A-7
(a)	General	A-7
(b)	Options	A-7
(c)	Stock Appreciation Rights	A-8
(d)	Restricted Stock	A-8
(e)	Restricted Stock Units	A-9
(f)	Stock Awards	A-9
(g)	Dividend Equivalents	A-9
(h)	Other Stock-Based Awards	A-9
(i)	Cash Awards	A-9
(j)	Conversion Awards	A-9

Section 7.	Certain Provisions Applicable to Awards	A-10
(a)	Termination of Employment	A-10
(b)	Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing	A-10
(c)	Term of Awards; Minimum Vesting Provisions	A-10
(d)	Form and Timing of Payment under Awards; Deferrals	A-10
(e)	Additional Agreements	A-11

Section 8.	Performance Awards	A-11
(a)	General	A-11
(b)	Section 162(m) Awards	A-11

Section 9.	Recapitalization or Reorganization; Change in Control	A-14
(a)	Existence of Plans and Awards	A-14
(b)	Subdivision or Consolidation of Shares	A-14
(c)	Corporate Recapitalization	A-15
(d)	Additional Issuances	A-15
(e)	Change in Control; Restructure	A-15

A-i

Appendix A

Section 10.	General Provisions	A-17
(a)	Transferability	A-17
(b)	Taxes	A-18
(c)	Changes to this Plan and Awards	A-18
(d)	Evidencing Stock	A-18
(e)	Limitation on Rights Conferred under Plan	A-19
(f)	Unfunded Status of Awards	A-19
(g)	Nonexclusivity of this Plan	A-19
(h)	Severability	A-19
(i)	Governing Law; Submission to Jurisdiction	A-19
(j)	Conditions to Delivery of Stock	A-19
(k)	Section 409A	A-20
(l)	Fractional Shares	A-20
(m)	Interpretation	A-20
(n)	Clawback	A-20
(o)	Plan Effective Date and Term	A-21

A-ii

Appendix A

PIONEER NATURAL RESOURCES COMPANY

Amended and Restated 2006 Long-Term Incentive Plan,

Effective as of May 19, 2016

Section 1.         Purpose.

The purpose of the Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”) is to provide a means through which Pioneer Natural Resources Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its devoted employ. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Conversion Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

Section 2.         Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a)         “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Conversion Award or Performance Award, together with any other right or interest granted under this Plan.

(b)         “Award Agreement” means any written instrument (including any employment, severance, or change of control agreement) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

(c)         “Beneficial Owner” or “Beneficial Ownership” or “Beneficially Owns” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(d)         “Board” means the Company’s Board of Directors.

(e)         “Cash Award” means an Award denominated in cash granted under Section 6(i) hereof.

(f)         “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i)         The acquisition by any Person of Beneficial Ownership of securities of the Company that, together with securities held by such Person, constitutes 40% or more of either (x) the then outstanding shares of Stock of the Company (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)         A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii)         Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business

Appendix A

Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) Beneficially Owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)         Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(i)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)           “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

(k)           “Conversion Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

(l)           “Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified year.

(m)         “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(n)         “Effective Date” means for this amendment and restatement, May 19, 2016. The Pioneer Natural Resources Company 2006 Long-Term Incentive Plan, as amended from time to time, was originally adopted by the Company on May 3, 2006. As of the Effective Date, this amendment and restatement of the Plan supersedes and replaces in all respects the Pioneer Natural Resources Company Plan 2006 Long-Term Incentive Plan, as in effect immediately prior to the Effective Date.

(o)         “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or Subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an Award that shall, or may, be settled in Stock. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(p)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(q)         “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on the preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under

Appendix A

the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded preceding the date with respect to which the Fair Market Value determination is made; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(r)         “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(s)         “Incumbent Board” shall mean individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

(t)         “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(u)         “Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(v)         “Non-Surviving Event” means an event of Restructure as described in either subsection (ii) or (iii) of Section 2(ee).

(w)         “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(x)         “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(y)         “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(z)         “Performance Award” means an Award granted to an Eligible Person under Section 8 hereof, the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) depends upon achievement of performance goals specified by the Committee.

(aa)       “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(bb)       “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code (unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code), and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded (but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules).

(cc)       “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(dd)       “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(ee)       “Restructure” means the occurrence of any one or more of the following:

(i)         The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with the Company remaining the

Appendix A

continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Company, cash, or other property;

(ii)         The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (A) the Company not being the continuing or surviving entity of that merger or consolidation or (B) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Company, cash, or other property; or

(iii)         The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

(ff)         “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(gg)       “Section 162(m) Award” means a Performance Award granted to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(hh)       “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and any successor provisions and rules thereto.

(ii)         “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(jj)         “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(kk)       “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f) hereof.

(ll)         “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

Section 3.         Administration.

(a)         Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the type or types of Awards to be granted to each Eligible Person and the amount of cash or the number of shares of Stock that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical), and modifications thereto, including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment or other service of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability or vesting of any Award that has been granted; (vi) construe the respective Award Agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time; (ix) terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan. Subject to Rule 16b-3, section 162(m) of the Code, and the Nonqualified Deferred Compensation Rules, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or

Appendix A

desirability. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, and Permitted Transferees under Section 10(a) hereof or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(b)         Manner of Exercise of Committee Authority; Delegation. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, provided that such Award is not a Section 162(m) Award. The Committee may delegate to a member of the Board, officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions of the Committee under the Plan, including administrative functions, as the Committee may determine, to the extent that such delegation will not violate state corporate law, will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Eligible Persons subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to be Section 162(m) Awards to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c)         Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(d)         Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Subsidiaries operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

Section 4.         Stock Subject to Plan.

(a)         Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, since its original inception, shall not exceed 12,600,000 shares, which includes the 3,500,000 shares approved by the Company’s stockholders on May 19, 2016 that became available as of the Effective Date. The total number of shares of Stock received and available for delivery in connection with ISOs under this Plan, since its original inception, shall not exceed 9,100,000 shares.

Appendix A

(b)         Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan and not subject to other Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)         Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expires or is canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) shares forfeited with respect to Restricted Stock and (ii) the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, in each case, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, with respect to any Option, Stock Appreciation Right, or other Award for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant, the following shares will not, in each case, be available for future Awards under the Plan: (A) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (B) shares that were subject to such Award that was exercised, or (C) shares repurchased on the open market with the proceeds of such Award’s exercise price. If an Award may be settled only in cash, such Award need not be counted against any of the share limits under this Section 4 but will remain subject to the limitations in Section 5 to the extent required to preserve the status of any Award intended to be a Section 162(m) Award.

(d)         Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

Section 5.         Eligibility; Per Person Award Limitations.

(a)         Eligibility for Awards. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof.

(b)         Limitations of Section 162(m) Awards. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards (a) to the extent such Award is based on a number of shares of Stock (other than such an Award designated to be paid only in cash), relating to more than 400,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and (b) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $5,000,000.

(c)         Awards to Nonemployee Directors. Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, which may, but shall not be required to, act through the Qualified Members, shall have the authority, in its sole and absolute discretion, to make Awards (other than ISOs) to nonemployee members of the Board under this Plan; provided that, in each calendar year, during any part of which this Plan is in effect, a nonemployee member of the Board may not be granted Awards under this Plan (i) relating to more than 20,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, or (ii) if greater, Awards having a value (determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 or any successor provision thereto) on the date of grant greater than $750,000; provided, that, for the calendar year in which a nonemployee director first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits set forth in this Section 5(c) shall be without regard to grants of Awards, if any, made to a nonemployee member of the Board during any period in which such individual was an employee of the Company or of any of its Subsidiaries or was otherwise providing services to the Company or to any of its Subsidiaries other than in the capacity as a director of the Company. The Board, which may, but shall not be required to, act through the Qualified Members, shall set the terms of any such Awards in its sole

Appendix A

discretion, and the Board, which may, but shall not be required to, act through the Qualified Members, shall be responsible for administering and construing such Awards in substantially the same manner as the Committee administers and construes Awards to other Eligible Persons.

Section 6.         Specific Terms of Awards.

(a)         General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Subject to Section 10(c), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as a Section 162(m) Award if such discretion would cause the Section 162(m) Award to not so qualify.

(b)        Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)         Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant). The exercise price per share of Stock subject to a Nonstatutory Stock Option shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the stock as of the date of grant of the Option.

(ii)         Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)         ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be

Appendix A

determined as of the date the incentive stock option is granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)         Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)         Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)         Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)         Time and Method of Exercise and Settlement. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards.

(iv)         Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)         Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)         Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)         Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may permit a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

Appendix A

(e)         Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

(i)         Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)         Settlement. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)         Stock Awards. The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash or other compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(g)         Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(h)         Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)         Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(j)         Conversion Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate of the Company. Such Conversion Awards that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

Appendix A

Section 7.         Certain Provisions Applicable to Awards.

(a)         Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the Award Agreement. Notwithstanding anything to the contrary herein or in any such Award Agreement, any Award that constitutes a “deferral of compensation” (within the meaning of the Nonqualified Deferred Compensation Rules) whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall not become exercisable, be settled or otherwise trigger a payment or distribution upon a termination of employment or other service relationship with the Company pursuant to the Plan or the applicable Award Agreement controlling such 409A Award in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination of employment, is expected to provide, sufficient services to the Company that, under the Company’s written and generally applicable policies regarding what constitutes a “separation from service” for purposes of the Nonqualified Deferred Compensation Rules, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment or service relationship; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or other service relationship as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of applicable Award Agreement.

(b)         Stand-Alone, Additional, Tandem, and Substitute Awards; No Repricing. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of a new Award. Notwithstanding the foregoing but subject to Section 6(j) and Section 9 of the Plan, without the approval of stockholders, the Committee will not (i) exchange or substitute previously granted Options or Stock Appreciation Rights in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, as amended from time to time or (ii) cause the Company to offer to purchase or exchange for cash Options or Stock Appreciation Rights if, at the time of such offer, the Fair Market Value of a share of Stock is less than the Exercise Price of such Options or Stock Appreciation Rights. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(c)         Term of Awards; Minimum Vesting Provisions. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years following the date of grant of such Option or SAR (or such shorter term as may be required in respect of an ISO under section 422 of the Code). The minimum vesting or forfeiture restriction period with respect to Awards that are Options, SARs or other Awards for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant, shall be one year, subject to the Committee’s authority pursuant to Sections 7(a), 9 and 10(c) of the Plan in the event of a Participant’s termination of employment or service or upon the occurrence of certain events.

(d)         Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the

Appendix A

Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)         Additional Agreements. Each Participant to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Participant’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Subsidiaries, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

Section 8.         Performance Awards.

(a)         General. The Committee is authorized to designate any of the Awards that may be granted under Section 6 of the Plan as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 8(b) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(b)         Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 8(b); provided, however, that nothing in this Section 8(b) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards or other Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(i) Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(ii)         Performance Criteria

(A)         Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) oil and gas revenues, oil and gas revenues and other income or total revenues; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return

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on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings before any one or more of depletion, depreciation and amortization expense; exploration and abandonments; impairment of oil and gas properties; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) income excluding noncash mark-to-market derivative gains or losses, or income excluding noncash mark-to-market derivative gains or losses and unusual items; (7) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (8) debt or equity financings or improvement of financial ratings; (9) production volumes, production growth, or debt-adjusted production growth, which may be of oil, gas, natural gas liquids or any combination thereof; (10) general and administrative expenses; (11) proved reserves, reserve replacement, drillbit reserve replacement or reserve growth; (12) exploration and development costs, capital expenditures, finding and development costs, drillbit finding and development costs, operating costs (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, or production costs; (13) net asset value; (14) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends; (15) achievement of savings from business improvement projects and achievement of capital projects deliverables; (16) working capital or working capital changes; (17) operating profit or net operating profit; (18) internal research or development programs; (19) geographic business expansion; (20) corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations); (21) performance against environmental, ethics or sustainability targets; (22) safety performance and/or incident rate; (23) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (24) satisfactory internal or external audits; (25) consummation, implementation or completion of a Change in Control, Restructure, or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (26) regulatory approvals or other regulatory milestones; (27) legal compliance or risk reduction; and (28) drilling results. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

(B)         Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) accruals for reorganization and restructuring programs; (d) any unusual or infrequent items; (e) any gain or loss from a discontinued operation; (f) goodwill impairment charges; (g) operating results for any business, asset or property (or interest therein) acquired or sold; (h) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (j) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (k) interest, expenses, taxes,

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depreciation and depletion, amortization and accretion charges; (l) mark-to-market adjustments for financial instruments; and (m) changes in business strategy impacting timing and magnitude of financial operating goals, including, but not limited to, expenses, operating cash flow, and balance sheet goals. Unless the Committee otherwise elects, the performance goals in respect of a Section 162(m) Awards shall be deemed to exclude the impact of the following events or occurrences for such performance period: (i) the effect of changes in tax law or other such laws or regulations affecting reported results; (ii) any change in accounting principles; and (iii) events of force majeure beyond the Company’s control, such as acts of God, wars (declared or undeclared), insurrections, hostilities, strikes, lockouts, riots, floods, fires, storms, industrial disturbances, acts of the public enemy, sabotage, blockades, landslides, lightning, earthquakes, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakage or accidents to machinery, equipment, facilities or lines of pipe and subsequent repairs, freezing of wells, pipe or other facilities, partial or entire failure of wells, pipe or other facilities, and action or restraint by court order or public or governmental authority. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Section 9 of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(C)         Individual Performance Criteria. The grant, exercise and/or settlement of Section 162(m) Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)        Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Company shall establish (A) the Eligible Persons who will be granted Section 162(m) Awards, and (B) the objective formula used to calculate the amount of cash or Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Section 8(b)(ii)(A).

(iv)        Section 162(m) Award Pool. The Committee may establish an unfunded pool with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in Section 8(b)(ii)(A) during the given performance period, as specified by the Committee for the purpose of granting Section 162(m) Awards. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

(v)        Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each performance goal established with respect to the selected business criteria for a Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

(vi)        Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of the performance period and performance goals with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or Stock payable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to the performance goals for each business criteria selected, shall each be made in writing.

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(vii)        Options and Stock Appreciation Rights. Notwithstanding the foregoing provisions of this Section 8(b), Options and Stock Appreciation Rights with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.

(viii)        Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 9.           Recapitalization or Reorganization; Change in Control.

(a)           Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)           Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)          If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)         If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)        Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

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(c)           Corporate Recapitalization.

(i)         If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(ii)         In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any applicable Award Agreements shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor person, or the cash settlement of such Awards in exchange for the cancellation thereof, or the cancellation of Awards either with or without consideration. In the event of any such change in the outstanding Stock, the share limitations in Sections 4 and 5 of the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(d)         Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(e)         Change in Control; Restructure. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award will not occur solely upon the occurrence of a Change in Control or a Restructure and, in the event a Change in Control or Restructure should occur at any time when there is any outstanding Award hereunder, then (except to the extent otherwise provided in the applicable Award Agreement):

(i)         merely because of the occurrence of the Change in Control or Restructure,

(A)         no holder of an Option shall automatically be granted corresponding SARs;

(B)         neither any outstanding SARs nor any outstanding Options shall immediately become fully vested and exercisable in full;

(C)         the restriction period of any Restricted Stock Award or Restricted Stock Unit shall not immediately be accelerated and the restrictions shall not expire; and

(D)         the performance goals established under any Performance Award (including any Section 162(m) Award) will not be deemed to have been fully met for any performance period; and

(ii)         at the option of the Committee, acting in its sole discretion without the consent or approval of any holder, the Company may (but shall not be required to) take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder:

(A)         grant each holder of an Option corresponding Stock or cash SARs;

(B)         accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding SARs and Options so as to provide that those SARs and Options shall be exercisable before, upon, or after the consummation of the Change in Control or Restructure;

Appendix A

(C)         accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award or Restricted Stock Unit so that the Stock subject to that Restricted Stock Award or Restricted Stock Unit shall be owned by the holder without restriction or risk of forfeiture;

(D)         deem the performance goals established under any Performance Awards to have been fully met for all performance periods;

(E)         if a Restructure (including a Change in Control that involves a Restructure) is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable;

(F)         redeem in whole or in part any one or more of the outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan), in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) in consideration of a cash payment (or payment in other consideration including securities or other property), as such payment may be reduced for tax withholding obligations as contemplated in the section governing the particular form of Award, in an amount equal to:

(1)         for Options and SARs granted in connection with Options, the excess of (a) the Fair Market Value, determined as of the date immediately preceding the consummation of the Change in Control or Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (b) the Exercise Price for that number of shares of Stock (provided, that to the extent the Exercise Price exceeds such Fair Market Value, such Option or SAR may be canceled for no consideration);

(2)         for SARs not granted in connection with an Option, the excess of (a) the Fair Market Value, determined as of the date immediately preceding the consummation of the Change in Control or Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (b) the grant price for the number of shares of Stock subject to the SAR (provided, that to the extent the grant price exceeds such Fair Market Value, such SAR may be canceled for no consideration);

(3)         for Restricted Stock Awards and Restricted Stock Units, the Fair Market Value, determined as of the date immediately preceding the consummation of the Change in Control or Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

(4)         for Performance Awards, the amount per Performance Award as the Committee in its sole discretion may determine (which may be zero dollars); or

(G)         make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or Restructure.

The Company shall promptly notify each holder of an outstanding Award of any election or action taken by the Company under this Section 9(e). In the event of any election or action taken by the Company pursuant to this Section 9(e) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the holder thereof, that holder shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Committee. The failure of the holder to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Committee under this Section 9(e), including, without limitation, any redemption of an Award as of the consummation of a Change in Control or

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Restructure. Any cash payment to be made by the Company pursuant to this Section 9(e) in connection with the redemption of any outstanding Awards shall be paid to the holder thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructure (including a Change in Control involving a Restructure) that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the holder of such Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of shares of Stock had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

Section 10.         General Provisions.

(a)         Transferability.

(i)         Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award, or authorize all or a portion of an Award to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Award Agreements with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii)         Qualified Domestic Relations Orders. Except as may be expressly provided in the applicable Award Agreement, an Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)         Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10(a), an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)         Effect of Transfer. Following the transfer of any Award as contemplated by this Section 10(a), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

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(v)         Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under this Section 10(a) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)         Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)         Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board. If tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c)         Changes to this Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)         Evidencing Stock. The Stock or other securities (including shares of Restricted Stock) of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make

Appendix A

appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(e)         Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants, employees or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(f)         Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(g)         Nonexclusivity of this Plan. Neither the adoption of this Plan by the Company nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other Person shall have any claim against the Company or any Subsidiary as a result of any such action.

(h)         Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code, in each case, only to the extent such sections of the Code are applicable. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(i)         Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. Except to the extent otherwise provided in any applicable Award Agreement, with respect to any claim or dispute related to or arising under this Plan, the Company and the Participants consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Dallas County, Texas.

(j)         Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any

Appendix A

applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or the grant or settlement of any other Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any other Award shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)         Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 10(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)         Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(m)         Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n)         Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board or a committee thereof, may adopt, either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission, and that the Company determines should apply to Awards under this Plan. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to such Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

Appendix A

(o)         Plan Effective Date and Term. This Plan, as amended and restated, was adopted by the Company to be effective on the Effective Date. No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date, which is May 19, 2026. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

    IN WITNESS WHEREOF, the Company has caused the execution of this Plan by its duly authorized officer, effective as of the Effective Date.

PIONEER NATURAL RESOURCES COMPANY

By:
Name: Mark H. Kleinman
Title: Senior Vice President and General Counsel

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY ««« IMMEDIATE

24 Hours a Day, 7 Days a Week or by Mail

PIONEER NATURAL RESOURCES COMPANY	PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2016

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares until 6:00 p.m., Central Time, on May 18, 2016.
TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537 to vote your shares until 6:00 p.m., Central Time, on May 18, 2016.
Have this proxy card in hand when you call, and follow the instructions.
Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote by internet or phone, please do not return the card below.
Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote by internet or phone, please do not return the card.	TO VOTE BY MAIL Mark, sign and date the proxy card below, and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” THE PROPOSALS AS TO ITEMS 2, 3, 4 AND 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

	Please mark your votes like this	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3, 4 AND 5. ITEM 1 - ELECTION OF DIRECTORS	ITEM 2 - RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016	FOR ☐	AGAINST ☐	ABSTAIN ☐

(01) Edison C. Buchanan

(02) Andrew F. Cates

(03) Timothy L. Dove

(04) Phillip A. Gobe

(05) Larry R. Grillot

(06) Stacy P. Methvin

(07) Royce W. Mitchell

(08) Frank A. Risch

(09) Scott D. Sheffield

(10) Mona K. Sutphen

(11) J. Kenneth Thompson

(12) Phoebe A. Wood

(13) Michael D. Wortley

☐  FOR   ☐   AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

		FOR	AGAINST	ABSTAIN
	ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	ITEM 4 - APPROVAL OF THE AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN	☐	☐	☐
	ITEM 5 - APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN TO COMPLY WITH THE STOCKHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	FOR ☐	AGAINST ☐	ABSTAIN ☐
IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.
« «« «««

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature                                                                                                   Signature                                                                                  Date                                  , 2016.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the Internet!

Visit Continental Stock Transfer’s website at

www.continentalstock.com

for their Internet Stockholder Service - ContinentaLink

Through this service, stockholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. Choose “Shareholder” at the top of the home page and select “Shareholder Login.” From there, you can either “View a Sample Account” or you can register (choose “First Time Visitor” then “New Member Sign-Up”). Guidance is provided on the website.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

  The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote, as designated on the reverse side of this form, all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 2016, and any adjournment or postponement thereof, upon the matters set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY ««« IMMEDIATE

24 Hours a Day, 7 Days a Week or by Mail

PIONEER NATURAL RESOURCES COMPANY	PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2016

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website. Follow the instructions on the screen to vote your shares.
TO VOTE BY PHONE
Call toll-free (in the U.S.) 1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.
Your Internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote by Internet or phone, please do not return the card below.
Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote by internet or phone, please do not return the card.	TO VOTE BY MAIL Mark, sign and date the proxy card below, and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” THE PROPOSALS AS TO ITEMS 2, 3, 4 AND 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

	Please mark your votes like this	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3, 4 AND 5. ITEM 1 - ELECTION OF DIRECTORS	ITEM 2 - RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016	FOR ☐	AGAINST ☐	ABSTAIN ☐

(01) Edison C. Buchanan

(02) Andrew F. Cates

(03) Timothy L. Dove

(04) Phillip A. Gobe

(05) Larry R. Grillot

(06) Stacy P. Methvin

(07) Royce W. Mitchell

(08) Frank A. Risch

(09) Scott D. Sheffield

(10) Mona K. Sutphen

(11) J. Kenneth Thompson

(12) Phoebe A. Wood

(13) Michael D. Wortley

☐  FOR   ☐   AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

☐  FOR    ☐  AGAINST   ☐  ABSTAIN

		FOR	AGAINST	ABSTAIN
	ITEM 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	ITEM 4 - APPROVAL OF THE AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN	☐	☐	☐
	ITEM 5 - APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN TO COMPLY WITH THE STOCKHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	FOR ☐	AGAINST ☐	ABSTAIN ☐
IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.
« «« «««

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature                                                                                               Signature                                                                              Date                              , 2016.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 19, 2016. Your voting instruction must be received by 4:00 p.m. Central Time, on May 16, 2016 to allow Vanguard to vote according to your instruction.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

  In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 19, 2016, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side of this form, as designated on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof. I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)